UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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HANCOCK HOLDING COMPANY
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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March 6, 2014

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our Shareholders:

Hancock Holding Company (the Company) will hold its Annual Meeting of Shareholders on Tuesday, April 15, 2014, at 10:00 a.m. local time at One Hancock Plaza, 2510 14th Street, Gulfport, Mississippi, for the following purposes:

1.	To elect four directors to serve until the 2017 annual meeting;

2.	To approve the Hancock Holding Company 2014 Long Term Incentive Plan;

3.	To hold an advisory vote on the compensation of our named executive officers; and

4.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the books of the Company and its subsidiaries for 2014.

Only holders of record of our common stock at the close of business on February 21, 2014 are entitled to notice of, and to vote at, the meeting or any adjournment thereof. We direct your attention to the attached proxy statement for more complete information regarding the matters to be acted upon at the annual meeting.

Your vote is important, whether or not you expect to attend the meeting. If voting by mail, please mark, date, sign and promptly return the enclosed proxy in the accompanying envelope. No postage is required if mailed in the United States. You may later revoke your proxy and vote in person.

By order of the Board of Directors,

James B. Estabrook, Jr.	Carl J. Chaney	John M. Hairston
Chairman of the Board	President & CEO	CEO & Chief Operating Officer

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting

to be held on April 15, 2014:

The notice of annual meeting, proxy statement, proxy card and the 2013 annual report for the period ending December 31, 2013, are available at http://hancockbank.com/annualmeeting.

HANCOCK HOLDING COMPANY

PROXY STATEMENT

FOR

ANNUAL MEETING TO BE HELD ON APRIL 15, 2014

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

You are receiving these materials because you owned shares of the Company’s common stock at the close of business on February 21, 2014, the record date for the meeting, and are entitled to vote those shares at the meeting. This proxy statement, along with a proxy card or a voting instruction card, is available to you online at http://hancockbank.com/annualmeeting beginning March 6, 2014 and, in some cases, we have delivered printed proxy materials to you. This proxy statement summarizes information you need to vote on the matters that will be considered at the annual meeting. You do not need to attend the annual meeting in person to vote your shares.

Why did I receive a notice of internet availability of proxy materials instead of a full set of proxy materials?

In accordance with the rules of the U.S. Securities and Exchange Commission (the SEC), we are permitted to furnish proxy materials, including this proxy statement and our 2013 annual report, to shareholders by providing access to these documents on the internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless requested. Instead, most shareholders will only receive a notice that provides instructions on how to access and review the proxy materials on the internet. The notice also provides instructions on how to submit your proxy and voting instructions via the internet. If you would like to receive a printed or email copy of our proxy materials free of charge, please follow the instructions for requesting the materials in the notice.

Where and when is the annual meeting?

We will hold the annual meeting on April 15, 2014, at 10:00 a.m. local time at One Hancock Plaza, 2510 14th Street, Gulfport, Mississippi 39501. To obtain directions to attend the annual meeting and vote in person, please contact Investor Relations by telephone at (504) 299-5208 or toll free at (800) 347-7272, ext. 4-10-5208, or by email at trisha.carlson@hancockbank.com.

Who is soliciting my proxy?

Our Board of Directors (our Board) is soliciting a proxy for the shares that you are entitled to vote at our 2014 annual meeting, whether or not you attend in person. By completing and returning the proxy card or voting instruction card, or submitting your proxy online, you are authorizing the proxy holder to vote your shares at our annual meeting in accordance with your instructions.

Who may vote at the annual meeting?

You may vote at the annual meeting if you owned Company common stock at the close of business on February 21, 2014, the record date for the meeting. You are entitled to one vote for each share of common stock you held on the record date, including shares:

•	held directly in your name with our transfer agent, as to which you are referred to as the “shareholder of record;”

•	held for you in an account with a broker, bank or other nominee (shares held in “street name”); and

•	credited to your employee account in the Hancock Holding Company 401(k) Savings Plan and Trust (the Hancock 401(k) plan).

How many shares must be present to hold the annual meeting?

A majority of the Company’s outstanding shares of common stock as of the record date must be present at the annual meeting to convene the meeting and conduct business. This is called a quorum. On the record date, there were 84,249,065 shares of Company common stock outstanding and entitled to vote. Accordingly, 42,124,534 shares of our common stock constitute a quorum. Shares that are voted, broker non-votes (as described below), and shares as to which voting authority is withheld are treated as being present at the annual meeting for purposes of determining whether a quorum is present. Your shares are counted as present at the annual meeting if you:

•	properly vote by submitting a proxy card or voting online prior to the annual meeting; or

•	are present and vote in person at the annual meeting.

What proposals are scheduled for a vote at the annual meeting?

There are four proposals scheduled for a vote at the annual meeting:

1.	The election of four directors to serve until the 2017 annual meeting;

2.	The approval of the Hancock Holding Company 2014 Long Term Incentive Plan (the 2014 LTIP);

3.	An advisory vote on the compensation of our named executive officers (the “say-on-pay” proposal); and

4.	The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the books of the Company and its subsidiaries for 2014.

How do I vote my shares in person at the annual meeting?

If you choose to vote in person at the annual meeting:

•	if you are a registered shareholder of record or hold shares in the Hancock 401(k) plan, you should bring the enclosed proxy card(s) and proof of identity;

•	if you hold your shares in street name, you must obtain and bring a broker representation letter in your name from your bank, broker or other holder of record and proof of identity; or

•	if you received a notice of internet availability of proxy materials in lieu of printed materials, you should bring the notice and proof of identity.

At the appropriate time during the annual meeting, we will ask the shareholders present whether anyone wishes to vote in person. You should raise your hand at this time to receive a ballot to record your vote.

Even if you plan to attend the annual meeting, we encourage you to vote online or by mail (as described below) so your vote will be counted if you later decide not to attend in person.

How do I vote my shares without attending the annual meeting?

Whether you hold shares in your own name, in street name or through the Hancock 401(k) plan, you may vote your shares without attending the annual meeting.

Shareholders of Record: You may vote by granting a proxy in either of the following ways:

•	By Internet – You may submit your proxy online by following the instructions on the notice or proxy card prior to the deadline for internet voting. If you submit your vote online, you do not need to return a proxy card. Our internet voting procedures will authenticate your identity as a shareholder, allow you to give your voting instructions and confirm that your instructions have been properly received. The deadline for online voting is 3:00 p.m. Central Time on April 14, 2014.

•	By Mail – You may vote by mail by signing, dating, and returning your proxy card in the postage paid envelope provided if you received or requested printed materials. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and your title or capacity. The Corporate Secretary must receive your proxy card by 9:00 a.m. Central Time on April 15, 2014 in order for your shares to be voted.

Street Name Shareholders: For shares held in street name, you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, if permitted by your broker or nominee, submit voting instructions online. If you provide specific voting instructions, your broker or nominee will vote your shares as you direct.

Shareholders through the Hancock 401(k) Plan: Participants in the Hancock 401(k) plan will receive a proxy card for voting shares held for their benefit under the Hancock 401(k) plan. You may vote by internet or by mail pursuant to the same procedure outlined above for Shareholders of Record. You may also vote by phone following the instructions on your proxy card. The deadlines for online and phone voting for shareholders through the Hancock 401(k) plan is 11:59 p.m. Eastern Time on April 14, 2014.

What happens if I submit a proxy without complete instructions, or if I do not vote at all? On which proposals may my shares be voted without receiving voting instructions from me?

If you properly execute and return a proxy or voting instruction card, or submit your proxy online, your stock will be voted as you specify.

If you do not submit a proxy or voting instruction card, or if you submit a proxy with incomplete voting instructions, whether your shares may be voted depends upon two factors – whether you are a shareholder of record or a street name shareholder and, if you are a street name shareholder, whether the proposal is considered routine under New York Stock Exchange rules that apply to securities intermediaries (such as brokers, banks, and other nominees).

Shareholders of Record: If you are a shareholder of record and you execute a proxy (by returning your proxy card or by voting online) with incomplete voting instructions, your shares will be voted in accordance with the recommendations of our Board as provided in the chart below. If you do not submit a proxy at all and do not vote in person at the annual meeting, your shares will not be voted on any matter.

Street Name Shareholders: If you hold shares in street name and you do not provide voting instructions to your broker, bank, or other nominee, your broker, bank, or other nominee only has discretionary authority to vote your shares on routine matters. The proposal to ratify the retention of the independent registered public accounting firm is considered a routine matter; however, the proposal to elect directors, the proposal to approve the 2014 LTIP and the say-on-pay proposal are considered non-routine matters. Therefore, if you do not provide voting instructions on the proposal to elect directors, the proposal to approve the 2014 LTIP or the say-on-pay proposal, your shares will not be voted on those proposals.

Shareholders through the Hancock 401(k) Plan: If you hold shares as a participant in the Hancock 401(k) plan and you do not provide voting instructions on any matter (either by not returning a proxy card or voting by phone or online or due to incomplete voting instructions) and you do not vote in person by attending the meeting, your shares will not be voted on the matter for which instructions are not received.

A broker non-vote occurs when a broker holding shares for you in street name submits a proxy that votes your shares on one or more matters, but does not vote (the broker non-vote) on non-routine matters with respect to which you have not given voting instructions.

What are my voting options for each proposal? How does the Board of Directors recommend that I vote? How many votes are required to approve each proposal? How are the votes counted?

The following chart explains what your voting options are with regard to each matter proposed in this proxy statement, how the Board of Directors recommends that you vote on each proposal, what vote is required for each proposal to be approved, and how abstentions, withheld votes, and broker non-votes will affect the outcome of each proposal.

Proposal	Election of Directors	Approval of the 2014 LTIP	Say-on-Pay (advisory)	Ratification of Selection of Auditors for 2014
Your Voting Options	You may vote “FOR” each nominee or choose to “WITHHOLD” your vote for one or more of the four nominees.	You may vote “FOR” or “AGAINST” this proposal or you may “ABSTAIN” from voting.	You may vote “FOR” or “AGAINST” this proposal or you may “ABSTAIN” from voting.	You may vote “FOR” or “AGAINST” this proposal or you may “ABSTAIN” from voting.
Recommendation of the Board of Directors	The Board recommends you vote “FOR” each of the four nominees.	The Board recommends that you vote “FOR” the approval of the 2014 LTIP	The Board recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.	The Board recommends that you vote “FOR” ratification of our selection of PricewaterhouseCoopers LLP as our auditors for 2014.
Vote Required for Approval	Plurality of the votes cast*	Majority of the votes cast	Majority of the votes cast	Majority of the votes cast

Effect of Withheld Vote or Abstention	No effect	No effect	No effect	No effect

Effect of Broker Non-vote	No effect	No effect	No effect	Not applicable

*	This means that the four nominees who receive the most votes will be elected as directors.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one notice or proxy card, it means you hold shares registered in more than one name, through multiple street name accounts, or that you hold shares through the Hancock 401(k) plan in addition to other shares. To ensure that all of your shares are voted, sign and return each proxy card, or if you vote online, vote separately for each notice or proxy card you receive. If you plan to vote in person at the annual meeting, please bring all notices and proxy cards with you in addition to the any other required items listed under “How do I vote my shares in person at the annual meeting?”

May I change my vote?

Yes. Your proxy may be revoked or changed at any time before it is voted by providing notice in writing to our Corporate Secretary, by our timely receipt of another proxy with a later date or by a later-dated online vote, or by voting in person at the annual meeting. Written notice should be provided to Joy Lambert Phillips, our Corporate Secretary, at or before the annual meeting. Ms. Phillips’ office is located in One Hancock Plaza, 2510 14th Street, Suite 610, Gulfport, Mississippi 39501. The notice must be received prior to the exercise of the proxy. Your attendance alone at the annual meeting will not be enough to revoke your proxy.

If you hold shares in street name, you must follow your broker’s instructions to change your vote.

Who pays for soliciting proxies?

The Company pays all costs of soliciting proxies. We have retained Morrow & Co. at an approximate fee of $7,000, plus associated costs and expenses, to assist in the soliciting of proxies. In addition, directors, officers and regular employees of the Company and its banking subsidiaries, Hancock Bank and Whitney Bank (the Banks), may solicit proxies by mail, telephone, facsimile machine or personal interview, but will not receive additional compensation for such solicitations.

Could other matters be considered and voted upon at the annual meeting?

Our Board does not expect to bring any other matter before the annual meeting, and it is not aware of any other matter that may be considered at the annual meeting. In addition, pursuant to our bylaws, the time has elapsed for any shareholder to properly bring a matter before the annual meeting. However, if any other matter does properly come before the annual meeting, each of the proxy holders will vote such shares in his discretion.

What happens if the annual meeting is postponed or adjourned?

Unless a new record date is fixed, your proxy will still be valid and may be voted at the postponed or adjourned annual meeting. You will still be able to change or revoke your proxy until it is used to vote your shares of our common stock.

How do I get additional copies of SEC filings?

Copies of all of our filings with the SEC may be obtained free of charge by clicking on “SEC Filings” under “Investor Relations” on our website at www.hancockbank.com.

If you would like to receive a printed copy of our reports on Forms 10-K and 10-Q as filed with the SEC, you may request these by contacting Trisha V. Carlson, Manager, Investor Relations, Hancock Holding Company, by mail at P. O. Box 4019, Gulfport, Mississippi 39502; or by phone at (504) 299-5208 or toll free (800) 347-7272, ext. 5208; or by sending an e-mail to the following address: trisha.carlson@hancockbank.com. We will provide printed copies of our Forms 10-K and 10-Q to you free of charge (including any financial statements and financial statement schedules), but delivery of any other exhibits to those filings will require advance payment of a fee.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Articles of Incorporation provide for a Board of at least nine directors divided into three classes. As of the record date, we had 16 directors. By Board resolution, the Board size will be reduced to 15 directors effective as of the date of the annual meeting, as one director whose term expires at the annual meeting (Mr. Pace) is not standing for re-election.

Four directors will be elected at this year’s annual meeting. The Corporate Governance and Nominating Committee (the Corporate Governance Committee) met in February 2014 to evaluate the nominees standing for election. Based on the Corporate Governance Committee’s evaluation and with their unanimous recommendation, the Board has nominated the following four persons for election to a three-year term expiring at the Company’s 2017 annual meeting: Frank E. Bertucci, Carl J. Chaney, Terence E. Hall and Thomas H. Olinde. Each of these individuals is currently serving as a director of our Company.

The Board recommends that shareholders vote “FOR” all four nominees. In the unexpected event that, prior to the date of the annual meeting, any such nominee is unwilling or unable to serve, it is intended that the proxy holders will vote for the election of any replacement nominee recommended by the Board.

In 2013, our Board adopted a director resignation policy. The policy provides that if a director standing for election receives a greater number of “withheld” votes than “for” votes, the director will promptly tender his or her resignation. The Corporate Governance Committee will recommend to the Board whether to accept the resignation or reject it and otherwise address any noted shareholder concerns. The Board will act on the Committee’s recommendation within 90 days of the annual meeting, and the Company will disclose the Board’s decision and any other material information in a Form 8-K.

Nominations for election to the Board may be made as set forth under the heading “Corporate Governance and Nominating Committee” on page 19 of this proxy statement.

INFORMATION ABOUT DIRECTOR NOMINEES

The following table sets forth information we obtained from the nominees about: (a) their principal occupations for the last five years; (b) directorships they hold or have held within the last five years with other public companies; (c) their ages at February 21, 2014; (d) the year they were first elected as a director; and (e) a description of positions and offices they hold with the Company or the Banks (other than as a director), as applicable. The table also sets forth the director’s particular experience, qualifications, attributes, or skills that, when considered in the aggregate, led the Board to conclude that the person should serve as a director of the Company.

Nominees for a Term Expiring in 2017

Frank E. Bertucci Director since 2000 Age 57

Frank E. Bertucci has been employed with F.E.B. Distributing Co., Inc., a regional beverage wholesaler since 1978 and has served as its President since 1990. Since 2001, Mr. Bertucci has served as Chief Executive Officer of Capital City Beverage, Jackson, Mississippi, a beverage distributorship that has been in business since 1941. He has served on the Audit Committee, Loan Oversight Committee and is currently the Chair of the Compensation Committee.

Mr. Bertucci is a director of the Mississippi Malt Beverage Association in Jackson, Mississippi and a director of Fullhouse Venture Company L.P. of Gulfport, Mississippi, a limited partnership engaged in the business of real estate holdings. Mr. Bertucci’s companies are present throughout Mississippi, including the two largest markets in the state, one of which is the Gulf Coast region. Mr. Bertucci has been active in the U. S. Special Olympics organization, as well as a number of other charitable organizations throughout the Mississippi Gulf Coast market. He is a member of the Gulf Coast Business Council. Mr. Bertucci has been involved in the banking industry since 1995, when he became an Advisory Director of Hancock Bank, bringing to it his lifelong knowledge of the Mississippi Gulf Coast and its economy.

Mr. Bertucci’s substantial business experience coupled with his involvement in the banking industry and with economic development projects provide him with extensive knowledge of our business, as well as an in-depth knowledge of the Mississippi market. This broad knowledge of the banking industry and our Mississippi market make him an effective director of the Company.

Carl J. Chaney Director since 2006 Age 52

Carl J. Chaney is President and Chief Executive Officer of Hancock Holding Company. He has served as our Chief Executive Officer since 2006 and as President since 2008. He served as Chief Financial Officer and Executive Vice President of the Company, Hancock Bank, Gulfport, Mississippi and Hancock Bank of Louisiana from 1998 to 2006. Prior to joining the Company, Mr. Chaney was a bank merger and acquisition and regulatory attorney representing banks throughout 13 states in the Southeast and Southwest.

Mr. Chaney serves on the Board of Directors of the Federal Reserve Bank of Atlanta, New Orleans Branch. He has served as a Director of Mississippi Power Company, Gulfport, Mississippi, since 2009, and is currently the Chairman of its Compensation Committee and a member of its Controls and Compliance Committee. He also served on the Board of Directors of Avoca Inc. from 2012 to 2013. Mr. Chaney is Past Chairman of the Mississippi Banker’s Association; Past Treasurer and Director of the Mississippi Economic Council; and Past Director of the Mississippi Partnership for Economic Development. He is a Director of the Gulf Coast Business Council; a Director of Gulf Coast Renaissance Corporation; a Board

Member and former Chairman of the University of Mississippi Banking and Finance Advisory Council and currently serves on the Board of Directors of the Ole Miss Alumni Association. Mr. Chaney is a course coordinator and instructor at the Graduate School of Banking at LSU and an instructor at the Mississippi School of Banking and the Alabama Banking School. Mr. Chaney is a frequent speaker at national conferences and conventions regarding the banking industry.

Mr. Chaney’s significant banking and pertinent legal experience make him an asset to our Board. In addition, the business, leadership and management skills he has developed as our President and Chief Executive Officer give him a unique insight into our Company’s operations and challenges and make him a valued member of our Board.

Terence E. Hall Director since 2011 Age 68

Terence E. Hall has served as Chairman of the Board of Superior Energy Services, Inc. (Superior) since December 2010. He also served as Executive Chairman of Superior from May 2010 to December 2010 and as Chairman of the Board and Chief Executive Officer from 1995 to 2010. Mr. Hall also served as a director of Whitney Holding Corporation and Whitney National Bank from 2009 until 2011 when he joined our Board in connection with the merger. Mr. Hall is a member of our Compensation Committee.

Energy related lending, especially lending to support service activities such as those engaged in by Superior, is a significant industry segment for our Company. Headquartered in Houston, Texas, Superior has facilities located in many of the same cities and towns in South Louisiana that host Whitney Bank’s locations. This, coupled with Mr. Hall’s tenure on the Whitney Holding Corporation Board during which he served on its Executive Committee, Nominating and Corporate Governance Committee, and Compensation and Human Resources Committee, has provided Mr. Hall with valuable insight into commercial and support service industry banking needs in many of our important markets.

Mr. Hall’s qualifications as a Company director include his law degree and decade of experience as a practicing attorney, as well as the insights he gained over several years as an entrepreneur and business manager prior to founding Superior in 1987. Mr. Hall’s substantial experience as an executive of a large public company engaged in the oil and gas industry, which plays a vital role in the economies of many of the Gulf South markets served by the Company, makes him an effective Company director.

Thomas H. Olinde Director since 2009 Age 58

Thomas H. Olinde has served as President of Olinde Hardware and Supply Co., Inc. since 1997 and is also a managing member and director of B. Olinde and Sons Co., LLC. Through these companies, Mr. Olinde operates and manages a network of retail furniture stores operating in most of the central and south Louisiana markets where Whitney has a presence. Previously Mr. Olinde worked as a credit manager gaining valuable experience in retail credit extension and collections. Mr. Olinde has been a director of Whitney Bank (formerly Hancock Bank of Louisiana) since 2006. Mr. Olinde is a member of our Compensation Committee.

Mr. Olinde is a past Chairman and President of the Furniture Marketing Group, the largest furniture buying group of independent furniture dealers in the country, and is a past board member of the National Home Furnishings Association, the nation’s largest organization devoted to home furnishings retailers. Additionally, Mr. Olinde is a former member of the Broyhill Furniture National Dealer Council and a past director of the National Coalition of Community and Justice. A leader in local business and civic organizations, Mr. Olinde currently serves as Chairman of the Board of Our Lady of the Lake Elderly Housing, board member of the Louisiana Retailers Association, a member of the Volunteer Services Council of the Louisiana School for the Visually Impaired, and is a past Chairman and Director of the Better Business Bureau of Baton Rouge, a past president of the Baton Rouge Speech and Hearing Foundation and a recipient of the Volunteer Activist Award in the greater Baton Rouge area.

Mr. Olinde’s extensive community ties in markets served by the Company and his broad business experience make him an effective director of the Company.

THE BOARD RECOMMENDS A “FOR” VOTE FOR ALL NOMINEES

INFORMATION ABOUT INCUMBENT DIRECTORS

The following table sets forth information we obtained from our incumbent directors with terms expiring in 2015 and 2016 about: (a) their principal occupations for the last five years; (b) directorships they hold or held within the last five years with other public companies; (c) their ages at February 21, 2014; (d) the year they were first elected as a director; and (e) a description of positions and offices they hold with the Company or the Banks (other than as a director), as applicable. The table also sets forth the director’s particular experience, qualifications, attributes, or skills that, when considered in the aggregate, led the Board to conclude that the person should serve as a director of the Company. Unless otherwise specified, references herein to the merger shall mean the merger between the Company and Whitney Holding Corporation on June 4, 2011.

Incumbent Directors with Terms Expiring in 2015

John M. Hairston Director since 2006 Age 50

John M. Hairston was named Chief Executive Officer of the Company in 2006, then Chief Executive Officer and Chief Operating Officer in 2008. He served as Chief Operations Officer from 1994 to 2006 and as Executive Vice President of the Company, Hancock Bank and Hancock Bank of Louisiana from 1994 to 2006.

Mr. Hairston serves on the Board of Directors and Board Audit Committee of the American Bankers Association. He is also Chairman of the Mississippi Gaming Commission; the gaming industry is an integral part of the Gulf Coast region. He is past Chairman of the Mississippi Information Technology Services Board of Directors and Mississippi State University College of Business Advisory Board. He currently serves on the Board of the Mississippi State University Research & Technology Corporation, the Gulf Coast Business Council Board of Directors, and serves on the faculty of the Louisiana State University Graduate School of Banking in Baton Rouge, LA. He serves as Trustee on the Executive Committee of the National World War II Museum located in New Orleans, Louisiana.

Mr. Hairston’s significant banking experience makes him an asset to our Board. In addition, the business, leadership and management skills he has developed as our Chief Operating Officer and Chief Executive Officer, give him a unique insight into our Company’s operations and challenges, and make him a valued member of our Board.

James H. Horne Director since 2000 Age 62	James H. Horne has been co-owner and President of Handy Lock Self Storage Centers since 1993, and has been a real estate developer since 1979. He also manages several large, industrial warehouses. He has served on various Board committees, including the Audit Committee and as Chair of the Corporate Governance and Nominating Committee in 2012. He is also currently a member of our Corporate Governance and Nominating and Board Risk Committees.

Mr. Horne has been involved in the appraisal, management and development of real estate on the Mississippi Gulf Coast since 1974. He began his service on the Hancock Bank Board in 1995. He spent over 30 years as an MAI real estate appraiser on the Mississippi Gulf Coast, and he is a past president of the Mississippi Chapter of the Appraisal Institute. His extensive appraisal experience involved commercial and industrial properties, as well as timberlands, and has been sought and utilized by banks throughout the Gulf Coast market. In addition to his appraisal career, Mr. Horne also has experience in the real estate development business, having developed subdivisions and a chain of self-storage facilities on the Mississippi Gulf Coast and in the Mobile area (two important markets of the Company).

His substantial real estate investment experience and his extensive knowledge of the Mississippi Gulf Coast and its real estate market combine to make him an effective director of the Company.

Jerry L. Levens Director since 2009 Age 57

Jerry L. Levens has been a partner since 1992 at the regional CPA firm of Alexander, Van Loon, Sloan, Levens & Favre, PLLC, based on the Mississippi Gulf Coast, and is the partner in charge of all of the firm’s audit and assurance engagements. Prior to joining the Hancock Holding Company Board of Directors, he served as a director of Hancock Bank (Mississippi) from 2008 to 2009. He currently serves as Chair of the Board Risk Committee and as a member of the Audit Committee.

Mr. Levens has worked in the accounting field since 1978. He has substantial academic and professional credentials, including an undergraduate degree in accounting from the University of Mississippi, a Mississippi certified public accounting license, and is a certified fraud examiner. He is a member of the American Institute of Certified Public Accountants (AICPA) and was an elected member of its Governing Council representing the State of Mississippi CPAs, is a member and past president of the Mississippi Society of Certified Public Accountants (MSCPA), and was appointed by a former Governor to a five year term to the Mississippi State Board of Public Accountancy serving one year as its chairman. Mr. Levens is also a member of the National Association of Corporate Directors (NACD) and was recently appointed as a Board Leadership Fellow; on the Board of Directors of the Mississippi Gulf Coast Chamber of Commerce Foundation, Inc. where he serves as the current Chairman; on the Board of Directors of the Infinity Science Center, Inc. where he serves as the current Chairman; on the Board of Commissioners for the Mississippi Gulf Coast Regional Convention and Visitors Bureau, where he serves as Chair of the Board’s Governance Committee and serves on the Board’s Audit Committee; Immediate Past Chairman of the Finance Council for the Catholic Diocese of Biloxi, Inc.; and Immediate Past Chairman of the Pastoral Council at St. Thomas the Apostle Catholic Church. At the University of Mississippi, Mr. Levens serves on the E. H. Patterson School of Accountancy Professional Advisory Council. He has received numerous awards and commendations for his professional, civic, and business activities.

Mr. Levens’ substantial experience in finance, accounting, auditing, and business has prepared him to serve on and make him a valuable asset to our Board.

R. King Milling Director since 2011 Age 73

R. King Milling was formerly the Vice Chairman of Whitney Holding Corporation and Whitney National Bank, from March 2007 to December 2008. He also served as a director of Whitney Holding Corporation and Whitney National Bank from 1978 to 2011, and he has been a director of Whitney Bank since 2011.

Mr. Milling was elected to the Whitney Holding Corporation Board in 1978 and served as President from 1984 to 2007 and as Vice Chairman from 2007 to 2008. He has substantial knowledge of all assets and liabilities held by Whitney Holding Corporation, now part of Hancock Holding Company, including its customers and the New Orleans, Houston, Mobile, Tampa and Pensacola markets. Prior to his election as President of Whitney Holding Corporation, Mr. Milling practiced law in New Orleans since 1965, thereby developing skills that serve him well as a director. His involvement in civic and governmental initiatives important to the Company’s markets is extensive; including those with a focus on Louisiana’s eroding coastline and exposure to disasters like hurricanes Katrina and Rita in 2005. A partial list of his current contributions includes service as Chairman, Governor’s Advisory Commission on Coastal Restoration and Conservation since 2002; Member, Coastal Protection and Restoration Authority; Chairman, America’s WETLAND Foundation; director, Louisiana Disaster Recovery Foundation, the Trust for Coastal Stewardship, and a member of the Board of Trustees of the National Fish and Wildlife Foundation.

His banking expertise and prominence in civic and governmental initiatives are important to the Company’s south Louisiana markets and combine to make Mr. Milling an effective director of the Company.

Christine L. Pickering Director since 2000 Age 53

Christine L. Pickering has been the owner of Christy Pickering, CPA since 1991. She has also served as a director of Mississippi Power Company since 2007. She has been an Advisory Director of Hancock Bank since 1995. She is Chair of the Corporate Governance and Nominating Committee and a member and former Chair of the Audit Committee.

Ms. Pickering has substantial financial and accounting expertise due to her experience as a licensed Certified Public Accountant for the past 26 years. She is a member of the American Institute of Certified Public Accountants. Ms. Pickering is a director of Mississippi Power Company, Gulfport, Mississippi, where she is the past Chair of the Controls and Compliance Committee. She is a Board member and Audit Committee Chair of Gulf Coast Renaissance Corporation, and a Trustee of the Mississippi Institutions of Higher Learning.

Her wealth of financial and accounting expertise combined with her extensive knowledge of the Gulf Coast market make Ms. Pickering an effective director of the Company.

Incumbent Directors with Terms Expiring in 2016

James B. Estabrook, Jr. Director since 1995 Age 69	James B. Estabrook, Jr., who has served as Chairman of our Board since 2009, is President of Estabrook Motor Co., Inc., a position he has held since 1967. He is also the President of Estabrook Automotive, Inc. These two enterprises are multi-line automobile dealerships serving the Mississippi Gulf Coast markets. In addition, Mr. Estabrook serves as Secretary and Treasurer/Director of Versant Holding Company, President of Auto Credit, Inc. (an automobile finance business), President of Estabrook Properties, LLC (a real estate business), President of Falcon Leasing and Rental, Inc. (a daily rental automobile business) and President of Gulf Coast Financial Corp., Inc. of Pascagoula, Mississippi. Mr. Estabrook is a member of our Board Risk Committee.

Mr. Estabrook has held several leadership positions in a range of regional and national automobile industry-related organizations and trade groups, including serving as Chairman of Ford Dealer Advertising Fund (Southern Quality Dealers), Chairman of the Ford Zone Dealer Council and past President and Director of the Mississippi Automobile Dealers Association. Mr. Estabrook has also served on the boards of numerous economic development and business councils in addition to leadership positions in several civic and charitable groups. He has been an Advisory Director of Hancock Bank since 1985.

Mr. Estabrook’s significant experience in the Mississippi market as a business leader provides him with a wealth of knowledge in dealing with operational, strategic, financial, and regulatory matters at the board level, making him qualified to serve as a member of our Board of Directors.

Hardy B. Fowler Director since 2011 Age 62

Hardy B. Fowler served as the Office Managing Partner of the New Orleans office of the international accounting firm of KPMG from October 2002 to September 2009. In his 34-year career with KPMG, he spent 25 years as a tax partner. Mr. Fowler was a director of Whitney Holding Corporation and Whitney National Bank from 2009 until 2011, when he joined our Board in connection with the merger. Mr. Fowler is a member of our Audit and Corporate Governance and Nominating Committees and, as of January 2013, is the Chairman of our Audit Committee.

Mr. Fowler, a Certified Public Accountant, has substantial academic and professional credentials, including an undergraduate degree in finance and an MBA. He has significant civic and community ties to New Orleans, including service on the boards of the Bureau of Governmental Research, the Business Council of New Orleans, Junior Achievement, and many other civic organizations including Louisiana State University’s Tiger Athletic Foundation, Lambeth House and Trinity Episcopal School.

Mr. Fowler’s long career with an international accounting firm provides him with extensive experience in dealing with financial, tax, accounting and regulatory matters of a public company, and significant knowledge and connections in New Orleans, our largest market. This experience makes him a valuable asset to our Board and also positions him well to serve as Chair of our Audit Committee and to provide insights into strategies and solutions to address the challenges of our business.

Randall W. Hanna Director since 2009 Age 55	Randall W. Hanna is the Chancellor of the Florida College System, which serves approximately 900,000 higher education students through 28 institutions in Florida. The Florida College System is the primary access point for higher education in Florida and the leading provider of workforce education in the state. Prior to his November 2011 appointment as chancellor, Mr. Hanna served as Chairman and Managing Shareholder of Bryant Miller Olive, a legal firm with offices in Florida, Washington, D.C. and Atlanta. Under his leadership, the firm grew to become one of the leading firms in Florida, most notably in the area of public finance. During his legal career, he worked on complex financial and economic development transactions throughout the State of Florida. Prior to his appointment as a director of the Company, he served as a director of Hancock Bank of Florida from 2007 to 2010. Mr. Hanna has served as a member of the Audit Committee since October 2013.

Mr. Hanna is a member of the Florida Council of 100, a past chairman of the Greater Tallahassee Chamber of Commerce, a former member of Florida A & M University Board of Trustees, a past chairman of the State Board of Community Colleges, and a past chairman of the Florida Board of Bar Examiners. He previously served as Special Counsel to United States Senator Bob Graham and was appointed by Governor Rick Scott to the board of Career Source Florida. He was named as one of the “Most Influential Floridians” by Florida Trend Magazine.

As chancellor of a large college system, Mr. Hanna understands the management concerns created by varied interests and business units organized under a single organization operating in a public domain. His legal skills and substantial knowledge of the Florida market and its key industries also make him a valuable asset to our Board.

Eric J. Nickelsen Director since 2011 Age 69

Eric J. Nickelsen has been a real estate developer in the Florida panhandle market, from Pensacola to Destin and Fort Walton, since 1998. Before his career in real estate, Mr. Nickelsen was a banker, with varying responsibilities relating to operations and lending between 1966 and 1998. By the end of his banking career, Mr. Nickelsen led the Northwest Florida region for Barnett Bank, serving as its Chairman, President and CEO. Mr. Nickelsen was a director of Whitney Holding Corporation and Whitney National Bank from 2000 until 2011, when he joined our Board in connection with the merger. Mr. Nickelsen is a member of our Board Risk Committee.

Mr. Nickelsen is very involved in various civic and charitable organizations throughout the Florida panhandle, including serving as the chairman of institutions such as the Pensacola Junior College Foundation, the University of West Florida Foundation, the Pensacola Area Chamber of Commerce, Rebuild Northwest Florida, Inc. and the Sacred Heart Health System (a large health organization operating four hospitals and other facilities in the Florida panhandle) and as chairman or director of numerous other civic and community groups. Mr. Nickelsen is also active with the University of Florida, having served as the past National President of Gator Boosters, Inc. and currently serving on the board of The Athletic Association and The Foundation. He has received numerous awards and commendations for his past civic and business activities. Mr. Nickelsen served on virtually every board committee during his tenure on the Whitney Holding Corporation board, and served as Whitney’s lead independent director at the time of the merger.

Mr. Nickelsen’s significant experience in the banking and real estate industries, which provides him with extensive knowledge of our business, and his in-depth knowledge of the Florida panhandle market make him qualified to serve as a member of our Board of Directors.

Robert W. Roseberry Director since 2001 Age 63	Robert W. Roseberry is the owner and operator of Pine Lake Farms, LLC, managing approximately 2,000 acres of timber land. He retired from Hancock Bank in 2007, having served as President of its Northern Division from 2001 to 2007. Previously, Mr. Roseberry served as the Chairman and Chief Executive Officer of Lamar Capital Corporation, which was acquired by Hancock Holding Company in 2001. He served in various capacities at Lamar Bank from 1971 to 2001, including as Chairman and Chief Executive Officer from 1998 to 2001, President and Chief Executive Officer from 1986 to 1998, and director from 1972 to 2001. Mr. Roseberry is a member of our Board Risk Committee.

Mr. Roseberry is involved in numerous civic activities, including serving as mayor of Purvis, Mississippi from 1985 through 1988. In addition, he helped organize the Lamar County Economic Board and was its first President.

Mr. Roseberry’s substantial experience in the banking industry and with economic development projects provide him with extensive knowledge of our business, as well as an in-depth knowledge of the Mississippi market. This background, as well as his experience managing and operating a large private company, makes him qualified to serve as a member of our Board of Directors.

Anthony J. Topazi Director since 2007 Age 63

Anthony J. Topazi is the former Executive Vice President and Chief Operating Officer of Southern Company from 2010 to 2012. Based in Atlanta, Southern Company is one of the largest generators of electricity in the nation, serving both regulated markets across the southeast in Mississippi, Alabama, Florida and Georgia, and competitive markets across the U.S. He served as President and Chief Executive Officer of Mississippi Power Company from 2004 to September 2010. Mr. Topazi was an Advisory Director of Hancock Bank from 2004 to 2007 when he became a board member of Hancock Holding Co. Mr. Topazi is a member of our Compensation Committee.

Mr. Topazi served on the Board of the Federal Reserve Bank, New Orleans Branch from 2008 until December 2010. Additionally, Mr. Topazi has held numerous executive leadership positions with Gulf Coast business, economic and service organizations. He served as Chairman of Momentum Mississippi, a public-private partnership formed in 2004 by Governor Haley Barbour to develop the State of Mississippi’s long term economic development strategy. He also served as chairman of the Gulf Coast Business Council, and as Chairman of the Gulf Coast Renaissance Corporation, which focuses on the redevelopment of the coastal communities and housing for the workforce. Mr. Topazi has also served as a board member of the Mississippi Economic Council, the Mississippi Partnership for Economic Development, the Gulf Coast Community Foundation, and the Mississippi Gulf Coast Chamber of Commerce. Mr. Topazi was recently named a 2013 Financial Times Outstanding Director, one of five corporate directors to receive the honor in the country.

Mr. Topazi’s considerable senior management and economic development experience, as well as his significant regulatory experience given his career in a highly-regulated industry and his tenure on the board of the New Orleans branch board of the Federal Reserve, make him qualified to serve as a member of our Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of our common stock that are beneficially owned as of December 31, 2013 by persons known by us to beneficially own more than 5% of the outstanding shares of our common stock. Where indicated, the information in the table is based on our review of filings with the SEC, and is determined under Rule 13d-1 of the Securities Exchange Act of 1934, as amended (the Exchange Act). Each person listed below has sole voting and investment power with respect to the shares beneficially owned unless otherwise stated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	7,268,794	(1)	9.2%

State Street Corporation One Lincoln Street Boston, MA 02111	5,373,413	(2)	6.5%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	4,706,085	(3)	5.73%

(1)	Based on information dated as of December 31, 2013 contained in a Schedule 13G/A filed by BlackRock, Inc. (BlackRock) with the SEC on January 29, 2014. BlackRock reports that it has sole voting and sole dispositive power with respect to all shares of our common stock covered by its Schedule 13G/A. BlackRock has reported that the shares covered by the Schedule 13G/A are held in trust accounts for the benefit of the beneficiaries of those accounts and that, to BlackRock’s knowledge, no single beneficiary owns more than 5% of our total outstanding common shares.
(2)	Based on information contained in the Schedule 13G filed with the SEC on February 3, 2014 by State Street Corporation (State Street) as of December 31, 2013. State Street and certain of its subsidiaries, as registered investment advisers, share voting power and dispositive power with respect to all reported shares.
(3)	Based on information contained in the Schedule 13G filed with the SEC on February 11, 2014 by The Vanguard Group (Vanguard) as of December 31, 2013. Vanguard has sole voting power with respect to 125,596 shares, shared dispositive power with respect to 120,133 shares, and sole dispositive power with respect to 4,585,952 shares.

The following table shows the number of shares of our common stock beneficially owned as of February 20, 2014 by (i) our directors, (ii) our named executive officers, as defined below in the “Compensation Discussion and Analysis,” and (iii) all of our directors and executive officers as a group. The information in the table is based on our review of filings with the SEC and information provided by the individuals. Each person listed below has sole voting and investment power with respect to the shares beneficially owned unless otherwise stated.

Directors	Amount and Nature of Beneficial Ownership of Common Stock (1)	Percent of Class
Frank E. Bertucci (2)	9,669		*
Carl J. Chaney (3)	221,990		*
James B. Estabrook, Jr. (4)	38,229		*
Hardy B. Fowler (5)	11,701		*
John M. Hairston (6)	211,223		*
Terence E. Hall	47,759		*
Randall W. Hanna (7)	9,305		*
James H. Horne (8)	59,771		*
Jerry L. Levens (9)	13,998		*
R. King Milling (10)	115,904		*
Eric J. Nickelsen (11)	77,812		*
Thomas H. Olinde (12)	15,014		*
John H. Pace (13)	11,719		*
Christine L. Pickering (14)	9,226		*
Robert W. Roseberry (15)	131,795		*
Anthony J. Topazi (16)	10,766		*

Named Executive Officers
Michael M. Achary (17)	68,974		*
Richard T. Hill (18)	89,959		*

Named Executive Officers	Amount and Nature of Beneficial Ownership of Common Stock (1)	Percent of Class
D. Shane Loper (19)	76,134		*
Clifton J. Saik (20)	101,613		*
Directors and executive officers as a group (21) (27 persons)	1,639,102	1.95%

*	Less than 1% of the outstanding common stock.
(1)	Includes shares owned directly and indirectly. Except as otherwise noted and subject to applicable community property laws, each shareholder has sole investment and voting power with respect to such shares.
(2)	Includes 3,235 shares held for the account of Mr. Bertucci in the Company’s Dividend Reinvestment Plan and 1,086 shares held for the account of Mr. Bertucci’s spouse in the Company’s Dividend Reinvestment Plan.
(3)	Includes 18,700 shares held by Mr. Chaney’s spouse, 255 shares held jointly by Mr. Chaney and his spouse, 1,743 shares held for the benefit of Mr. Chaney’s children, 1,756 shares held for the account of Mr. Chaney in the Company’s Non-Qualified Deferred Compensation Plan, and 12,765 shares for the account of Mr. Chaney in the Company’s Dividend Reinvestment Plan. Also includes 36,000 shares issuable upon the exercise of options granted to him under the 1996 Long-Term Incentive Plan (1996 LTIP) and 42,089 restricted stock awards and 71,395 shares issuable upon the exercise of options granted under the 2005 Long-Term Incentive Plan (2005 LTIP). Does not include 35,411 performance stock awards issued under the 2005 LTIP for which Mr. Chaney does not possess voting or investment power.
(4)	Includes 8,345 shares held for the account of Mr. Estabrook in the Company’s Non-Qualified Deferred Compensation Plan and 13,367 shares he owns jointly with his spouse.
(5)	Includes 1,030 shares held by Mr. Fowler’s wife, as to which he disclaims beneficial ownership.
(6)	Includes 385 shares held for the benefit of Mr. Hairston’s children and 7,069 shares held for the account of Mr. Hairston in the Company’s Non-Qualified Deferred Compensation Plan and 10,364 shares held in the Hancock 401(k) plan. Also includes 36,000 shares issuable upon the exercise of options granted under the 1996 LTIP and 29,692 restricted stock awards and 71,395 shares issuable upon the exercise of options granted under the 2005 LTIP. Does not include 35,411 performance stock awards and units issued under the 2005 LTIP for which Mr. Hairston does not possess voting or investment power.
(7)	Includes 350 shares held in Mr. Hanna’s 401(k) account; 3,219 shares held for the account of Mr. Hanna in the Company’s Non-Qualified Deferred Compensation Plan, and 36 shares held jointly with his spouse in the Company’s Dividend Reinvestment Plan.
(8)	Includes 1,641 shares held by his spouse in an IRA; 4,925 shares owned jointly with Mr. Horne’s spouse, 14,798 shares held for the account of Mr. Horne in the Company’s Non-Qualified Deferred Compensation Plan and 4,972 shares held jointly by Mr. Horne and his spouse in the Dividend Reinvestment Plan. Includes 26,608 Hancock shares held by companies in which Mr. Horne holds a majority or partial interest, of which 23,484 shares are pledged as security for loans.
(9)	Includes 8,281 shares held for the account of Mr. Levens in the Company’s Non-Qualified Deferred Compensation Plan and 175 shares held for the account of Mr. Levens in the Company’s Dividend Reinvestment Plan. Also includes 2,028 shares held jointly with his spouse in a family limited partnership as to which he disclaims beneficial ownership.
(10)	Includes 5 shares held by Mr. Milling’s wife, as to which he disclaims beneficial ownership.
(11)	Includes 5,941 shares held in trusts as to which Mr. Nickelsen has voting power. Also includes 9,405 shares that may be received upon exercise of options issued under a Whitney incentive plan prior to the merger that were converted pursuant to the merger agreement between the Company and Whitney Holding Corporation.

(12)	Includes 7,292 shares held for the account of Mr. Olinde in the Company’s Non-Qualified Deferred Compensation Plan and 868 shares held for the account of Mr. Olinde in the Company’s Dividend Reinvestment Plan.
(13)	Includes 3,205 shares held for the account of Mr. Pace in the Company’s Dividend Reinvestment Plan and 2,706 shares held for the account of Mr. Pace in the Company’s Non-Qualified Deferred Compensation Plan.
(14)	Includes 241 shares held by Ms. Pickering’s spouse in an IRA. Also includes 61 shares held for the account of Ms. Pickering in the Company’s Dividend Reinvestment Plan and 3,851 shares held for the account of Ms. Pickering in the Company’s Non-Qualified Deferred Compensation Plan.
(15)	Includes 14,776 shares held by Mr. Roseberry’s spouse. It also includes 19,313 shares held jointly with his spouse and 19,536 share held jointly with his children.
(16)	Includes 4,292 shares held jointly with Mr. Topazi’s spouse. Also includes 1,812 shares held for Mr. Topazi’s account in the Company’s Non-Qualified Deferred Compensation Plan and 734 shares held for Mr. Topazi’s account in the Company’s Dividend Reinvestment Plan.
(17)	Includes 3,589 shares held in an IRA, 1,877 shares held for the account of Mr. Achary in the Company’s Dividend Reinvestment Plan and 7,137 shares held for the account of Mr. Achary in the Hancock 401(k) plan. Also includes 7,500 shares issuable upon the exercise of options granted under the 1996 LTIP and 13,951 restricted stock awards, and 27,303 shares issuable upon the exercise of options granted under the 2005 LTIP. Does not include 11,094 performance stock awards issued under the 2005 LTIP for which Mr. Achary does not possess voting or investment power.
(18)	Includes 10,000 shares held in an IRA, 355 shares held for the account of Mr. Hill in the Company’s Dividend Reinvestment Plan and 9,852 shares held in the Hancock 401(k) plan. Also includes 9,000 shares issuable upon the exercise of options granted under the 1996 LTIP and 12,547 restricted stock awards, and 25,534 shares issuable upon the exercise of options granted under the 2005 LTIP. Does not include 9,824 performance stock awards issued under the 2005 LTIP for which Mr. Hill does not possess voting or investment power.
(19)	Includes 129 shares held by Mr. Loper’s spouse in the Company’s Dividend Reinvestment Plan, 39 shares held by Mr. Loper’s spouse, 368 shares held for the account of Mr. Loper in the Company’s Employee Stock Purchase Plan, 1,704 shares held for the account of Mr. Loper in the Company’s Non-Qualified Deferred Compensation Plan, 4,360 shares held for the account of Mr. Loper in the Company’s Dividend Reinvestment Plan, 4,199 shares held in the Hancock 401(k) plan. Also includes 14,000 shares issuable upon the exercise of options granted under the 1996 LTIP and 13,951 restricted stock awards, and 27,303 shares issuable upon the exercise of options granted under the 2005 LTIP. Does not include 11,094 performance stock awards issued under the 2005 LTIP for which Mr. Loper does not possess voting or investment power.
(20)	Includes 1,430 shares held in an IRA, 5,152 shares held for the account of Mr. Saik in the Company’s Non-Qualified Deferred Compensation Plan and 9,818 shares held for the account of Mr. Saik in the Hancock 401(k) plan. It also includes 18,000 shares issuable upon the exercise of options granted under the 1996 LTIP and 12,013 restricted stock awards, and 25,243 shares issuable upon the exercise of options granted under the 2005 LTIP. Does not include 9,242 performance stock awards issued under the 2005 LTIP for which Mr. Saik does not possess voting or investment power.
(21)

Includes 35,726 shares held for the account of such persons in the Company’s Dividend Reinvestment Plan, 600 shares held for the account of such persons in the Company’s Employee Stock Purchase Plan, 81,010 shares held for the account of such persons in the Hancock 401(k) plan, 70,394 shares held in the Company’s Non-Qualified Deferred Compensation Plan, 142,440 shares issuable upon the exercise of options held by such persons granted under the 1996 LTIP and 215,842 restricted stock awards, and 317,653 shares issuable upon the exercise of options granted under the 2005 LTIP. Also includes 33,751 shares that may be received upon exercise of options issued under a Whitney incentive plan prior to the merger that were converted pursuant to the merger agreement between the Company and Whitney Holding Corporation. Does not include 152,034 performance stock awards issued under the 2005 LTIP for which such persons do not possess voting or investment power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors to file initial reports of ownership of the Company’s common stock, as well as reports of changes in ownership with the SEC. Based solely on a review of Forms 3, 4 and 5, any amendments to those Forms, and written representations from executive officers and directors to the Company, all required filings by such persons were made timely during 2013.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors

The Company’s Board held 10 meetings in 2013. The Board currently consists of 16 directors. In February 2014, the Board decided to reduce the size of the Board to 15 directors effective as of the annual meeting, as Mr. Pace, whose term expires at the annual meeting, will not be standing for re-election. The Company’s Board has the power to expand or reduce its size at any time, subject to the requirement in our Articles of Incorporation that the Company have a minimum of nine directors.

The Board currently has two employee directors. The Board has determined that all non-employee directors – Frank E. Bertucci, James B. Estabrook, Jr., Hardy B. Fowler, Terence E. Hall, Randall W. Hanna, James H. Horne, Jerry L. Levens, R. King Milling, Eric J. Nickelsen, Thomas H. Olinde, John H. Pace, Christine L. Pickering, Robert W. Roseberry and Anthony J. Topazi – are independent under the applicable rules of The NASDAQ Stock Market, LLC (NASDAQ), on which our common stock trades. In addition, the Board has determined that Mr. Crowell, who served as a director until the 2013 annual meeting, was independent under the applicable rules of NASDAQ.

During 2013, the Company’s independent directors continued their longstanding practice of convening executive sessions after regular board meetings as they deemed necessary, and convened six such sessions during 2013. Neither Mr. Chaney, Mr. Hairston, nor any other Company employees were present during these executive sessions.

During 2013, each of the directors attended at least 75% of the aggregate number of meetings of the Board and the Committees of the Board on which he or she served. The Board has adopted Corporate Governance Guidelines that encourage its directors to attend each annual meeting. All but two of our directors attended the Company’s 2013 annual meeting.

Board Leadership Structure

The Board solicits input and nominations from its members and elects one of its members as Chairman. The Chairman or the President presides over each Board meeting and performs such other duties as may be incident to the office. Although the bylaws and Corporate Governance Guidelines provide the Board with the flexibility to appoint one individual to serve as both Chief Executive Officer and Chairman of the Board, it is the current policy of the Board to separate these offices. We believe that this separation allows the Chairman to maintain an independent role in management oversight.

Board Committees

There are four standing committees of the Board of Directors: Audit, Compensation, Corporate Governance and Nominating, and Board Risk. The Board and each committee have the authority to consult with and retain independent legal, financial or other outside advisors, as each deems necessary and appropriate, without seeking approval of management.

The current members of each Board committee are identified in the following table, which also indicates the number of meetings each committee held in fiscal 2013.

Name	Audit	Compensation	Corporate Governance and Nominating	Board Risk
Frank E. Bertucci		X *
Carl J. Chaney
James B. Estabrook, Jr. †				X
Hardy B. Fowler	X *		X
John M. Hairston
Terence E. Hall		X
Randall W. Hanna (1)	X
James H. Horne			X	X
Jerry L. Levens	X			X *
R. King Milling
Eric J. Nickelsen				X
Thomas H. Olinde		X
John H. Pace (2)
Christine L. Pickering	X		X *
Robert W. Roseberry				X
Anthony J. Topazi		X
Number of Meetings in 2013 (3)	12	7	6	5

†	Chairman of the Board
*	Committee Chair in 2013
(1)	Mr. Hanna was appointed to serve on the Audit Committee in October 2013.
(2)	Mr. Pace’s term expires at the 2014 annual meeting and he will retire from the Board at that time.
(3)	In addition to their regular meetings, the Audit and Board Risk Committees held one joint meeting in 2013.

Audit Committee

The Audit Committee is currently comprised of Messrs. Fowler (Chair), Hanna, Levens and Ms. Pickering (Vice Chair). Mr. Olinde served on the Committee until April 2013. Mr. Hanna was appointed to the Committee in October 2013. The Board has determined that Ms. Pickering and Messrs. Fowler, Hanna and Levens each meet the additional independence criteria of the SEC and NASDAQ for service on the Audit Committee and that Mr. Olinde met such criteria during his service on the Audit Committee. Although other members of the Audit Committee may qualify as “audit committee financial experts” as defined in applicable SEC regulations, the Board has designated Mr. Fowler, a CPA, as its “Audit Committee financial expert.”

The Audit Committee is governed by a written charter, a copy of which is on the Company’s website under Investor Relations – Corporate Overview – Committee Charting at http://www.snl.com/irweblinkx/committeechart.aspx?iid=100308. Information regarding the functions of the Audit Committee is set forth in the “Audit Committee Report,” included on page 59 of this proxy statement.

Compensation Committee

The Compensation Committee is currently comprised of Messrs. Bertucci, (Chair), Hall, Olinde, and Topazi. The Board has determined that the Compensation Committee members each meet the NASDAQ, SEC and Internal Revenue Code’s additional independence criteria for service on the Compensation Committee.

The primary purpose of the Compensation Committee is to aid the Board in discharging its responsibilities relating to the compensation of the Company’s Chief Executive Officers, other officers of the Company and its subsidiaries having the rank of Executive Vice President or higher and who report directly to the Chief Executive Officers, and any other executive officer covered by Section 16 of the Exchange Act. The Compensation Committee has overall responsibility for evaluating and approving the Company’s compensation plans, policies, and programs. The Compensation Committee also oversees the preparation of and approves the annual report on executive compensation and the narrative disclosure of the Company’s compensation risk management for inclusion in the Company’s proxy statement. The Compensation Committee’s Charter, which further outlines the Compensation Committee’s responsibilities and duties, appears on the Company’s website under Investor Relations – Corporate Overview – Committee Charting at http://www.snl.com/irweblinkx/committeechart.aspx?iid=100308. Additional information regarding the functions and role of the Compensation Committee is set forth under “Role of the Compensation Committee” section of the “Compensation Discussion and Analysis” on page 23.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee, or Corporate Governance Committee, is currently comprised of Ms. Pickering (Chair) and Messrs. Fowler and Horne. The Board has determined that Ms. Pickering and Messrs. Fowler and Horne are each independent under applicable NASDAQ rules. The Corporate Governance Committee oversees a broad range of issues surrounding the composition and operation of the Board and its committees. The Corporate Governance Committee’s Charter is available on the Company’s website under Investor Relations – Corporate Overview – Committee Charting at http://www.snl.com/irweblinkx/committeechart.aspx?iid=100308.

Director Qualifications, Qualities, and Skills. The Corporate Governance Committee has adopted criteria that it uses when it selects individuals to be nominated for election to the Board. First, a prospective candidate must meet any eligibility and qualification requirements set forth in any Company, Board or Committee governing documents.

In addition, the Corporate Governance Committee believes that directors must demonstrate a variety of personal traits, leadership qualities, and individual competencies. The Corporate Governance Committee considers the following criteria in evaluating nominees: integrity, honesty and reputation; financial, regulatory and business experience; familiarity with and participation in one or more communities served by the Banks; dedication to the Company and its shareholders; and independence. For individuals considered for Board leadership roles, the following skill sets are also required: communications skills, facilitation skills, crisis management skills, and relationship building and networking skills.

Diversity Considerations. The Corporate Governance Guidelines do not specifically define diversity. The Corporate Governance Committee believes that the Board should have directors from diverse backgrounds and with a diversified set of business skills and experience. In practice, the Corporate Governance Committee has viewed diversity as the collective range of experiences, skills, talents, perspectives, and cultures that all nominees would bring to the Board. Moreover, the Corporate Governance Committee has focused on whether nominees, as a group, will reflect the diverse geographic regions and lines of business of the Gulf Coast markets and customers we serve.

Consideration of Candidates Nominated by Shareholders. Nominations for election to the Board, other than those made by or at the direction of the Board, may be made by a shareholder by delivering written notice to the Corporate Secretary not less than 50 nor more than 90 days prior to the meeting at which directors are to be elected, provided that the Company has mailed the first notice of the meeting at least 60 days prior to the meeting date. If the Company has not given such notice, shareholder nominations must be submitted within 10 days following the earlier of: (i) the date that notice of the date of the meeting was first mailed to the shareholders, or (ii) the date on which public disclosure of such date was made.

The shareholder’s notice must set forth as to each nominee: (i) the name, age, business address and residence address of such nominee; (ii) the principal occupation or employment of such nominee; (iii) the class and number of shares of the Company’s common stock that are beneficially owned by such nominee; and (iv) any other information relating to such nominee as may be required under federal securities laws to be disclosed in solicitations of proxies for the election of directors. The shareholder’s notice must also set forth as to the shareholder giving notice: (i) the name and address of such shareholder and (ii) the class and amount of such shareholder’s beneficial ownership of the Company’s capital stock.

If the information supplied by the shareholder is deficient in any material aspect or if the foregoing procedure is not followed, the chairman of the annual meeting may determine that such shareholder’s nomination should not be brought before the meeting and that such nominee shall not be eligible for election as a director of the Company.

It is the Corporate Governance Committee’s policy to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board. The Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and the Corporate Governance Committee does not perceive a need to increase the size of the Board. The Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be followed by Shareholders. To submit a recommendation of a director candidate to the Corporate Governance Committee, in addition to the information set forth above, a shareholder should submit the following information in writing to Ms. Joy Lambert Phillips, Corporate Secretary, One Hancock Plaza, 2510 14th Street, Suite 610, Gulfport, MS 39501:

•	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act;

•	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serve as a director if elected;

•	As to the shareholder making the recommendation, the name and address, as they appear on the Company’s books, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

•	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

Board Risk Committee

The Board Risk Committee is comprised of independent Company directors Messrs. Levens (Chair), Estabrook, Horne, Nickelsen and Roseberry. The Board Risk Committee reviews the Company’s processes for identifying, assessing, monitoring, and managing credit risk, liquidity risk, market risk, operational risk, reputational risk, and strategic risk. The Board Risk Committee assesses the operational processes associated with the Company’s potential risk related to business recovery, compliance, corporate insurance, and legal. The Board Risk Committee may solicit and receive information from other committees as appropriate to fulfill its enterprise-wide risk management oversight function. The Board Risk Committee acts pursuant to a written Charter, a copy of which is available on the Company’s website under the Investor Relations – Corporate Overview – Committee Charting at http://www.snl.com/irweblinkx/committeechart.aspx?iid=100308.

Board’s Role in Risk Oversight. The Board recognizes that risk management is an enterprise-wide responsibility. The Board oversees the Company’s corporate risk governance processes through its committees. The Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives reports from the appropriate risk supervisor within the Company to enable it to understand the risk identification, risk management, and risk mitigation procedures. The Board Risk Committee assists the Board in the assessment and management of the Company’s policies, procedures and practices relating to credit risk, liquidity risk, market risk, operational risk, reputational risk, and strategic risk. The Audit Committee reviews the Company’s control systems to manage and monitor financial risk with management and internal audit. The Compensation Committee evaluates and manages any risks posed by compensation programs. In addition, the Board and executive management have appointed a Chief Risk Officer, who is a member of executive management, to support the risk oversight responsibilities of the Board and its committees and to involve the appropriate personnel in risk management by establishing committees responsible for oversight of the many risks faced by the Company. The Chief Risk Officer reports to the Board each quarter on the Company’s enterprise-wide risk management systems.

COMPENSATION OF DIRECTORS

Cash Compensation

The Company pays its non-employee directors annual retainer fees of $30,000, except that the Chairman of the Board receives an annual retainer fee of $50,000. The Company pays additional annual retainers to committee chairs as follows: Audit Committee, $10,000; Compensation Committee, $7,500; Board Risk Committee, $7,500; Credit Risk Management Subcommittee, $5,000; and Corporate Governance and Nominating Committee, $5,000. Although this does not apply to our current committee composition, any director chairing multiple committees is only paid the higher committee chair retainer. The Company pays an audit disclosure annual retainer of $1,200 to an Audit Committee director for additional review of quarterly filings. The Company pays non-employee directors a fee of $1,750 per Board meeting attended. Directors serving on any committees are paid meeting fees of $1,000 for each committee meeting attended. Each of the Company’s bank subsidiaries maintains its own operating board of directors. In addition, as part of our community outreach efforts we maintain “market boards” in many of our market areas. Leading members of the community are asked to serve on these market boards together with management. Market board members provide management with insight into trends and opportunities in our key markets and support and promote the banks in the communities served. We may request that our Company directors also serve on a bank board or a market board. Non-employee Company directors serving on our bank boards receive meeting fees of $1,000 for each bank board meeting attended, except that they do not receive any additional fee for attending any bank board meeting held jointly with a Company Board meeting. Non-employee Company directors serving on our market boards do not receive any additional fees for such service.

Each non-employee director may elect to receive payment in the form of cash or up to $5,000 in Company common stock per quarter with the remainder paid in cash or they may elect to defer compensation.

Equity Compensation

All non-employee directors receive an annual equity grant valued at $30,000, which is paid in January. The number of shares delivered is based on the closing price of our common stock on the date prior to the award, rounded to the nearest whole share.

Director Stock Ownership Guidelines

Directors must own either 5,000 shares of Company common stock or stock worth five times their annual cash retainer. Each director has until June 16, 2016 or five years from the date of their election to the Board, whichever is later, to satisfy the stock ownership expectation. The valuation will be based on the closing price on the last trading day of the preceding calendar year. In addition, if a director does not reach his or her guideline at the end of the applicable period, the director must hold one-half of any shares acquired from the Company until the guideline is met. The minimum share guidelines will be reviewed at least once every five years to account for significant fee structure changes. Currently all of our directors meet the ownership guidelines.

2013 DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total
Frank E. Bertucci	$62,000	$29,816	$91,816
Richard B. Crowell	29,250	29,816	59,066
James B. Estabrook, Jr.	77,500	29,816	107,316
Hardy B. Fowler	72,000	29,816	101,816
Terence E. Hall	53,750	29,816	83,566
Randall W. Hanna	49,000	29,816	78,816
James H. Horne	69,500	29,816	99,316
Jerry L. Levens	76,200	29,816	106,016
R. King Milling (2)	52,750	29,816	82,566
Eric J. Nickelsen	60,500	29,816	90,316
Thomas H. Olinde (2)	61,750	29,816	91,566

2013 DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total
John H. Pace (2)	52,500	29,816	82,316
Christine L. Pickering	70,750	29,816	100,566
Robert W. Roseberry	52,750	29,816	82,566
Anthony J. Topazi	57,500	29,816	87,316

(1)	Reflects the grant date fair value of treasury shares of common stock granted to all non-employee directors as of January 23, 2013. On that date, each director received 897 shares.
(2)	These directors also serve on the Whitney Bank board of directors.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

During 2013, the members of our Compensation Committee were Messrs. Bertucci, Hall, Olinde, and Topazi. None of the members of our Compensation Committee has been an officer or employee of our Company or any of our subsidiaries. In addition, in the last fiscal year, no executive officer of our Company served as a director or member of the compensation committee (or its equivalent) of the board of directors of another entity whose executive officer(s) served on our Board or our Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS

This section of the proxy statement describes and analyzes our executive compensation philosophy and program in the context of the compensation paid during our 2013 fiscal year to individuals who served as our Chief Executive Officers or Chief Financial Officer during the year, and to our three other most highly-compensated executive officers (our Named Executive Officers or NEOs). Our fiscal 2013 NEOs are:

Carl J. Chaney, President and CEO

John M. Hairston, CEO and Chief Operating Officer

Michael M. Achary, Chief Financial Officer

Richard T. Hill, Chief Retail Banking Officer

D. Shane Loper, Chief Administrative Officer

Clifton J. Saik, Chief Wealth Management Officer

Later in this proxy statement under the heading, “Executive Compensation,” we have included tables containing specific information about the compensation earned by or paid in 2013 to our NEOs. The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program.

Executive Summary

2013 was a year of continued growth and progress for Hancock Holding Company, building upon the opportunities, new markets and new customers gained following the acquisition of and merger with Whitney Holding Corporation, a bank holding company based in New Orleans, Louisiana in 2011. Seizing on these opportunities, our associates continue to strive to complete the process of fully integrating Hancock and Whitney, seeking to minimize costs and optimize efficiency.

During 2013, Carl J. Chaney, President and CEO, relocated to New Orleans, Louisiana at the request of our Board of Directors. The Board concluded that this relocation would better position Mr. Chaney to strengthen relationships with the investment community (analysts, brokers, shareholders, and market leaders), customers, and regional economic development leaders. New Orleans represents a significant part of our business and is a tremendous growth opportunity for the Company. The Board also believes that having a resident CEO in each of the Company’s home markets of Gulfport, Mississippi and New Orleans, Louisiana supports the managers of all markets operating under our respective brands. The practical and strategic business advantages of this decision are in complete alignment with the Company’s objective of becoming the Gulf South’s premier financial institution.

As of December 31, 2013, the Company had approximately $19 billion in assets and is the parent company of two wholly-owned bank subsidiaries, Hancock Bank, headquartered in Gulfport, Mississippi, and Whitney Bank, headquartered in New Orleans, Louisiana. For more information about our business, please see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended December 31, 2013.

Overview of Fiscal 2013

As further discussed below, certain of the Company’s incentive compensation elements are based on goals measured by the financial performance of the Company, including growth in operating income, deposits and loans. During 2013, the Company’s performance resulted in a composite percent achievement of 88.47% of these performance goals. The Company’s financial and operational accomplishments for fiscal 2013 include the following highlights:

•	An increase in operating income of $4.0 million for the 12-months ending December 31, 2013

•	An increase in average annual loans of $440 million for the 12-months ending December 31, 2013

•	An increase in average annual deposits of $7 million for the 12-months ending December 31, 2013

•	Tangible common equity ratio at December 31, 2013 of 9.00% compared to 8.77% at December 31, 2012

Executive Compensation Program Highlights

As further discussed below, our executive compensation program is designed to ensure an appropriate linkage between executive pay, Company performance, and return on shareholder investment. Over the last few years, the Compensation Committee has worked with its independent consultants to evaluate the program and address concerns raised by our shareholders. Some highlights of our current compensation program include:

•	A High Percentage of Executive Compensation is Performance-Based. More than 50% of our Chief Executive Officers’ total target direct compensation (base salary, target annual incentive, and target long-term incentive awards) and 40-50% of the total target direct compensation of all our NEOs is performance-based, meaning that either it is at risk and must be earned on the basis of corporate and individual performance goals (in the case of annual incentive award opportunity) or its future value, if any, is contingent upon the future performance of the Company’s common stock (in the case of our performance stock awards).

•	Majority of Long-Term Incentives Based on Performance. Beginning in 2012, the Compensation Committee modified the equity mix for the long-term incentive grants to discontinue the issuance of stock options and to issue only service vested restricted stock and performance stock awards, with a greater proportion of the award granted in performance stock awards. The CEOs each received 70% of their equity grant in performance stock awards, with the remaining NEOs receiving 60% of their equity grant in performance stock awards. The Company feels that weighting the equity grants more toward performance stock awards provides better alignment of the executives’ compensation with our shareholders’ interest.

•	Elimination of Excise Tax Gross-Up Provisions. On February 8, 2013, our NEOs and certain other executives signed new change in control agreements. These new agreements eliminated the excise tax gross-up provisions and modified the single trigger provisions included in our prior executive change in control agreement, instead providing for a “best of net” approach to address any excise tax payments triggered by a change in control. (See “Elements of Our Compensation Program – Use of Employment Contracts and Change in Control Agreements” herein.)

•	Clawback Policy. The Compensation Committee has adopted a clawback policy that empowers the Board to recover a bonus or other incentive compensation paid to any NEO or executive officer in appropriate circumstances where there has been a material restatement of the Company’s financial statements.

•	Limited Perquisites. We generally provide limited perquisites to our executives, consistent with our goal of aligning our executive’s interest with the interests of our shareholders.

•	Increase in Executive Stock Ownership Requirements. Under our stock ownership guidelines, our Chief Executive Officers must own either 90,000 shares or stock worth 5x base salary (an increase from 3x), and our other executive officers must own either 30,000 shares or stock worth 3x base salary (an increase from 2x). If an executive does not reach his or her guideline by the required date, the executive must hold one-half of any shares acquired from the Company (net of any tax withholdings) until the guideline is met.

•	Trading Restrictions. The Company’s Insider Trading Policy prohibits our executive officers from trading in any interest or position relating to the future price of Company securities such as a put, call or short sale.

Objectives of the Company’s Compensation Program

Our compensation program is designed to achieve the following objectives:

•	drive performance relative to the Company’s financial goals, balancing short-term and intermediate operational objectives with long-term strategic goals;

•	align executives’ long-term interests with those of our shareholders;

•	provide increased compensation opportunities for exceptional individual performance, which can result in differentiated compensation among executives who are otherwise of comparable rank; and

•	place at risk a significant portion of total compensation, making it contingent on Company performance but consistent with our risk management policies.

Role of the Compensation Committee

The Compensation Committee assists our Board in setting the compensation of our executive officers. The Compensation Committee is responsible for annually assessing the performance of our NEOs and for determining both their annual salary and incentive (short and long-term) compensation opportunities. Each of the four members of our Compensation Committee is independent as that term is defined under NASDAQ listing standards. The Compensation Committee from time to time retains independent executive compensation consultants to assist in evaluating the compensation practices at the Company and to provide advice and ongoing recommendations regarding executive compensation consistent with our business goals and pay philosophy.

In 2011 and 2012, the Compensation Committee engaged Pearl Meyer & Partners, LLC (Pearl Meyer) to provide executive compensation consulting services. Pearl Meyer continued to provide this service in early 2013 until the Compensation Committee engaged McLagan, an Aon Hewitt company (McLagan) to provide this service going forward. The scope of McLagan’s executive compensation consulting assignments included a comparison of our current levels of base salary, annual cash incentive opportunity and equity-based compensation to those paid by the banks in the Peer Bank Group (listed below). Pearl Meyer and McLagan each performed services solely on behalf of the Compensation Committee and have no other relationship with the Company or its management. The Compensation Committee assessed the independence of Pearl Meyer and McLagan under the applicable SEC and NASDAQ rules and concluded that neither Pearl Meyer’s work nor McLagan’s work raised any conflicts of interest. The Compensation Committee utilized data developed by McLagan in its determination of whether each element of the executives’ compensation package was competitive with the market and to determine whether any adjustments were appropriate. This information was also used to establish the value of long-term incentives granted to the NEOs.

Role of Executives in Compensation Committee Deliberations

The Compensation Committee works closely with the Chief Human Resources Officer and other members of the Company’s human resources team, who provide administrative support to the Compensation Committee, as requested. Occasionally, executives may attend a Compensation Committee meeting to discuss Company and individual performance or to provide pertinent financial, tax, accounting, or operational information. Executives in attendance may provide their insights and suggestions, but only the independent Compensation Committee members may vote on decisions regarding executive compensation.

For each executive officer other than the Chief Executive Officers, the Chief Executive Officers make recommendations to the Compensation Committee regarding compensation. The Compensation Committee reviews recommendations made by our Chief Executive Officers and information from the McLagan executive compensation review. Its decisions are based on a variety of factors, including short and long-term Company performance, the officer’s level of responsibility, an assessment of individual performance and competitive market data. The Chief Executive Officers are excused from the meeting before decisions are made.

Role of Compensation Consultant and Review of Market Data

The Compensation Committee reviews and analyzes market data provided by its independent compensation consultant to ensure that our executive officer compensation is competitive. We compare compensation paid to our executive officers with compensation paid to executive officers in similar positions at other banks and bank holding companies of comparable size (the Peer Bank Group), and we use the market information to test the reasonableness of the compensation decisions we make. The Peer Bank Group was revised in 2013 to better reflect Hancock’s business profile and external environment, and positions the Company closer to the peer group median in terms of asset size. The Peer Bank Group is comprised of banks and bank holding companies with total assets ranging from $12.8 billion to $37.1 billion. The median total assets for the Peer Bank Group was $19.3 billion, which positioned Hancock at the 49th percentile. Hancock’s Peer Bank Group consists of the following 20 banks or bank holding companies:

COMPANY NAME, HEADQUARTERS’ STATE	TICKER
Associated Banc-Corp, WI	ASBC
BancorpSouth, Inc., MS	BXS
Bank of Hawaii Corporation, HI	BOH
City National Corporation, CA	CYN
Commerce Bancshares, Inc., MO	CBSH
Cullen/Frost Bankers, Inc., TX	CFR
First Horizon National Corporation, TN	FHN
First Niagara Financial Group, NY	FNFG
FirstMerit Corporation, OH	FMER
Fulton Financial Corporation, PA	FULT
IBERIABANK Corp., LA	IBKC
People’s United Financial, Inc., CT	PBCT
Prosperity Bancshares Inc., TX	PB
Susquehanna Bancshares, Inc., PA	SUSQ
Synovus Financial Corporation, GA	SNV
TCF Financial Corporation, MN	TCB
UMB Financial Corp., MO	UMBF
Valley National Bancorp, NJ	VLY
Webster Financial Corporation, CT	WBS
Wintrust Financial Corporation, IL	WTFC

How We Determine and Assess Executive Compensation

We believe that the total compensation package available to our executives should be fair, balanced and competitive; it should provide enhanced levels of financial reward based on the executive achieving a higher level of performance; and it should recognize and reward both short and long-term performance. After careful consideration and analysis of market survey data provided by our executive compensation consultant, we set our executive officer compensation at levels we believe to be competitive within the Peer Bank Group. While the Compensation Committee considers many factors in setting executive compensation, generally the Compensation Committee strives to achieve a market position for an executive’s total compensation at approximately the median of the Peer Bank Group assuming the Company’s performance is consistent with that group.

Consideration of Say-on-Pay Proposal Results

At our 2012 annual meeting, shareholders approved our executive compensation program; however, support for the program had declined from the prior year, with 71% of our voting shareholders casting their vote in favor of the say-on-pay proposal. The Compensation Committee considered this reduced level of shareholder support when evaluating Pearl Meyer’s report and recommendations, and took action to address those areas that it perceived to be of primary concern to our shareholders. Specifically, and as discussed in more detail in other parts of this CD&A, the Compensation Committee:

•	Eliminated excise tax gross-up provisions in our NEO change in control agreements;

•	Adopted a clawback policy;

•	Increased our executive stock ownership guidelines, including adding a holding requirement on a portion of the equity received from the Company if the guidelines have not been met within the prescribed timeframe; and

•	Revised the mix of equity granted under our long-term incentive program to weight it more heavily towards performance-based awards.

Our shareholders showed support of the Compensation Committee’s decisions for our fiscal 2012 executive compensation, with more than 95% of voting shareholders casting their vote in favor of the say-on-pay resolution at our 2013 annual meeting.

The Compensation Committee will continue to consider our shareholders’ views when making executive compensation decisions in the future.

Elements of Our Compensation Program

In 2013, our executive officer compensation program consisted of the following elements: base salary, annual cash incentives, long-term equity incentives, retirement benefits, severance protections and other benefits, including limited perquisites.

Base Salary

We provide base salaries to our executive officers as compensation for performing their day-to-day responsibilities. Base salaries are set based on a variety of factors, including competitive pay levels within the Peer Bank Group and our industry, internal pay alignment and equity, and an overall assessment of Company and individual performance. We rely substantially on industry and Peer Bank Group salary survey data produced by the Committee’s compensation consultant to determine if the base salaries of our executives are competitive in the marketplace and also evaluate the actual performance of each executive to determine if base salary increases are warranted. The Compensation Committee may, however, set an executive’s salary above the Peer Bank Group median if it determines that specific circumstances justify a base salary at a higher level.

The Compensation Committee’s philosophy is that executives’ base salaries should be within plus or minus 15% of the market 50th percentile of the Peer Bank Group. Over the last couple of years, the Company has experienced rapid growth and our NEOs’ base salary levels have been incrementally increased to this target level range. As discussed in our proxy statement related to our 2013 annual meeting, the Compensation Committee approved base salary increases effective in 2013 that moved our NEOs to this target level. After reviewing the Peer Bank Group compensation study and deliberation, the Compensation Committee did not adjust base salaries for 2014 as a result of the 2013 review.

Annual Cash Incentive

The Company uses annual cash incentives to focus attention on current strategic priorities and drive achievement of short-term corporate objectives. The Executive Incentive Plan for 2013 was designed to focus executive officers towards improving both corporate and individual performance. In furtherance of this goal, each of the two components, corporate and individual, is independently funded. The corporate component uses three key performance measurement metrics: operating income growth, average annual deposit growth, and average annual loan growth. Operating income is defined as our reported net income, adjusted to reflect the after-tax impact of securities transactions and one-time noninterest expense items during the year. The Compensation Committee may also approve additional adjustments as it deems appropriate. The individual component is determined based on a subjective assessment of the executives’ performance relative to certain pre-established goals, as described below. Further, the relative weighting of the corporate and individual components varies by executive, based on the level of corporate responsibility and the impact each executive’s position has on the corporate components.

Each NEO is eligible to receive a target percentage of his base salary earned during the year under the plan. Target annual cash incentives for 2013 for our NEOs were: Messrs. Chaney and Hairston 80%, Messrs. Achary, Hill, Loper, and Saik 60%.

The performance goals and actual results for the 2013 Executive Incentive Plan corporate component are set forth below:

Corporate Performance Goal	% of Corporate Component	2013 Threshold (Represents 50% Completion)	2013 Target (Represents 100% Completion)	2013 Maximum (Represents 200% Completion)	2013 Actual Results
Operating Income	60%	$161 million	$201 million	$241 million	$188 million
Average Annual Deposits	20%	$12.17 billion	$15.22 billion	$18.26 billion	$15.1 billion
Average Annual Loans	20%	$9.66 billion	$12.08 billion	$14.50 billion	$11.7 billion

To determine the final completion percentage of the corporate component, the Compensation Committee uses two assessment measures: 1) actual corporate performance against the set corporate performance goals, and 2) the Company’s performance against the regional and top quartile peer group’s performance. Based on the Company’s performance against the regional and top quartile group’s performance, the Compensation Committee has the discretion to increase or decrease the completion percentage of the corporate component.

For 2013, the Compensation Committee reviewed the actual corporate performance and the Company’s performance compared to regional and top quartile peers. The Compensation Committee approved a corporate component percentage of 88.47% based upon the plan calculation and did not exercise its discretion to increase or decrease the completion percentage. A reconciliation of the 2013 operating income metric of the corporate component, which is a non-GAAP financial measure, to reported net income for 2013 is as follows (in millions):

Year Ended December 31, 2013

Net Income	$163.4
Adjustments for the After-Tax Impact of:
Securities Transactions (Gains) Losses	(0.1)
One-time noninterest expense items:
Expense & efficiency initiative and other items	24.7

Operating Income	$188.0

The individual goals in 2013 for each executive are: 1) leadership competency, 2) adherence to the Company’s core values, 3) expense and efficiency initiative, 4) loan growth, 5) adherence to regulatory requirements and internal controls. The individual goals are evaluated by the Compensation Committee and CEOs based on the performance of each executive in those areas.

For the year ended December 31, 2013, the following cash bonuses were awarded:

Named Executive Officer	Corporate Weighting	Corporate Completion	Corporate Component	Individual Weighting	Individual Completion	Individual Component	Total Cash Incentive
Carl J. Chaney	90%	88.47%	$450,348	10%	85.5%	$48,357	$498,704
John M. Hairston	90%	88.47%	$450,348	10%	85.5%	$48,357	$498,704
Michael M. Achary	85%	88.47%	$180,479	15%	92.3%	$33,228	$213,707
Richard T. Hill	70%	88.47%	$139,340	30%	91.9%	$62,056	$201,396
D. Shane Loper	85%	88.47%	$180,479	15%	93.8%	$33,768	$214,247
Clifton J. Saik	70%	88.47%	$143,041	30%	96.9%	$67,144	$210,186

Long-Term Incentives

The purpose of our long-term incentive program is to focus our executives on long-term Company goals, growth and creation of shareholder value. We further believe that equity ownership by our executive officers aligns executive interests with those of our shareholders. Beginning with the 2012 equity grant and continuing with the 2013 equity grant, the Company discontinued the use of stock options, using only restricted stock and performance stock awards as vehicles for our long-term incentive compensation, and delivered a greater percentage of the total award value to our NEOs in the form of performance stock awards. This increase in the proportionate value of the performance stock awards strengthens the alignment of the executive and shareholder interests, while the continued use of restricted stock provides a retention incentive for the executive.

The Compensation Committee sets the target value of the equity awards granted as a percentage of each executive’s base salary, with the target percentage based upon the executive’s position. For 2013, the target value for each NEO was: Messrs. Chaney and Hairston 120%, Messrs. Achary and Loper 75%, Mr. Hill 70% and Mr. Saik 65%. We believe using a percentage of base salary as the target provides us greater control and consistency relative to the value of equity awards we grant each year. For 2013, the CEOs received 70% of the total value awarded as performance stock awards (PSA) and the remaining 30% of the total value awarded as restricted stock. The other NEOs received 60% of the total value awarded as PSAs and the remaining 40% of the total value awarded as restricted stock. The restricted stock is service vested restricted stock that cliff vests after five years. The PSAs are described below.

2012 PSA – The Company utilizes a three-year relative total shareholder return (TSR) performance metric for performance stock awards. We believe the relative TSR performance metric provides direct alignment of executive and shareholder interests. The payout level is determined based on relative rank among a 50 company peer group. If the Company’s performance is below the peer group’s 40th percentile, no award will be earned. Performance at the 90th percentile or higher against peers would result in a payout of 200% of target award. The PSA approved in October 2012 had a January 2013 grant date, and is thus reflected on the “Summary Compensation Table” and “Grants of Plan-Based Awards Table” herein.

2013 PSA – The PSA granted as part of the 2013 long-term incentive program was approved in October 2013, with a January 2014 grant date, and is thus not reflected on the “Summary Compensation Table” or “Grants of Plan-Based Awards Table” herein (although the award for each NEO is described below).

Our NEOs received the following long-term incentive awards for fiscal year 2013 (including PSAs granted in 2014):

Named Executive Officer	2013 Restricted Stock Awards		2013 Grant Date Value of RSA Awards	2013 Performance Stock Awards (granted Jan. 2014)	2013 Grant Date Value of PSA Awards	2013 Total Grant Date Value
Carl J. Chaney	7,620	(1)	$254,508	16,191	$593,886	$848,394
John M. Hairston	7,620		$254,508	16,191	$593,886	$848,394
Michael M. Achary	3,593		$120,006	4,907	$179,989	$299,995
Richard T. Hill	3,144		$105,010	4,294	$157,504	$262,514
D. Shane Loper	3,593		$120,006	4,907	$179,989	$299,995
Clifton J. Saik	3,007		$100,434	4,107	$150,645	$251,079

(1)	Excludes a one-time grant of 8,600 shares of restricted stock awarded as part of the relocation package offered to Mr. Chaney, and not pursuant to our regular long-term incentive program. This award also cliff vests after five years, provided Mr. Chaney remains employed by the Company. For more information, see the section entitled “Perquisites and Other Benefits” below.

Retirement Benefits

Retirement benefits also play an important role within our overall executive compensation strategy because by providing financial security at retirement, our executives are incentivized to remain long-term employees of our Company. We believe that our retirement program, including the benefits that are earned based on service, is comparable to programs offered by the companies in our Peer Bank Group. It continues to be an essential component in ensuring that our executive compensation program remains competitive.

During 2013, the Company maintained the following two retirement plans available to all eligible employees:

•	Hancock Holding Company Pension Plan

•	Hancock 401(k) Savings Plan and Trust

The Hancock Holding Company Non-Qualified Deferred Compensation Plan was also available to our Named Executive Officers. These plans are described in more detail under “Executive Compensation – Pension Benefits” and “Executive Compensation – Non-Qualified Deferred Compensation” herein.

Perquisites and Other Benefits

We seek to maintain a cost conscious culture in connection with the benefits we provide to our executive officers, consistent with our objective to tie a significant portion of executive compensation to Company performance. Our NEOs receive limited perquisites, such as club memberships, free parking, a Company provided vehicle and relocation benefits under a relocation program applicable in varying degrees to all employees. The Company also has a corporate aircraft that the NEOs may use periodically. As outlined in the Company’s Corporate Aviation Usage Policy, personal use of the aircraft is discouraged. However, any personal use of the aircraft, including a spouse flying to attend a business function, but not a formal part of the agenda, will trigger the calculation of imputed income according to IRS guidelines. In situations where a spouse is required to attend an event and is not a formal part of the agenda as outlined in the Internal Revenue Code, the Company will pay to the NEO a grossed-up amount equal to the tax on the imputed income incurred by the NEO’s spouse. We also provide our executive officers long-term disability insurance coverage that provides tax-free benefits. We believe the perquisites provided to our NEOs are reasonable in light of industry practices and perquisites available to executive officers of the companies in our Peer Bank Group. We review the perquisites provided to our executive officers periodically to ensure that our benefits are consistent with our overall compensation objective of providing competitive compensation to our executive officers.

As discussed in the “Executive Summary,” in 2013, the Board requested that Mr. Chaney relocate to New Orleans, Louisiana. In accordance with our relocation program, we covered certain expenses Mr. Chaney incurred as a result of this relocation, and also provided additional benefits. These relocation benefits included assistance with moving expenses, temporary housing, and reimbursement of costs associated with the purchase of his new home. We also provided cash and equity awards to reimburse him for the loss he incurred on the sale of his former home, and covered the additional taxes he incurred by virtue of these relocation benefits. Mr. Chaney’s equity award cliff vests after five years and is forfeited upon voluntary termination or termination for cause prior to vesting. He is also required to reimburse the Company for the cash benefits if his employment terminates during the two year period following the relocation, with a 100% reimbursement obligation if his employment is terminated voluntarily or for cause in the first year and a 50% reimbursement obligation if such a termination occurs during the second year. The Board believes this arrangement was appropriate and necessary in light of the importance to the Company of his relocation.

Use of Employment Contracts and Change in Control Agreements

The Company does not have employment contracts with the NEOs. However, each NEO has a change in control agreement that protects the executive’s employment for a period of time following a change in control of the Company. The occurrence or potential occurrence of a change in control would create uncertainty regarding the continued employment of executive officers. By providing these change in control protections, we believe the uncertainty is removed or reduced allowing the executive officers to continue to focus and serve the shareholders in the best interest of the Company.

Effective February 8, 2013, each NEO entered into a new change in control employment agreement. Each agreement, among other things, protects the executive’s employment for two years following a change in control of the Company. Under the agreements, if the executive’s employment is terminated by the Company without cause during the protected period following the change in control, then the executive is entitled to a severance payment equal to a multiple of two or three times his base salary plus the average bonus paid to the executive for the three fiscal years preceding the termination, and continued medical coverage of 24 or 36 months, depending on the executive’s position. The executive is also entitled to this severance payment if the executive resigns due to disability or because of a material change in his duties or his relocation during the protected period after notice and an opportunity to cure is provided to the Company. The new agreements eliminate a provision included in the prior change in control agreements that provided for a severance payment if the executive remained employed for a period of six months following the change in control and voluntarily terminated employment for any reason within the 30-day period immediately following the close of such six-month period; and in addition, eliminate a provision for payment to be made at the end of the protected period to each executive who remained employed throughout the entire protected period based on his average base salary and average bonus during the protected period. The new change in control agreements also eliminate the excise tax gross-up provision included in the prior change in control agreements, providing instead for a “best of net” approach to address any excise tax payments that may be triggered. Under these new agreements, the NEOs are responsible for any excise tax gross-up payments due. The change in control agreements have an initial term of three years and then automatically renew annually, unless either the Company or the executive elect to terminate the agreement no later than October 31st preceding the renewal date. The new agreements also bind the executives to certain non-solicitation, non-disparagement and confidentiality covenants. These new agreements are described in more detail under “Executive Compensation – Potential Payments Upon Termination or Change in Control” herein.

Tax and Accounting Considerations

The Compensation Committee considers the tax and accounting implications in the design of its compensation programs. For example, in the selection of long-term incentive instruments, the Compensation Committee reviews the projected expense amounts and expense timing associated with alternative types of awards. The grant-date fair value of share-based awards that are settled in stock, such as restricted stock and performance stock awards, is expensed over the service period or vesting period of the grant. Section 162(m) of the Internal Revenue Code, as amended, prohibits us from deducting more than $1 million in compensation paid to certain executive officers in a single year. An exception to the $1 million limit is provided for “performance-based compensation” that meets certain requirements. However, the Company has decided to retain the ability to pay compensation that is not eligible for such treatment under Section 162(m), and the components of our annual and long-term incentive programs are not designed to qualify as performance-based compensation under Section 162(m) and are thus not deductible to the extent that they exceed the limit.

Stock Ownership Guidelines

We believe that the executive officers of our Company should maintain equity interests in the Company to ensure that they have a meaningful economic stake in the Company and that the interests of our executives and our shareholders are aligned. Effective January 1, 2009, we adopted stock ownership guidelines that require our executive officers to own directly or indirectly a minimum level of Company common stock, depending upon the executive’s position. Shares held by the executive or the executive’s spouse, including, without limitation, shares held for the account of the executive in the Dividend Reinvestment Plan, a brokerage account, the Hancock 401(k) plan account, or the Company’s Non-Qualified Deferred Compensation Plan are deemed owned by the executive under the guidelines. We revised the guidelines to increase the ownership levels for our executive officers. Under the revised guidelines, each of our Chief Executive Officers is required to maintain ownership of either 90,000 shares of Company common stock or stock worth five (5) times his base salary. Each of our other executive officers is required to maintain ownership of either 30,000 shares of Company common stock or stock worth three (3) times his or her base salary. The valuation will be based on the closing price on the last trading day of the preceding calendar year. This is an increase from the prior requirement of stock ownership having a value of not less than three times base salary for our Chief Executive Officers and two times base salary for our other executive officers. Given the increased ownership levels, the executives were given until June 16, 2016 or five years from the date of their designation as an executive officer, whichever is later, to satisfy the requirements. In addition, if an executive officer does not reach his or her guideline at the end of the applicable period, the executive officer must hold one-half of any shares acquired from the Company (net of any tax withholdings) until the guideline is met. Currently all of our NEOs meet the ownership guidelines.

Risk Assessment of Compensation Policies and Practices

In connection with the Compensation Committee’s evaluation and review of the Company’s policies and practices of compensating its associates, including executives and non-executive associates, as such policies and practices relate to risk management practices and risk-taking, the Compensation Committee has determined that its compensation plans and practices are not likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (CD&A) with executive management. Based on such review and discussion, on February 25, 2014, the Compensation Committee recommended to the Board of Directors that the 2013 CD&A be included in this proxy statement and in its Annual Report on Form 10-K for such fiscal year.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Frank E. Bertucci (Chair)

Terence E. Hall (Vice Chair)

Thomas H. Olinde

Anthony J. Topazi

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)		Option Awards (3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
Carl J. Chaney,	2013	$707,000		$1,064,724			$498,704	—	$823,830	$3,094,258
President and CEO	2012	607,000	—	332,473		—	420,557	70,994	337,243	1,768,267
	2011	560,846	$100,000	330,933		$364,042	668,470	100,631	324,298	2,449,220

John M. Hairston,	2013	707,000		782,214	(6)		498,704	—	314,392	2,302,311
CEO and Chief Operating Officer	2012	607,000	—	332,473	(6)	—	420,557	83,455	305,184	1,748,669
	2011	560,846	100,000	330,933	(6)	364,042	668,470	124,121	288,093	2,436,505

Michael M. Achary,	2013	400,000		285,356			213,707	—	178,222	1,077,285
Chief Financial Officer	2012	355,000	—	148,161		—	185,997	76,635	175,268	941,061
	2011	326,385	55,000	121,008		133,068	285,992	93,029	167,251	1,181,733

Richard T. Hill,	2013	375,000		252,790			201,396	—	189,310	1,018,496
Chief Retail Officer	2012	340,000	—	132,433		—	178,723	88,074	186,384	925,614
	2011	315,077	40,000	109,290		118,947	258,806	117,826	173,853	1,133,799

D. Shane Loper,	2013	400,000		285,356			214,247	—	129,794	1,029,397
Chief Administrative Officer	2012	355,000	—	148,161		—	186,095	112,995	125,846	928,097
	2011	326,385	55,000	121,008		133,068	285,992	122,979	118,260	1,162,692

Clifton J. Saik,	2013	384,961		237,672			210,186	12,714	158,255	1,003,787
Chief Wealth Management Officer	2012	340,000	—	122,956		—	179,291	89,839	160,146	892,232
	2011	318,769	40,000	103,867		110,450	262,126	125,920	152,459	1,113,590

(1)	This value represents payment for pre-Merger integration efforts related to the Merger.
(2)	Represents the grant date fair value of stock awards granted during the year, calculated in accordance with FASB Topic 718. Assumptions used in determining the fair values for the awards are set forth in Footnote 13 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. Refer to Note 18 in the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 for additional information on these awards. For 2013, in addition to the regular grants under our long-term incentive programs, Mr. Chaney’s grant date fair value includes a one-time grant of restricted stock related to his relocation and the loss on the sale of his home.

With respect to awards subject to performance conditions, the amounts are reported at a value based on the probable outcome of the performance conditions for the year. For 2013, the values of the performance stock awards reflected above are based on a 100% probable outcome of the performance conditions. The grant date value of the 2013 awards, assuming achievement of the highest level of performance conditions would be: Mr. Chaney, $1,055,412; Mr. Hairston, $1,055,412; Mr. Achary, $330,699; Mr. Hill, $295,560, Mr. Loper, $330,699 and Mr. Saik $274,477. The grant date value of the 2012 awards, assuming achievement of the highest level of performance conditions would be: Mr. Chaney, $227,880; Mr. Hairston, $227,880; Mr. Achary, $83,313; Mr. Hill, $74,490; Mr. Loper, $83,313 and Mr. Saik $69,138. For 2011, the values reflected above for the probable outcome of the performance conditions are based on the same value as achievement of the highest level of performance.

(3)	Represents the grant date fair value of stock options granted during the year, calculated in accordance with FASB Topic 718 for options. The fair value of the stock options was estimated as of the grant dates using the Black-Scholes option-pricing model. Refer to Note 13 in the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 for additional information on these options, including the assumptions used in determining their fair value. No options were granted to any NEOs during 2012 and 2013.
(4)

The Change in Pension Value and Non-Qualified Deferred Compensation Earnings column reflects the aggregate of the increase in actuarial present value of each of the NEO’s accumulated benefits under the

Hancock Holding Company Pension Plan. For 2013, the change in value was negative for the following NEOs: Mr. Chaney, ($26,194); Mr. Hairston, ($46,540); Mr. Achary, ($9,499); Mr. Hill, ($8,910); and Mr. Loper ($61,918).
(5)	Included in the All Other Compensation column is the value of certain perquisites and benefits the Company makes available to its executive officers. Such perquisites include a Company provided vehicle, personal usage of the Company aircraft, club dues, executive physicals, free parking and supplemental long-term disability insurance, and for Mr. Chaney, the Company’s portion of a recognition award for his service as president of a banking association. In addition, the amount reflected includes Company contributions to the Company’s Non-Qualified Deferred Compensation Plan and the Hancock 401(k) plan, restricted stock award dividends, and tax-gross ups of aircraft usage for the spouses of our CEOs related to Company business. For Mr. Chaney, the amount also includes (i) relocation benefits consisting of reimbursement of moving expenses, real estate fees, storage of household goods, a miscellaneous expense allowance, and a cash payment in connection with the loss on the sale of his home of $282,500, and (ii) the cost of covering his additional taxes attributable to these relocation benefits.

Name	Total Perquisites	Company Plan Contributions	RSA Dividends	Tax Gross -Up	Relocation Benefits
Carl J. Chaney	$60,477	$286,771	$32,307	$38,146	$406,129
John M. Hairston	18,175	266,082	27,146	2,989	—
Michael M. Achary	12,700	153,261	12,261	—	—
Richard T. Hill	13,164	165,006	11,140	—	—
D. Shane Loper	11,926	105,606	12,261	—	—
Clifton J. Saik	6,489	140,995	10,771	—	—

(6)	The Company permits its executives to elect to defer awards received under our long-term incentive program into our Non-Qualified Deferred Compensation Plan. If an executive makes a timely election, the deferred portion of his or her long-term incentive awards are counted as restricted units and performance units. The value of stock awards includes the value of units so deferred and credited under the Non-Qualified Deferred Compensation Plan. The grant date fair value of the long-term incentive awards deferred by Mr. Hairston for the three preceding years was as follows: in 2013, $25,451 in restricted units and $50,990 in performance units; in 2012, $21,859 in restricted units and $11,390 in performance units and in 2011, $25,496 in restricted units and $7,594 in performance units.

2013 GRANTS OF PLAN-BASED AWARDS

Name	Award Type	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units		Grant Date Fair Value of Stock and Option Awards
				Threshold	Target	Maximum	Threshold	Target (3)		Maximum (5)
Carl J. Chaney	Long-Term RSA	11/21/2013	(1)								7,620		$254,508
	Long-Term RSA	10/24/2013	(1)								8,600		282,510
	PSA	1/2/2013	(2)				8,035	16,069		32,138			527,706
	Annual Cash			$311,080	$565,600	$1,074,640
John M. Hairston	Long-Term RSA	11/21/2013	(1)								7,620	(4)	254,808
	PSA	1/2/2013	(2)				8,035	16,069	(4)	32,138			527,706
	Annual Cash			311,080	565,600	1,074,640
Michael M. Achary	Long-Term RSA	11/21/2013	(1)								3,593		120,006
	PSA	1/2/2013	(2)				2,518	5,035		10,070			165,349
	Annual Cash			138,000	240,000	444,000
Richard T. Hill	Long-Term RSA	11/21/2013	(1)								3,144		105,010
	PSA	1/2/2013	(2)				2,250	4,500		9,000			147,780
	Annual Cash			146,250	225,000	382,500

2013 GRANTS OF PLAN-BASED AWARDS

Name	Award Type	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
				Threshold	Target	Maximum	Threshold	Target (3)	Maximum (5)
D. Shane Loper	Long-Term RSA	11/21/2013	(1)							3,593	120,006
	PSA	1/2/2013	(2)				2,518	5,035	10,070		165,349
	Annual Cash			138,000	240,000	444,000
Clifton J. Saik	Long-Term RSA	11/21/2013	(1)							3,007	100,434
	PSA	1/2/2013	(2)				2,090	4,179	8,358		137,238
	Annual Cash			150,135	230,976	392,660

(1)	All awards approved by the Compensation Committee on October 24, 2013. Mr. Chaney’s grant on October 24, 2013 was part of a compensatory arrangement related to his relocation and loss on the sale of his former home. This restricted stock grant cliff vests on the fifth anniversary of the grant and is forfeited upon voluntary termination or termination for cause prior to that date.
(2)	All awards approved by the Compensation Committee on October 25, 2012, but with an effective grant date of January 2, 2013.
(3)	The number of actual shares payable under the performance stock award will be based on the results of a relative performance factor during the three-year performance period, as measured against a comparator peer group and as reduced, in the Committee’s sole discretion. One factor that may be considered by the Committee in the exercise of its negative discretion is the actual shareholder experience over the performance period.
(4)	These amounts include long-term incentive awards deferred into the Non-Qualified Deferred Compensation Plan. In 2013, Mr. Hairston deferred 1,607 performance units and 762 restricted units.
(5)	The awards subject to performance conditions are reported assuming the highest level of achievement of the performance conditions.

Please refer to the descriptions of our annual cash incentive plan and our long-term incentive program contained in the “Compensation Discussion and Analysis” above.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013

	Option Awards					Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Grant Date	Number of Units That Have Not Vested		Market Value of Units That Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested (4)
Carl J. Chaney
	11/21/2011	16,882	25,320	$29.96	11/21/2021	11/21/2013	7,620		$279,502
	11/16/2010	13,638	9,093	32.09	11/16/2020	10/24/2013	8,600		315,448
	11/17/2009	13,553	3,389	38.48	11/17/2019	1/2/2013				16,069		$589,411
	12/30/2008	18,507		41.56	12/30/2018	11/15/2012	7,358		269,891
	11/13/2007	8,815		38.88	11/13/2017	1/26/2012				3,151		115,579
	1/18/2006	18,000		39.83	1/18/2016	11/21/2011	8,509		312,110
	1/13/2005	18,000		31.20	1/13/2015	1/3/2011	2,242		82,237
						11/16/2010	5,527		202,730
						11/17/2009	4,475		164,143
John M. Hairston
	11/21/2011	16,882	25,320	29.96	11/21/2021	11/21/2013	7,620	(2)	279,502
	11/16/2010	13,638	9,093	32.09	11/16/2020	1/2/2013				16,069	(3)	589,411
	11/17/2009	13,553	3,389	38.48	11/17/2019	11/15/2012	7,358	(2)	269,891
	12/30/2008	18,507		41.56	12/30/2018	1/26/2012				3,151	(3)	115,579
	11/13/2007	8,815		38.88	11/13/2017	11/21/2011	8,509	(2)	312,110
	1/18/2006	18,000		39.83	1/18/2016	1/3/2011	2,242	(3)	82,237
	1/13/2005	18,000		31.20	1/13/2015	11/16/2010	5,527	(2)	202,730
						11/17/2009	4,475	(2)	164,143
Michael M. Achary
	11/21/2011	6,171	9,255	29.96	11/21/2021	11/21/2013	3,593		131,791
	11/16/2010	4,995	3,331	32.09	11/16/2020	1/2/2013				5,035		184,684
	11/17/2009	4,958	1,240	38.48	11/17/2019	11/15/2012	3,586		131,534
	12/30/2008	6,771		41.56	12/30/2018	1/26/2012				1,152		42,255
	11/13/2007	4,408		38.88	11/13/2017	11/21/2011	3,110		114,075
	1/18/2006	7,500		39.83	1/18/2016	1/3/2011	821		30,114
						11/16/2010	2,025		74,277
						11/17/2009	1,637		60,045
Richard T. Hill
	11/21/2011	5,516	8,273	29.96	11/21/2021	11/21/2013	3,144		115,322
	11/16/2010	4,662	3,109	32.09	11/16/2020	1/2/2013				4,500		165,060
	11/17/2009	4,628	1,157	38.48	11/17/2019	11/15/2012	3,205		117,559
	12/30/2008	6,320		41.56	12/30/2018	1/26/2012				1,030		37,780
	11/13/2007	4,408		38.88	11/13/2017	11/21/2011	2,780		101,970
	1/18/2006	9,000		39.83	1/18/2016	1/3/2011	767		28,134
						11/16/2010	1,890		69,325
						11/17/2009	1,528		56,047
D. Shane Loper
	11/21/2011	6,171	9,255	29.96	11/21/2021	11/21/2013	3,593		131,791
	11/16/2010	4,995	3,331	32.09	11/16/2020	1/2/2013				5,035		184,684
	11/17/2009	4,958	1,240	38.48	11/17/2019	11/15/2012	3,586		131,534
	12/30/2008	6,771		41.56	12/30/2018	1/26/2012				1,152		42,255
	11/13/2007	4,408		38.88	11/13/2017	11/21/2011	3,110		114,075
	1/18/2006	9,000		39.83	1/18/2016	1/3/2011	821		30,114
	1/13/2005	5,000		31.20	1/13/2015	11/16/2010	2,025		74,277
						11/17/2009	1,637		60,045
Clifton J. Saik
	11/21/2011	5,122	7,682	29.96	11/21/2021	11/21/2013	3,007		110,297
	12/28/2010	4,405	2,938	33.10	12/28/2020	1/2/2013				4,179		153,286
	11/17/2009	4,780	1,196	38.48	11/17/2019	11/15/2012	2,976		109,160
	12/30/2008	6,528		41.56	12/30/2018	1/26/2012				956		35,066
	11/13/2007	4,408		38.88	11/13/2017	11/21/2011	2,582		94,708
	1/18/2006	9,000		39.83	1/18/2016	1/3/2011	782		28,684
	1/13/2005	9,000		31.20	1/13/2015	12/28/2010	1,869		68,555
						11/17/2009	1,579		57,918

(1)	Options vest 20% per year on the first five anniversaries of the date of grant.

(2)	These amounts include the following restricted units deferred into the Non-Qualified Deferred Compensation Plan by Mr. Hairston: for 2013, 762 units; for 2012, 736 units; for 2011, 851 units; for 2010, 553 units and for 2009, 895 units.
(3)	These amounts include performance units deferred into the Non-Qualified Deferred Compensation Plan by Mr. Hairston: for 2013, 1,607 units; for 2012, 315 units and for 2011, 224 units.
(4)	Market value is calculated based on the closing price of our common stock on December 31, 2013 of $36.68.

2013 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Carl J. Chaney	18,000	$123,287	5,432	$194,476
John M. Hairston	7,000	50,459	5,432	194,476
Michael M. Achary	—	—	1,988	71,173
Richard T. Hill	—	—	1,855	66,413
D. Shane Loper	5,000	35,164	1,988	71,173
Clifton J. Saik	9,000	61,561	1,917	68,632

(1)	Reflects the fair market value of the shares as of the vesting date.

2013 PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit (1)	Payments During 2013
Carl J. Chaney	Hancock Holding Company Pension Plan	15	$303,943	—
John M. Hairston	Hancock Holding Company Pension Plan	19	356,346	—
Michael M. Achary	Hancock Holding Company Pension Plan	13	287,808	—
Richard T. Hill	Hancock Holding Company Pension Plan	15	396,001	—
D. Shane Loper	Hancock Holding Company Pension Plan	23	405,599	—
Clifton J. Saik	Hancock Holding Company Pension Plan	15	495,982	—

(1)	Based on Accounting Standards Codification 715-20 assumptions used for disclosure as of December 31, 2013. The present value of the accumulated benefit obligation is determined using the following assumptions: Interest rate 4.73% per annum and the Pre-Commencement: RP-2000 Employee Life Mortality Table projected to 2020 using Scale BB and the Post-Commencement: RP-2000 Annuitant Life Mortality Table projected to 2020 using Scale BB. Assumes the benefit will be paid in the normal form on the later of age 65 and the valuation date.

The Hancock Holding Company Pension Plan covers all employees of the Company upon the completion of one year of service and the attainments of age 21. Benefits under the plan are determined as the sum of 1% of compensation multiplied by years of service and 0.5% of compensation in excess of a 35-year average of the social security wage base multiplied by years of service. The benefits are determined using base pay, but excluding bonuses and other items of extraordinary compensation. The Internal Revenue Service limits compensation that may be considered for purposes of calculating plan benefits. In 2013, this limit was $255,000. Benefits are payable in the form of actuarially-equivalent annuities, following separation from service and attainment of the normal (age 65) or early (age 55 and 10 years of service) retirement age. Early retirement benefits are subject to actuarial reduction.

2013 NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in 2013	Registrant Contributions in 2013 (1)		Aggregate Earnings in 2013 (2)		Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2013 (6)
Carl J. Chaney	$606,198	$279,846		$976,683	(5)	—	$5,182,145
John M. Hairston	64,789	337,932	(3)(4)	221,844	(5)	—	2,538,322
Michael M. Achary	60,000	145,160		133,983		—	1,097,538
Richard T. Hill	44,681	157,955		106		—	1,157,600
D. Shane Loper	78,609	98,308		187,693	(5)	—	1,009,274
Clifton J. Saik	147,389	132,070		425,432		—	1,987,596

(1)	The amounts included in the Registrant Contributions in 2013 are also reported in the Summary Compensation Table for 2013 as follows:

Name	SERP	Restoration Match	Restricted Units	Performance Units
Carl J. Chaney	$277,346	$2,500	—	—
John M. Hairston	257,207	2,500	$25,451	$52,774
Michael M. Achary	142,660	2,500	—	—
Richard T. Hill	155,455	2,500	—	—
D. Shane Loper	95,808	2,500	—	—
Clifton J. Saik	129,571	2,500	—	—

(2)	Except as noted in footnote 5 below, contributions are treated as if invested in one or more investment vehicles selected by the participant. The annual rate of return for each of these funds for fiscal year 2013 was as follows:

Fund	One Year Total Return
Model Portfolio – Conservative	1.49%
Model Portfolio – Moderate/Conservative	9.73%
Model Portfolio – Moderate	16.96%
Model Portfolio – Moderate/Aggressive	23.36%
Model Portfolio – Aggressive	30.99%
Fidelity VIP Money Market Svc2	0.01%
PIMCO VIT Low Duration Admin	(0.13%)
PIMCO VIT Total Return Admin	(1.96)%
American Century VP II Inflation Protection I	(8.21)%
PIMCO VIT Global Bond (Unhedged) Admin	(8.47)%
MSF MFS Value A	35.73%
Fidelity VIP Index 500 Initial	32.25%
MSF Jennison Growth A	37.00%
American Century VP Mid Cap Value I	30.11%
Great-West T. Rowe Price Mid Cap Growth Initial	36.36%
Royce Capital Small Cap Inv	34.75%
Vanguard VIF Small Company Growth I	46.54%
Great-West MFS International Value Initial	27.99%
Invesco VIF International Growth I	19.01%
Hancock Holding Company Common Stock	18.63%

(3)	Includes for Mr. Hairston 762 deferred restricted units granted on November 21, 2013 at $33.40 per share. The restricted units vest 100% on the fifth anniversary of the grant date. If the units do not become vested, the credit will be reversed.
(4)	Includes for Mr. Hairston 1,607 deferred performance units granted on January 2, 2013 at $31.73 per share and remain subject to the vesting requirement of the award. Performance units vest at the end of a three-year period subject to achievement of relative TSR target. The number of performance units that vest could increase or decrease based on relative TSR results. The maximum number of performance units that could be earned is 200% of the target award. The fair value of performance shares is $32.84 per share. If the performance units do not become vested, the credit will be reversed.

(5)	Includes $7,643 for Mr. Chaney and $26,451 for Mr. Hairston, which are dividend equivalents related to deferred restricted units. It also includes $273 for Mr. Chaney, $8,206 for Mr. Hairston and $5,953 for Mr. Loper, which are dividend equivalents related to vested deferred performance units.
(6)	The following amounts included in the Aggregate Balance at December 31, 2013 are also reported in the “total” column of the Summary Compensation Table: for 2012, Mr. Chaney, $279,706; Mr. Hairston, $292,907; Mr. Achary, $145,110; Mr. Hill, $157,905; Mr. Loper, $98,258; and Mr. Saik, $132,021; for 2011, Mr. Chaney, $279,796; Mr. Hairston $292,747; Mr. Achary, $145,110; Mr. Hill, $157,905; Mr. Loper, $98,258; and Mr. Saik, $132,02.

Under our Non-Qualified Deferred Compensation Plan, executives may elect a maximum deferral of 80% of base salary, 100% of annual incentive bonus, and 100% of performance stock and restricted stock (annual grants only). The minimum deferral for base salary and annual incentive bonus is a $3,000 aggregate. There is no minimum deferral for performance stock and restricted stock.

Company contributions are made at the discretion of the Compensation Committee. Each year, a 401(k) restoration matching contribution may be made to participant accounts. Unless otherwise provided by the Compensation Committee, a participant shall be vested in his Company restoration matching account at the time or times and in the amounts determined in accordance with the provisions of the Hancock 401(k) plan. The plan also allows for supplemental contributions to be made to participants at the discretion of the Compensation Committee (referred to as SERP contributions). The factors taken into consideration for these contributions are current total compensation and a reasonable estimate of final pay at retirement, years of service while eligible for supplemental contributions, remaining with the Company until age 65, a reasonable estimate of growth in the value of the supplemental contribution account investments over the years prior to retirement, and the growth of the supplemental contribution account based on actual investment opportunities deemed to be credited to the supplemental contribution account. The participant will vest in the supplemental contribution account on a 15-year graded vesting schedule beginning at age 50 and ending at age 65. They will be 100% vested at age 65.

Executives elect the investment options in which their deferrals will be invested from a group of measurement funds made available under the plan by the Compensation Committee. The executives may allocate and reallocate the investments of their deferral accounts among such investment options on a daily basis subject to certain limitations. Earnings or losses are allocated to the executive’s accounts under the plan on a daily basis based on the performance, positive or negative, of each specific measurement fund in which his accounts are invested. In the event no investment election is made by an executive, his accounts under the plan are invested in the lowest-risk measurement fund available under the plan and credited or debited with the earnings of such fund, until the executive elects otherwise. Only deferrals of an executive’s bonus may be invested in the common stock measurement fund available under the plan. Any amounts so invested in the common stock measurement fund and any deferrals of restricted units or performance units may not be reallocated to any other investment measurement fund under the plan. Incentive units and amounts invested in the common stock measurement fund are credited with dividend equivalent units as of each dividend payment date and deemed reinvested in additional common stock units based on the fair market value of the Company’s stock on the dividend payment date. If service and performance conditions are not met, the unit credits will be reversed.

Payments from the plan begin upon the earlier of retirement, termination of employment, disability, death, or in the event of a scheduled distribution. Distributions upon retirement are elected by the participant and can begin immediately or up to five years after retirement. Distribution methods are elected by the participant. Upon retirement, distributions may be made in a lump sum or in annual installments from 2 to 15 years. Lump sum distributions are used for distributions due to termination of employment, death, disability or scheduled distributions. Scheduled distributions can only be made on participant contributions, vested restoration match, vested restricted units and vested performance units. Distributions of incentive units and of funds held in the common stock measurement fund may only be made in common stock of the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table sets forth the amounts that would have been payable to each of our Named Executive Officers under the various scenarios for termination of employment or a change in control of the Company had such scenarios occurred on December 31, 2013. The price per share of Company stock that is used for purposes of the table is $36.68, the closing market price as of December 31, 2013. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company or the change in control. In addition to the amounts reflected in the table, upon termination of employment each of the NEOs would also receive benefits under the Hancock Holding Company Pension Plan, as described above, as well as benefits under the Hancock 401(k) plan. Finally, the receipt of many of the payments and benefits listed in the table below is contingent upon the executive complying with certain covenants, which are described below.

Executive Benefits and Payments Upon Termination or Change-in-Control	Normal Retirement ($) (1)	Death ($) (2)	Disability ($) (3)	CIC Only ($) (4)	Disability, Involuntary Termination or Termination for Good Reason upon CIC ($) (5)
Carl J. Chaney
2013 Annual Bonus	565,600	565,600	565,600	—	—
CIC Payment	—	—	—	—	3,708,731
Vesting of Long-Term Incentives (RSA, ISO, PSA)	547,046	2,029,235	2,302,757	1,520,153	2,384,994
Non-Qualified Deferred Compensation Vesting (6)	1,953,884	1,953,884	1,953,884	1,953,884	1,953,884
280G Cut-Back	—	—	—	—	—
Medical Insurance	—	—	—	—	23,201

TOTAL	3,066,530	4,548,719	4,822,241	3,474,037	8,070,809

John M. Hairston
2013 Annual Bonus	565,600	565,600	565,600	—	—
CIC Payment	—	—	—	—	3,708,731
Vesting of Long-Term Incentives (RSA, ISO, PSA)	492,343	1,547,162	1,793,333	1,372,907	1,867,353
Non-Qualified Deferred Compensation Vesting (6)	1,681,789	1,803,581	1,830,932	1,782,965	1,839,148
280G Cut-Back	—	—	—	—	—
Medical Insurance	—	—	—	—	23,201

TOTAL	2,739,732	3,916,343	4,189,865	3,155,872	7,438,433

Michael M. Achary
2013 Annual Bonus	240,000	240,000	240,000	—	—
CIC Payment	—	—	—	—	1,257,131
Vesting of Long-Term Incentives (RSA, ISO, PSA)	179,463	678,937	768,669	535,457	798,783
Non-Qualified Deferred Compensation Vesting (6)	611,856	611,856	611,856	611,856	611,856
280G Cut-Back	—	—	—	—	—
Medical Insurance	—	—	—	—	7,596

TOTAL	1,031,319	1,530,793	1,620,525	1,147,313	2,675,365

D. Shane Loper
2013 Annual Bonus	240,000	240,000	240,000	—	—
CIC Payment	—	—	—	—	1,257,556
Vesting of Long-Term Incentives (RSA, ISO, PSA)	179,463	678,937	768,669	535,457	798,783
Non-Qualified Deferred Compensation Vesting (6)	555,889	555,889	555,889	555,889	555,889
280G Cut-Back	—	—	—	—	—
Medical Insurance	—	—	—	—	15,467

TOTAL	975,352	1,474,826	1,564,558	1,091,346	2,627,695

Richard T. Hill
2013 Annual Bonus	225,000	225,000	225,000	—	—
CIC Payment	—	—	—	—	1,175,950

Executive Benefits and Payments Upon Termination or Change-in-Control	Normal Retirement ($) (1)	Death ($) (2)	Disability ($) (3)	CIC Only ($) (4)	Disability, Involuntary Termination or Termination for Good Reason upon CIC ($) (5)
Vesting of Long-Term Incentives (RSA, ISO, PSA)	160,414	610,296	690,503	485,755	718,636
Non-Qualified Deferred Compensation Vesting (6)	447,102	447,102	447,102	447,102	447,102
280G Cut-Back	—	—	—	—	—
Medical Insurance	—	—	—	—	12,346

TOTAL	832,516	1,282,398	1,362,605	932,857	2,354,034

Clifton J. Saik
2013 Annual Bonus	230,976	230,976	230,976	—	—
CIC Payment	—	—	—	—	1,206,922
Vesting of Long-Term Incentives (RSA, ISO, PSA)	148,945	577,251	651,723	460,950	680,407
Non-Qualified Deferred Compensation Vesting (6)	431,229	431,229	431,229	431,229	431,229
280G Cut-Back	—	—	—	—	—
Medical Insurance	—	—	—	—	12,346

TOTAL	811,150	1,239,456	1,313,928	892,179	2,330,904

(1)	Amounts reported in this column assume each executive qualifies for normal retirement. However, only Messrs. Hill and Saik would actually qualify for vesting of benefits due to normal retirement under the Company’s Non-qualified Deferred Compensation Plan as of December 31, 2013, and none of the executives would qualify for vesting of long-term incentives due to retirement as of that date. Amounts reported for “Vesting of Long Term Incentives: RSA, ISO, PSA” assume the maximum number of shares under the performance stock awards that were granted in 2013 will be earned during the performance period, but only one-third of such shares will vest because the executive has only worked for one-third of the performance period as of December 31, 2013. It is also assumed that the maximum number of shares under the performance stock awards that were granted in 2012 will be earned during the performance period, but only two-thirds of such shares will vest because the executive has only worked for two-thirds of the performance period as of December 31, 2013. Performance stock awards granted in 2011 do not become vested upon the executive’s retirement.
(2)	Amounts reported for “Vesting of Long Term Incentives: RSA, ISO, PSA” assume the target number of shares under the performance stock awards that were granted in 2013 will be earned during the performance period, but only one-third of such shares will vest because the executive has only worked for one-third of the performance period as of December 31, 2013. It is also assumed that the target number of shares under the performance stock awards that were granted in 2012 will be earned during the performance period, but only two-thirds of such shares will vest because the executive has only worked for two-thirds of the performance period as of December 31, 2013. Performance stock awards granted in 2011 do not become vested upon the executive’s death. In addition to the amounts reported, upon death the beneficiaries of the executives would be entitled to a $25,000 BOLI death benefit. These death benefits are payable by the contracted insurance carrier and not by the Company.
(3)	Amounts reported for “Vesting of Long Term Incentives: RSA, ISO, PSA” assume the maximum number of shares under the performance stock awards that were granted in 2013 will be earned during the performance period, but only one-third of such shares will vest because the executive has only worked for one-third of the performance period as of December 31, 2013. It is also assumed that the maximum number of shares under the performance stock awards that were granted in 2012 will be earned during the performance period, but only two-thirds of such shares will vest because the executive has only worked for two-thirds of the performance period as of December 31, 2013. Performance stock awards granted in 2011 do not become vested upon the executive’s disability. In addition to the amounts reported, upon disability the executives would receive a monthly benefit of $7,500 under the Company’s long-term disability insurance policies. These disability benefits are payable by the contracted insurance carrier and not by the Company.

(4)	Amounts reported for “Vesting of Long Term Incentives: RSA, ISO, PSA” assume restricted stock awards granted in 2012 or 2013 do not vest. By their terms, these awards will not vest upon a change in control unless the Board exercises discretion to vest such awards as a result of the surviving entity choosing not to assume any obligations relating to the awards and choosing not to convert such awards into equivalent rights with respect to equity in the surviving entity. If these awards had vested, the amounts reported would be as follows: Mr. Chaney, $2,384,994; Mr. Hairston, $1,867,353; Mr. Achary, $798,783; Mr. Loper, $798,783; Mr. Hill, $718,636; and Mr. Saik, $680,407. Amounts reported for “Vesting of Long Term Incentives: RSA, ISO, PSA” assume that the maximum number of shares under the performance stock awards will be earned. However, only one-third of the maximum number of shares under the 2013 performance stock awards would vest because the executive has only worked one-third of the performance period as of December 31, 2013. Only two-thirds of the maximum number of shares under the 2012 performance stock awards would vest because the executive has only worked two-thirds of the performance period as of December 31, 2013. For 2012 and 2013 grants, performance below the threshold level results in no shares being earned under the performance stock awards. Performance at the threshold level results in 50% of the target number of shares being earned. Performance at the target level results in 100% of the target number of shares being earned. Performance at or above the maximum level results in 200% of the target number of shares being earned. The number of shares earned is interpolated on a linear basis for performance levels between threshold and target, and for performance levels between target and maximum. 2011 grants operate in the same manner as 2012 and 2013 grants, except that they only have a threshold performance level and a target performance level (there is no maximum performance level). Performance below the threshold level results in no shares being earned under the performance stock awards. Performance at or above the target level results in 100% of the target number of shares being earned. The number of shares earned under the performance stock awards is interpolated on a linear basis for performance levels between threshold and target.
(5)	Amounts reported for “Vesting of Long Term Incentives: RSA, ISO, PSA” assume that the maximum number of shares under the performance stock awards will be earned. However, only one-third of the maximum number of shares under the 2013 performance stock awards would vest because the executive has only worked one-third of the performance period as of December 31, 2013. Only two-thirds of the maximum number of shares under the 2012 performance stock awards would vest because the executive has only worked two-thirds of the performance period as of December 31, 2013. For 2012 and 2013 grants, performance below the threshold level results in no shares being earned under the performance stock awards. Performance at the threshold level results in 50% of the target number of shares being earned. Performance at the target level results in 100% of the target number of shares being earned. Performance at or above the maximum level results in 200% of the target number of shares being earned. The number of shares earned is interpolated on a linear basis for performance levels between threshold and target, and for performance levels between target and maximum. 2011 grants operate in the same manner as 2012 and 2013 grants, except that they only have a threshold performance level and a target performance level (there is no maximum performance level). Performance below the threshold level results in no shares being earned under the performance stock awards. Performance at or above the target level results in 100% of the target number of shares being earned. The number of shares earned under the performance stock awards is interpolated on a linear basis for performance levels between threshold and target.
(6)	The total balance under the Non-Qualified Deferred Compensation Plan as of December 31, 2013 is shown in the Non-Qualified Deferred Compensation Table. This table includes only the unvested amount that would become vested upon the occurrence of the specified event under the terms of the plan.

The following summarizes the impact of the various termination and change in control scenarios, which are illustrated in the table above.

Voluntary Termination

In the event of a voluntary termination by a NEO, such executive would only be entitled to receive any unpaid amounts previously earned during his term of employment.

For Cause Termination

In the event of a for cause termination of a NEO, such executive would only be entitled to receive any unpaid amounts previously earned during his term of employment.

Normal Retirement

In the event of normal retirement of a NEO, in addition to any unpaid amounts previously earned during his term of employment, he would be entitled to the following:

•	Payment of the target bonus from the 2013 Executive Incentive Plan;

•	Vesting of a percentage of the performance shares granted in 2012 and 2013 that are actually earned based on Company performance, with such vested percentage based on the portion of the performance period worked by the executive prior to retirement; and

•	Immediate vesting of any unvested amounts under the Non-Qualified Deferred Compensation Plan.

Death

In the event of the death of a NEO, in addition to any unpaid amounts previously earned during his term of employment, he would be entitled to the following:

•	Payment of the target bonus from the 2013 Executive Incentive Plan;

•	Vesting of a percentage of the target performance shares granted in 2012 and 2013, with such vested percentage based on the portion of the performance period worked by the executive prior to death;

•	Immediate vesting of all outstanding options (incentive and non-qualified) and retention of such options for a one-year period;

•	Immediate vesting of all outstanding restricted stock awards;

•	Immediate vesting of any unvested amounts under the Non-Qualified Deferred Compensation Plan; and

•	Beneficiaries of deceased executives would be entitled to a $25,000 death benefit to be paid by the contracted insurance carrier rather than by the Company.

Disability

In the event of the disability of a NEO, in addition to any unpaid amounts previously earned during his term of employment, he would be entitled to the following:

•	Payment of the target bonus from the 2013 Executive Incentive Plan;

•	Vesting of a percentage of the performance shares granted in 2012 and 2013 that are actually earned based on Company performance, with such vested percentage based on the portion of the performance period worked by the executive prior to becoming disabled;

•	Immediate vesting of all outstanding options (incentive and non-qualified) and retention of such options for a one-year period;

•	Immediate vesting of all outstanding restricted stock awards;

•	Immediate vesting of any unvested amounts under the Non-Qualified Deferred Compensation Plan; and

•	Monthly disability benefit of $7,500 to be paid by the contracted insurance carrier rather than by the Company.

Change in Control Only

In the event of a change in control (defined below) only, NEOs would be entitled to the following:

•	Immediate vesting of all outstanding options (incentive and non-qualified);

•	Immediate vesting of all outstanding restricted stock awards, except that those restricted stock awards that were granted in 2012 and 2013 will only vest if the Board exercises its discretion to vest such awards as a result of the post-transaction surviving entity choosing not to assume any obligations relating to such awards and choosing not to convert such awards into equivalent rights with respect to equity in the post-transaction surviving entity;

•	Immediate vesting of a portion of performance share awards, with such vested portion determined based on progress toward established performance goals and the amount of time that has elapsed from the beginning of the performance period until the date of the change in control; and

•	Immediate vesting of any unvested amounts under the Non-Qualified Deferred Compensation Plan, but only to the extent such vesting does not cause the excise tax provisions of Code Section 4999 to be effective with respect to the executive.

One or more of the benefits listed above will be reduced to the extent necessary to avoid excise taxes under Code Section 4999 if such reduction results in higher after-tax benefits to the executives than if such benefits are not reduced.

Disability, Involuntary Termination or Termination for Good Reason upon Change in Control

In the event of a disability, an involuntary termination, or a termination for good reason (defined below) of a NEO within two years following a change in control (defined below), in addition to any unpaid amounts previously earned during his term of employment, he would be entitled to the following:

•	Immediate vesting (at the time of the change in control) of amounts indicated above under Change in Control Only, with subsequent vesting (at the time of the executive’s disability or termination of employment) of any 2012 and 2013 restricted stock awards that did not vest at the time of the change in control;

•	Mr. Chaney and Mr. Hairston would be entitled to a lump-sum payment equal to 3 times their base salary and average annual bonus (for the three most recent fiscal years); and Mr. Achary, Mr. Loper, Mr. Hill and Mr. Saik would be entitled to a lump-sum payment equal to 2 times their base salary and average annual bonus (for the three most recent fiscal years); and

•	Mr. Chaney and Mr. Hairston would be entitled to up to 36 months of medical insurance continuation. Mr. Achary, Mr. Loper, Mr. Hill and Mr. Saik would be entitled to up to 24 months of medical insurance continuation. Coverage would be provided at the same level of benefits as in effect at the time of the executive’s disability or termination of employment, and on the same cost sharing basis as in effect for active executives in comparable positions. Coverage would cease upon the executive becoming eligible for similar coverage provided by another employer.

One or more of the benefits listed above will be reduced to the extent necessary to avoid excise taxes under Code Section 4999 if such reduction results in higher after-tax benefits to the executives than if such benefits are not reduced.

Definition of Change in Control

Generally, a change in control shall be deemed to have occurred upon the happening of any of the following events as to the Company:

•	The acquisition by any one person, or by more than one person acting as a group, of ownership of stock that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company;

•	The acquisition by any one person, or by more than one person acting as a group, during the 12-month period ending on the date of the most recent acquisition, of ownership of stock possessing 50% or more of the total voting power of the stock of the Company;

•	The replacement during any 12-month period of a majority of the members of the Board by directors whose appointment or election is not endorsed by a majority of the members of such Board before the date of such appointment or election; or

•	The acquisition by any one person, or by more than one person acting as a group, during the 12-month period ending on the date of the most recent acquisition, of assets of the Company having a total gross fair market value of more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

For purposes of the above, “persons acting as a group” shall have the meaning as in Treasury Regulations Section 1.409A-3(i)(5)(v)(B).

Definition of Good Reason

“Good Reason” shall generally mean any of the following occurring without the executive’s consent:

•	a material diminution in executive’s position, authority, duties or responsibilities from those which executive held immediately prior to the effective date of the change in control;

•	requiring the executive to be based at any office which is a material change from the geographic location of the office at which the executive was employed immediately prior to the change in control;

•	a material diminution in the budget over which the executive retains authority;

•	a material diminution in the executive’s annual base salary; or

•	any other action or inaction that constitutes a material breach by the Company of any agreement pursuant to which the executive performs services for the Company.

Notwithstanding the preceding, however, none of such actions shall constitute “Good Reason” unless (1) the executive provides the Company with notice of the existence of such condition within 90 days of the initial existence thereof and a period of at least 30 days following such notice within which to remedy such condition, and (2) the executive terminates employment within two years of the initial existence of such condition.

PROPOSAL NO. 2 – APPROVAL OF THE HANCOCK HOLDING COMPANY

2014 LONG TERM INCENTIVE PLAN

Introduction and Overview

Upon recommendation of its Compensation Committee, the Board of Directors approved the adoption of the Hancock Holding Company 2014 Long Term Incentive Plan (the 2014 LTIP) on January 23, 2014, subject to shareholder approval. If approved by shareholders, the 2014 LTIP will be a successor to the Hancock Holding Company 2005 Long-Term Incentive Plan (the 2005 LTIP) and no additional awards would be made after April 14, 2014 under the 2005 LTIP. The 2005 LTIP is otherwise scheduled to terminate, pursuant to its terms, on March 31, 2015. A summary of the 2014 LTIP is set forth below. This summary is, however, qualified by and subject to the full text of the plan, as proposed, which is attached as Appendix A. Because this is a summary, it may not contain all of the information that you may consider to be important. You should read Appendix A carefully before you decide how to vote on this proposal.

Purpose of the Proposal

We believe that the grant of equity-based awards is an important factor in promoting the Company’s short and long-term financial growth and stability and that the proposed 2014 LTIP is necessary in order to allow the Company to continue to utilize equity awards and performance awards to retain and attract the services of key individuals essential to the Company’s long-term growth and financial success. Equity awards provide a means for key associates, defined as employees of the Company or a subsidiary, and directors to acquire a proprietary interest in the Company, thereby further aligning their interests with those of the Company’s shareholders. The Company relies on equity and performance awards to remain competitive in attracting and retaining highly qualified individuals as key associates and to serve as non-employee Board members upon whom, in large measure, the future growth and success of the Company depends.

Recent Grant Practices. The Company has historically granted equity awards under the 2005 LTIP to approximately 12% of our associates, annually. Generally, equity awards are granted on a pre-established schedule with restricted stock awards and options being granted in November each year and performance stock awards being approved in October of each year for grant in January of the following year. A minimal number of additional equity awards are granted throughout the year to new hires and as otherwise deemed appropriate by the Committee. In 2013, we granted restricted stock awards and performance stock awards covering 558,738 shares of common stock under the 2005 LTIP. Of this amount, awards for 118,242 shares, or 21.2%, were granted to our executive officers and awards for the remaining 440,496 shares, or 78.8%, were granted to our general associate population. No options have been granted since 2012. Over the past three fiscal years, on average we awarded 20.7% of all equity grants to our executive officers.

Dilution and Burn Rate. The number of shares for which equity awards are granted annually is subject to the Company’s goal to limit the average annual dilution from our equity programs. Dilution is the total number of shares subject to equity awards granted, less cancellations, divided by total common shares outstanding at the end of the year. The average annual dilution rate for 2013 was 5.93% and over the past three fiscal years, the dilution was 6.57%. Burn rate is another measure of dilution that shows how rapidly the Company is depleting its shares reserved for equity compensation plans, and differs from annual dilution by comparing the number of shares subject to equity awards that we grant annually to total outstanding shares without taking into account cancellations. Over the past three fiscal years, our annual burn rate has averaged 2.65% and was 1.68% in 2013. Both the dilution rate and burn rate are calculated based upon total shares of common stock outstanding at the end of the year.

Reasons for a New Plan. As of February 21, 2014, there are 1,446,357 shares remaining available for grant under the 2005 LTIP. While this may be a sufficient number of shares to support our long-term incentive program for the next 2.5 years, the 2005 LTIP will expire March 31, 2015 and may not be used for new incentive awards after that date. We have elected to ask our shareholders to approve a new plan in advance of the expiration of the 2005 LTIP, and have committed to cease using the 2005 LTIP immediately upon approval of the new 2014 LTIP. With shareholder approval of the 2014 LTIP, the overall simple dilution of our equity-based incentive plans would be 6.24% of our common stock outstanding as of the record date, based on 1,796,357 shares proposed under the 2014 LTIP, 82,279,194 shares of common stock outstanding as of January 31, 2014, 1,853,908 shares of unvested restricted stock, and shares issuable pursuant to 1,306,383 outstanding stock options and 173,979 outstanding performance stock awards.

If the 2014 LTIP is not approved by our shareholders, we will not have sufficient shares to fund our long-term incentive program beyond the 2014 program. As a result, the Compensation Committee may be required to increase significantly the cash component of our executive compensation program in order to remain competitive and adequately compensate our employees. Such a drastic decline in our long term incentive program would misalign our executive and shareholder interests.

Code Section 162(m). In addition to having sufficient shares of common stock available to support our long-term incentive program, we are also asking shareholders to approve the 2014 LTIP in order to give the Committee flexibility in the future to structure “performance-based” awards under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the Code), if the Committee determines that such design is appropriate. In general, under Code Section 162(m), in order for a company to be able to deduct compensation in excess of $1 million paid in any one year to its chief executive officer and its three other most highly compensated executive officers (other than its chief financial officer), such compensation must qualify as “performance-based” compensation. The proposed 2014 LTIP is designed to permit the grant of awards that are intended to qualify as “performance-based” compensation not subject to the $1 million deductibility cap under Code Section 162(m), however, there can be no guarantee that amounts payable under the 2014 LTIP will be treated as qualified “performance-based “compensation under Code Section 162(m). In order to qualify as “performance-based compensation” for purposes of Code Section 162(m), the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by shareholders. For purposes of Code Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the 2014 LTIP, each of these aspects is discussed below in the “Summary of Plan Terms.” Approval by the shareholders of the 2014 LTIP itself will also constitute approval of each of these aspects of the 2014 LTIP for purposes of the approval requirements of Code Section 162(m).

Best Practice Provisions in the 2014 LTIP

The 2014 LTIP has many provisions designed to protect shareholder interests and promote effective corporate governance, including the following:

•	the exercise price of stock options and stock appreciation rights may not be less than the fair market value of a share of common stock on the date of grant;

•	the plan prohibits the repricing of any stock option or stock appreciation right without shareholder approval;

•	shares of common stock delivered or withheld in payment of the exercise price of a stock option or delivered or withheld to satisfy tax obligations in respect of an incentive may not be re-issued under the plan;

•	all time-based incentive awards granted to the executive officers are subject to a minimum three-year vesting requirement (although incremental vesting is permitted);

•	the plan limits the number of shares subject to awards that may be granted to a participant, including directors, each year;

•	awards under the plan to executive officers are expressly subject to the Company’s clawback policy;

•	if stock appreciation rights are paid in stock, each right paid is counted as a whole share used;

•	material amendments of the plan require shareholder approval; and

•	awards under the plan are administered by the Compensation Committee, an independent committee of our Board.

Other Company policies that help align the interests of our directors and executive officers with those of our shareholders include our policies that prohibit our directors and executive officers from hedging our common stock, and our minimum stock ownership guidelines for our directors and executive officers. See “Compensation of Directors” and “Compensation Discussion and Analysis.”

Summary of Plan Terms

Purpose of the Plan

The purpose of the 2014 LTIP is to advance the interests of the Company and its shareholders and to promote the growth and profitability of the Company by providing associates and directors of the Company and its subsidiaries a means to acquire a proprietary interest in the Company, as well as to provide incentives to such associates and directors to reward and encourage their efforts in promoting the long-term growth and profitability of the Company. Further, the plan provides a means for the Company to obtain and retain qualified associates and directors in a competitive market, which is crucial to the Company’s continued growth and profitability.

Administration of the Plan

The 2014 LTIP is administered by the Compensation Committee of the Company’s Board of Directors (the Committee for purposes of this Proposal No. 2). The Committee is composed solely of “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, “outside directors” within the meaning of Code Section 162(m), and directors who meet the independence requirements of the NASDAQ Stock Market listing standards.

The Committee has the power, in its discretion, to grant incentive awards under the plan, to select the individuals to whom incentive awards are granted, to determine the number of shares of common stock subject to each incentive award and the terms of the grants, to interpret the provisions of the plan and to otherwise administer the plan. The Committee may delegate all or any of its responsibilities and powers under the 2014 LTIP to individual officers or associates of the Company or a subsidiary, except its authority or responsibility with regard to awards to persons subject to Section 16 of the Exchange Act.

The 2014 LTIP provides that members of the Committee shall be indemnified and held harmless by the Company from any loss or expense resulting from claims and litigation arising from actions related to the plan.

Eligibility

Any associate or director of the Company or any of its subsidiaries selected by the Committee, or selected by management and approved by the Committee, is eligible to receive incentive awards under the 2014 LTIP. However, incentive stock options, within the meaning of Code Section 422, may only be granted to associates of the Company or its subsidiaries. We currently have 13 executive officers and 15 non-employee directors eligible to receive incentive awards under the 2014 LTIP. In addition, approximately 900 other associates currently participate in the 2005 LTIP and would be eligible to receive incentive awards under the 2014 LTIP.

Shares Authorized for Issuance under the Plan

The 2014 Plan would provide a total number of shares of Common Stock available for issuance under the plan equal to the sum of (i) 350,000 new shares, and (ii) the number of shares remaining available for issuance under the 2005 LTIP, as of the effective date of the 2014 LTIP plus any shares of common stock that are subject to outstanding awards under the 2005 LTIP as of the date the 2014 LTIP becomes effective that are subsequently canceled, expired, forfeited or otherwise not issued or that are settled in cash. As noted above, as of February 21, 2014, 1,446,357 shares were available for issuance under the 2005 LTIP. Thus, the total number of shares of common stock reserved for issuance as Incentive Awards under the proposed 2014 LTIP would be approximately 1,796,357, plus any subsequently cancelled, expired, forfeited or cash settled awards outstanding under the 2005 LTIP. All or any portion of such authorized shares may be issued pursuant to grants of incentive stock options or pursuant to any one or more other types of incentive award under the plan. Such shares of common stock may be either authorized but unissued shares, treasury shares or shares acquired on the open market. The closing sale price of our common stock on the NASDAQ Stock Market as of February 21, 2014 was $33.68 per share.

Generally, for purposes of determining the maximum number of shares of our common stock available for delivery under the 2014 LTIP, shares that are not delivered because an award is forfeited, cancelled, or settled in cash will not be deemed to have been delivered under the 2014 LTIP. With respect to stock appreciation rights paid in shares, all shares to which the stock appreciation rights relate are counted against the plan limits rather than the net number of shares delivered upon exercise. If shares are withheld to satisfy the exercise price of an option or the tax withholding obligation associated with any incentive award, those withheld shares will not be available for reissuance under the plan.

The aggregate number of shares for which awards may be granted during any plan year (i.e., calendar year) to any one participant, including directors, may not exceed 100,000 shares. The aggregate fair market value of stock for which options intended to be incentive stock options become exercisable for the first time by an individual in any calendar year may not exceed $100,000, provided if such limitation is exceeded, the options above this limit shall be treated as non-qualified stock options. Further, the maximum amount of an incentive award that is valued in dollars, including a cash award, under the plan may not exceed $4 million during a calendar year.

The aggregate number of shares available for grant under the 2014 LTIP, the aggregate number of shares for which awards may be granted to any one participant during a plan year, and the number of shares subject to outstanding awards shall be subject to adjustment upon a change in the Company’s capitalization.

Types of Incentive Awards under the 2014 LTIP

The 2014 LTIP provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights (SARs), restricted stock awards, restricted stock units, dividend equivalent rights, performance stock awards, performance units, and other equity awards and cash awards to associates and directors of the Company and the Company’s subsidiaries (including executive officers).

Option Awards

Options granted under the 2014 LTIP may be either incentive stock options (ISOs) or non-qualified stock options, that are not intended to qualify as ISO’s (NQSOs), as determined by the Committee. The Committee will establish the exercise price per share under each option, which will not be less than the fair market value of a share of common stock on the date the option is granted. Fair market value for this purpose is the closing price of the common stock on the NASDAQ on the last trading day immediately preceding the grant date. The Committee will establish the term of each option, which in the case of an ISO may not exceed a period of ten (10) years from the date of grant or five (5) years from the date of grant if the option is granted to an individual owning more than ten percent (10%) of the combined voting power of the Company or a subsidiary. Other than in connection with a change in the Company’s capitalization, we will not, without shareholder approval, amend or modify the exercise price of an option and shall not exchange an option for cash, another incentive award or the grant of a new option with a lower (or no) exercise price.

Stock Appreciation Rights

A SAR provides the participant a right to an amount equal to all or a specified portion of the fair market value of a number of shares of common stock of the Company on the exercise date over a specified or determinable price that may not be less than the fair market value of such shares on the date of grant. SARs may be granted to participants either in tandem with or as a component of a previously or contemporaneously granted option under the 2014 LTIP or not in conjunction with other awards. All SARs granted in connection with an option may be exercised at any time the option to which it relates is exercisable, but only to the extent such option is then exercisable and shall be subject to all the conditions applicable to the option. Other than in connection with a change in the Company’s capitalization, the Company will not, without shareholder approval, amend or modify the exercise price of a SAR and shall not exchange a SAR for cash, another incentive award or a new SAR with a lower (or no) exercise price.

Restricted Stock Awards and Restricted Stock Units

A restricted stock award is an award or issuance of shares of common stock, the grant, issuance, retention, vesting and/or transferability of which is subject, during specified periods of time, to conditions (including continued employment and/or performance goals) and terms as the Committee determines. Restricted stock units are awards that entitle the participant to an amount equal to all or a portion of the fair market value of a specified number of shares of common stock, subject to conditions (including continued employment over a specified period of time and/or performance goals) and terms as the Committee determines. Restricted stock units may be settled in cash or in shares of common stock as determined by the Committee. Participants holding restricted stock awards granted under the 2014 LTIP shall have such voting and dividend rights with respect to those shares during the restricted period as determined by the Committee. Participants will have no voting rights with respect to shares of common stock underlying restricted stock units unless and until such shares are issued to the participant and reflected as outstanding in the Company’s stock records. However, dividend equivalents may be granted, in the discretion of the Committee, with respect to any shares of common stock covered by a restricted stock unit, and any such dividend equivalents may be converted to additional shares of common stock also covered by the restricted stock unit and subject to its terms and conditions.

Dividend Equivalent Rights

A dividend equivalent right entitles the participant to an amount equal to the cash dividends paid on a specified number of shares of common stock over a specified period. A grant of dividend equivalent rights shall be subject to such restrictions and conditions, including attainment of such performance goals, as the Committee shall determine. Dividend equivalent rights may be settled in cash or in shares of common stock valued at the fair market value thereof on the date payment is due under the award.

Performance Stock Awards and Performance Units

Performance stock awards and performance units provide the participant an opportunity to receive shares of common stock (or cash in an amount equal to the value thereof) upon the attainment of stated performance goals and/or satisfaction of other terms and conditions during a performance period as determined by the Committee. The performance period and performance goals applicable to each such award will be determined by the Committee at the time of grant. Such awards may set forth a minimum or threshold level of achievement of the performance goal below which no shares of common stock will be earned and a formula for determining the number of shares earned at various levels of achievement of such performance goals. Participants receiving performance stock awards or performance units will only have the rights of a shareholder (including voting rights and the right to dividends paid in respect of shares of common stock subject to such awards) with respect to shares of common stock, if any, actually received by the participant upon satisfaction or achievement of the terms and conditions of such award and not with respect to shares subject to the award but not actually issued to the participant. The holder of a performance stock award or a performance unit may also be granted dividend equivalents, payable in cash or additional shares of common stock. Payment of any such dividend equivalents shall be deferred and contingent upon the participant’s earning of the shares of common stock to which such dividend equivalents relate.

Other Awards

The Committee may grant to a participant such other awards that are payable in, valued by reference to, or otherwise based on shares of common stock of the Company including, but not limited to, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, purchase rights for shares of common stock, awards with value and payment contingent upon performance of the Company or its subsidiaries, and awards valued by reference to the book value of shares of common stock or the value of securities of a subsidiary. The Committee will determine the terms and conditions of such awards, subject to the provisions of the plan.

Further, the Committee may grant cash awards under the plan to eligible associates as a bonus on such terms and conditions as the Committee determines, including the achievement of performance goals. Any such cash award that is intended to qualify as performance-based compensation under Code Section 162(m) shall not exceed $4 million per calendar year. The Committee also may grant shares of common stock as a bonus to eligible associates.

The proposed 2014 LTIP also allows the Committee to award to the directors of the Company or any subsidiary (or to permit such directors to elect to receive) all or any portion of their annual retainer and/or meeting or other fees in shares of common stock.

Performance Goals

Any award that may be granted under the proposed 2014 LTIP also may be granted contingent on achievement of performance goals. The Committee may specify that any such award, or a portion of any such award, is intended to satisfy the requirements of “performance-based compensation” under Code Section 162(m). Under the plan, performance goals may be based on one or more of the following business criteria, as determined by the Committee:

(a) Share price, including (i) market price per share; and (ii) share price appreciation.

(b) Earnings, including (i) earnings per share; (ii) gross or pre-tax profits; (iii) post-tax profits; (iv) operating profit; (v) operating earnings; (vi) growth in earnings or growth in earnings per share; and (vii) total earnings.

(c) Return on equity, including (i) return on equity; (ii) return on invested capital; (iii) return or net return on assets or net assets; (iv) return on investment; (v) return on capital; (vi) financial return ratios; (vii) value of assets; and (viii) change in assets.

(d) Cash flow(s), including (i) operating cash flow; (ii) net cash flow; (iii) free cash flow; and (iv) cash flow on investment.

(e) Revenue, including (i) gross or net revenue; and (ii) changes in annual revenues.

(f) Margins, including (i) adjusted pre-tax margin; and (ii) operating margins.

(g) Income, including (i) net income; and (ii) consolidated net income.

(h) Costs and expenses, including (i) operating or administrative expenses; (ii) expense or cost levels; (iii) reduction of losses, loss ratios or expense ratios; (iv) reduction in fixed costs; (v) expense reduction levels; (vi) operating cost management; and (vii) cost of capital.

(i) Financial ratings, including (i) credit rating; (ii) capital expenditures; (iii) debt; (iv) debt reduction; (v) working capital; (vi) average invested capital; and (vii) attainment of balance sheet or income statement objectives.

(j) Market share, including (i) market share; (ii) volume; (iii) market share or market penetration with respect to specific geographic areas.

(k) Shareholder return, including (i) total shareholder return; (ii) shareholder return based on growth measures or the attainment of a specified share price for a specified period of time; and (iii) dividends.

The performance goals may be that of the Company or a subsidiary, or a division, business unit, branch or line of business of the Company or a subsidiary, and may be measured on an adjusted or unadjusted basis, on an individual or combined basis, on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years, or any combination of the above as determined by the Committee. To the extent permitted under Code Section 162(m) (including, without limitation, compliance with any requirements for shareholder approval), the Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend the aforementioned criteria. Performance goals may include a threshold level of performance below which no award will be earned, a level of performance at which the target amount of an award will be earned and a level of performance at which the maximum amount of the award will be earned. The Committee will certify the extent to which the performance goals and other material terms of the award have been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any award that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m).

To the extent consistent with Code Section 162(m), the Committee may include or exclude certain items, including but not limited to any of the following events that occurs during a performance period: (a) asset write-downs; (b) litigation, claims, judgments or settlements; (c) the effect of changes in tax laws or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) acquisitions or divestitures; (f) unusual and nonrecurring items reflected in the Company’s audited financial statements; (g) annual incentive payments or bonuses; and/or (h) capital charges.

Deferral of Award

Subject to the terms of the 2014 LTIP, the Committee may provide for the deferred delivery of shares or payment of cash, as applicable, upon settlement, vesting or other events with respect to restricted stock awards or restricted stock units, or performance stock awards or performance units at the election of a participant prior to issuance of such award under the 2014 LTIP and pursuant to the terms and provisions of the Company’s Nonqualified Deferred Compensation Plan.

Clawback

All awards made to executive officers of the Company under the 2014 LTIP are subject to the Company’s Clawback Policy under which all or a portion of the award, plus any gains realized thereon, may be recovered if the financial statements of the Company are restated due to fraud or dishonesty by one or more of the Company’s executive officers.

Change In Control

Under the 2014 LTIP, in the event of a change in control, the Committee may provide for any of the following to occur with respect to an Incentive Award: (i) automatic maximization of all performance standards, lapse of all restrictions and acceleration of vesting; (ii) performance stock awards to be paid entirely in cash; (iii) with respect to outstanding options, a three-month period following termination of employment in which to exercise such option; and (iv) the award becomes non-cancelable. For purposes of the 2014 LTIP, a change in control event includes, but is not limited to, certain acquisitions of fifty percent (50%) or more of the Company’s outstanding common stock, certain changes in the identity of a majority of the members of the Board of Directors and the acquisition of more than fifty percent (50%) of the Company’s assets.

Amendment and Termination

The Board of Directors may at any time terminate, or from time to time amend, the 2014 LTIP, or alter any award agreement or other document evidencing an award. However, no such amendment or termination may be made without first obtaining shareholder approval if such amendment or termination would: (i) increase the maximum number of shares that may be issued under the 2014 LTIP or to any one individual (except to the extent such amendment is made pursuant to a change in the Company’s capitalization), (ii) materially expand the classes of individuals eligible to receive awards under the 2014 LTIP, (iii) reduce the price at which options and SARs may be granted, (iv) reduce the exercise price of outstanding options and SARs, or (v) otherwise require shareholder approval pursuant to the 2014 LTIP, applicable law, or the NASDAQ Market Rules.

No termination of the 2014 LTIP or amendment to the 2014 LTIP or an award thereunder may be made which would adversely affect any rights or obligations with respect to any awards granted prior to the date of such termination or amendment, without the consent of the holder of such award.

Adjustments

The number and kind of shares of common stock available for issuance under the 2014 LTIP (including under any awards then outstanding), the number and kind of shares subject to the individual limits set forth in the 2014 LTIP, and the terms of any outstanding award, including the exercise price of any outstanding option, will be equitably adjusted by the Committee as it determines appropriate to reflect any merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, spin-off combination or exchange of shares, dividend or distribution of securities, or any other event or transaction that affects the number or kind of outstanding shares of the Company.

Transferability

Awards granted under the 2014 LTIP generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and may be exercisable only by the participant during his or her lifetime or, in the event of the disability of a participant, by his or her legal representative.

Award Grants

No awards have been granted to date under the 2014 LTIP. The grant of such awards is within the discretion of the Committee, and the Committee has not determined future awards or who might receive them. Thus, the benefits that will be awarded or paid in the future under the 2014 LTIP are not currently determinable.

Effective Date and Termination of the 2014 LTIP

The 2014 LTIP will become effective, if approved by our shareholders, on the date of the annual meeting, April 15, 2014. The 2014 LTIP shall remain in existence until all shares of common stock reserved for issuance under the 2014 LTIP have been issued as incentive awards or such earlier date as the Company’s Board of Directors shall determine. However, no awards of ISOs may be made under the 2014 LTIP after the tenth (10th) anniversary of the date on which the 2014 LTIP becomes effective.

Federal Income Tax Treatment

Stock Options

ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Code Section 422 and to qualify for favorable tax treatment under Code Section 421. NQSOs are not eligible for such favorable tax treatment.

An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the grant date and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of shares acquired pursuant to exercise of an ISO before satisfying these holding periods, the optionee will recognize both ordinary income and capital gain in the year of disposition. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Code. We cannot guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO as described below.

An optionee is not taxed on the grant of an NQSO. On exercise, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income, subject to any applicable limitation under Code Section 162(m). The optionee’s gain (or loss) on subsequent disposition of the shares is long-term capital gain (or loss) if the shares are held for at least one year following exercise. The Company is not entitled to a deduction for this gain.

Stock Appreciation Rights

No tax is imposed on the grant of a SAR. On exercise, the holder recognizes ordinary income equal to the cash or the fair market value of any shares of common stock received. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the holder as ordinary income, subject to any applicable limitations under Code Section 162(m).

Restricted Stock Awards and Restricted Stock Units

Grantees of restricted stock awards or restricted stock units do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the shares or units at such time, and the Company will receive a corresponding deduction, subject to any applicable limitations under Code Section 162(m). However, no later than 30 days after a participant receives a restricted stock award, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares of common stock at the time of grant. Provided that the election is made in a timely manner, the participant will not recognize any additional income when the restrictions on the shares lapse. If the participant forfeits the shares (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends paid with respect to unvested restricted shares generally will be taxable as ordinary income to the participant at the time the dividends are received.

Performance Stock Awards and Performance Units

A participant will not recognize income, and the Company will not be allowed a deduction, upon the grant of a performance stock award or a performance unit. Upon settlement of the award, the participant will recognize ordinary income equal to the cash or fair market value of the shares of common stock received. The Company is entitled to a corresponding deduction in the same year the participant recognizes income, subject to any applicable limitations under Code Section 162(m).

Cash Awards/Bonuses

A participant who receives a cash award or a bonus payable in shares of common stock will recognize ordinary income on the amount of such cash award in the year paid or on the fair market value of such shares in the year received. The Company is entitled to a corresponding deduction in the same year and the same amount as recognized by the participant, subject to any applicable limitations under Code Section 162(m).

Director Fees

A director who receives payment of all or any portion of his annual retainer and/or meeting or other fees in shares of common stock will recognize ordinary income on the fair market value of such shares in the year in which received and the Company will be entitled to a corresponding deduction.

Code Section 409A

If an award under the plan is subject to Code Section 409A (relating to nonqualified deferred compensation plans), and if the requirements of Code Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. All awards that comply with the terms of the plan, however, are intended to be exempt from the application of Code Section 409A or to meet the requirements of Section 409A in order to avoid such early taxation and penalties.

Tax Withholding

The Company has the right to deduct from any cash payment under an award and, with respect to any award settled in shares of common stock, to require a participant to remit to the Company an amount sufficient to satisfy federal, state and local taxes required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising with respect to an award under the plan. A participant may elect to pay such amount in cash or by instructing the Company to withhold from the award, shares of common stock having a fair market value on the date of withholding equal to the amount required to be withheld for tax purposes. This election must be made prior to the date on which the amount of tax to be withheld is determined and for participants who are not subject to Section 16 of the Exchange Act is subject to the Committee’s right of disapproval.

Company Deduction and Code Section 162(m)

Code Section 162(m) generally allows the Company to obtain tax deductions without limit for performance-based compensation. The 2014 LTIP is designed to permit the grant of incentive awards, including cash awards that are intended to qualify as “performance-based compensation” not subject to the $1,000,000 deductibility cap under Code Section 162(m). However, the rules and regulations promulgated under Code Section 162(m) are complicated and a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the 2014 LTIP will be deductible under all circumstances.

Tax Consequences of a Change in Control

If, in connection with a change in control of the Company, the exercisability, vesting or payout of an incentive award is accelerated, any excess on the date of the change in control of the fair market value of the shares or cash issued under accelerated incentive awards over the purchase price of such shares, if any, may be characterized as “parachute payments” (within the meaning of Code Section 280G) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of the employee for the five years preceding such change in ownership or control. An “excess parachute payment,” with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee in connection with a change in control are characterized as parachute payments, the employee will be subject to a 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.

The foregoing discussion summarizes the federal income tax consequences of incentive awards that may be granted under the 2014 LTIP based on current provisions of the Code, which are subject to change. This summary does not cover any foreign, state or local tax consequences.

Equity Compensation Plan Information as of December 31, 2013

The following table provides certain information as of December 31, 2013, concerning the shares of our common stock that may be issued under existing equity compensation plans:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options and Rights (#)		Weighted Average Exercise Price of Outstanding Options and Rights ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)(3)
Equity Compensation Plans Approved by Security Holders	1,336,079	(1)	35.05	(2)	1,777,553
Equity Compensation Plans Not Approved by Security Holders	178,285	(4)	63.48	(4)	—

Total	1,514,364				1,777,553

(1)	Includes 60,675 shares potentially issuable upon the vesting of outstanding restricted share units and 5,444 shares potentially issuable upon the vesting of outstanding performance share units that represent awards deferred into our Nonqualified Deferred Compensation Plan. This includes 115,589 performance stock awards at 100% of target. If the highest level of performance conditions is met, the total performance shares would be 210,919.
(2)	The weighted average exercise price relates only to the exercise of outstanding options included in column (a).
(3)	Includes 1,587,596 shares remaining available for issuance under the Amended and Restated 2005 Long-Term Incentive Plan, as amended and 189,957 shares remaining available for issuance under the Company’s 2010 Employee Stock Purchase Plan, as amended.
(4)	Represents securities to be issued upon the exercise of options that were assumed by the Company in the acquisition of Whitney Holding Corporation.

Equity Compensation Plan Information as of February 21, 2014

The following tables provide certain supplemental information as of February 21, 2014 concerning the shares of our common stock awarded under our existing equity compensation plan:

Option Awards	Number of Stock Options Outstanding (#)	Weighted Average Exercise Price Per Share ($)	Weighted Average Remaining Contractual Term (Years)
Outstanding at January 1, 2014	1,332,656	38.85
Granted
Exercised	(21,785)	28.83
Forfeited or expired	(4,488)	67.33
Outstanding at February 21, 2014	1,306,383	38.92	4.6

Full Value Awards	Number of Shares Outstanding (#)	Weighted – Grant Average Date Fair Value ($)
Outstanding at January 1, 2014	1,981,820	31.75
Granted	71,382	38.11
Vested	(18,071)	34.24
Cancelled/Forfeited	(7,244)	31.29
Outstanding at February 21, 2014	2,027,887	31.95

In addition, as noted above, as of February 21, 2014, there were 1,446,357 shares of common stock remaining available for future issuance under the 2005 LTIP, calculated as follows:

Initial shares authorized under the 2005 LTIP	5,000,000

Shares issued or issuable under awards granted under 2005 LTIP through December 31, 2013 (includes performance stock awards assuming achievement of highest level of goals)	(3,532,779)

Shares issued or issuable under awards granted from January 1, 2014 through February 21, 2014 (includes performance stock awards assuming achievement of highest level of goals)	(141,239)

Estimated shares (before cancellations) available to be granted as of February 21, 2014	1,325,982

Cancellations added back to share reserve through February 21, 2014	120,375

Shares available to be granted as of February 21, 2014	1,446,357

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR

APPROVAL OF THE HANCOCK HOLDING COMPANY 2014 LONG TERM INCENTIVE PLAN.

PROPOSAL NO. 3

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

We are seeking shareholder approval of the compensation of our Named Executive Officers as disclosed in this proxy statement pursuant to SEC rules (the say-on-pay proposal). In considering how to vote on this proposal, we encourage you to review all the relevant information in this proxy statement – our CD&A (including its executive summary), the compensation tables, and the accompanying narrative disclosures and footnotes regarding our executive compensation program. Shareholders are asked to vote on the following resolution:

RESOLVED, that the compensation paid to the Named Executive Officers as disclosed in the proxy statement for the Company’s 2014 annual meeting of shareholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission is hereby APPROVED.

We understand that executive compensation is an important matter for our shareholders. Our core executive compensation philosophy and practice continue to be based on pay for performance, and we believe that our compensation program is strongly aligned with the long-term interests of our shareholders.

While this say-on-pay proposal is advisory only and the voting results are not binding, our Compensation Committee and Board will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers. We invite shareholders who wish to communicate with our Board on executive compensation or any other matters to contact us as provided under “Shareholder Communications” below.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

TRANSACTIONS WITH RELATED PERSONS

The Company, through the Banks, has made, and expects to make in the future, loans in the ordinary course of business to directors and officers of the Company and the Banks, members of their immediate families and their associates. The Banks have made such loans on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company. No loans involved more than the normal risk of collectibility or presented other unfavorable features that require disclosure in the proxy statement.

The Banks employ several relatives of directors and executive officers, including one employee who was paid or otherwise earned compensation exceeding $120,000 in the aggregate during 2013. This employee also received benefits under certain employee benefit plans that are generally available to all similarly situated Bank employees.

•	Jay R. Exnicios, the brother of Joseph S. Exnicios, one of our executive officers, is employed by Whitney Bank as a Corporate Banking Team Leader. During 2013, Jay Exnicios received total cash compensation of $144,245. Jay Exnicios received stock awards valued at $39,379 (which will not vest until 2018). He also received benefits valued at $8,486. These benefits include matching contributions to the Hancock 401(k) plan and restricted stock dividends. During 2013, Mr. Exnicios was also a participant in the Hancock Holding Company Pension Plan, although there was no increase to his pension value during 2013.

Our Corporate Governance Guidelines require that we review all transactions that are required to be disclosed pursuant to Item 404 of SEC Regulation S-K (Related Party Transactions) for potential conflicts of interest. Generally, the Audit Committee will be responsible for reviewing and approving all Related Party Transactions.

The Company conducts virtually all of its business activities through the Banks, whose business activities primarily consist of offering deposit accounts, making loans, engaging in a trust business, providing brokerage services and, through subsidiaries, offering annuities and insurance products. While Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits a public company from extending or renewing credit or arranging the extension or renewal of credit to an officer or director, this prohibition does not apply to loans made by depository institutions such as banks that are insured by the Federal Deposit Insurance Corporation and are subject to the insider lending restrictions of the Federal Reserve Board’s Regulation O. Accordingly, we permit our directors and executive officers, their family members and their related interests, to establish and maintain banking and business relationships in the ordinary course of business with the Banks. With respect to lending activities, the Banks each have a special written policy governing affiliate and insider lending transactions. These policies prohibit extensions of credit to insiders, as defined in the policies, unless the extension of credit:

•	is made in the ordinary course of business on substantially the same terms (including interest rates and collateral) as, and following credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions by the Banks with members of the general public; and

•	does not involve more than the normal risk of repayment or present other unfavorable features.

Audit Committee review is required for any lending transaction that alone or together with other extensions of credit to an “insider” exceeds $120,000 and does not meet the criteria noted above or which becomes a past due, nonaccrual, restructured or a potential problem loan as of year-end under applicable SEC rules. Also, in compliance with Regulation O, a majority of the Board of Directors of the bank extending credit must approve in advance any extension of credit to any director or executive officer or any of their related entities where the aggregate lending relationship exceeds $500,000. A director with an interest in the extension of credit must abstain from voting or participating in the discussion and approval of the extension of credit.

In accordance with Regulation O, additional restrictions are imposed on extensions of credit to any executive officer. The Banks may make extensions of credit to an executive officer:

•	in any amount to finance the education of his or her children;

•	in any amount to finance or refinance the purchase, construction or renovation of a residence when secured by a first lien on the residence;

•	in any amount provided that the extension of credit is secured by U.S. Government obligations, which is the subject of an unconditional takeout commitment or guarantee by a U.S. Government entity, or a perfected security interest in a segregated deposit account of the bank; or

•	for any other purpose if the aggregate amount of loans (excluding loans for education and residence) does not exceed $100,000.

An extension of credit covered by Regulation O to executive officers must be (1) promptly reported to the Board of Directors of the bank extending such credit; (2) preceded by the submission of a detailed personal financial statement; and (3) made subject to the written provision (in the promissory note or allonge thereto) that the loan will, at the option of the bank, be due and payable at any time that the executive officer is indebted to any other bank or banks in an amount greater than the dollar thresholds set forth above.

In order to promote compliance with applicable laws, regulations and rules pertaining to insider lending transactions discussed above, the Company has appointed an officer (the Regulation O Monitoring Officer) to assist Bank employees in identifying and reviewing pertinent transactions with identified insiders. The Regulation O Monitoring Officer annually receives lists of all directors and executive officers of the Company and the Banks and any other subsidiaries from our Corporate Secretary, as well as a list of our principal shareholders, if any. The information collected from directors and executive officers includes the names of these individuals and their family members, as well as the names of their related interests, which are referred to as covered entities. This information is compiled based on questionnaires our directors and executive officers submit to the Corporate Secretary in the case of Company directors and executive officers, or the Regulation O Monitoring Officer in the case of Bank directors. Information available from public databases and the Banks’ records supplements the data. The Banks’ officers managing proposed extensions of credit to insiders are responsible for confirming that the proposed extensions of credit are in compliance with the Banks’ policies on insider transactions. The Regulation O Monitoring Officer will promptly notify our Corporate Secretary in the event the Regulation O Monitoring Officer detects an extension of credit to an insider that appears to violate the policy.

The Corporate Secretary follows procedures to help us determine at the end of each year whether any insider relationship or transaction has occurred that must be disclosed pursuant to the SEC’s rules regarding Related Party Transactions or that might impair a non-employee director’s independence under

SEC rules or NASDAQ listing rules. These procedures include annual director and executive officer questionnaires, a survey of customer databases of the Company and its subsidiaries, as well as a review of other records, including accounts payable, payroll and real estate transaction records. The Corporate Secretary reports any insider transactions so discovered to the Audit Committee for review, approval or ratification and reports other matters that would disqualify a non-employee director from meeting NASDAQ or SEC independence requirements to the Board.

To further raise awareness regarding, and to ensure the proper handling of, insider transactions, we have adopted various codes of conduct, including the Code of Business Ethics for Officers and Associates, the Code of Ethics for Financial Officers, and the Code of Ethics for Directors. These codes, which are available on the Governance Documents page of the Investor Relations section of our website at www.hancockbank.com, promote the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, and encourage covered persons to seek advice to avoid conflicts of interest. Employees are also prohibited from handling any customer relationship involving themselves, their relatives or affiliated businesses. Our Audit Committee is responsible for applying and interpreting the codes pertaining to senior financial officers, executive officers and directors, and shall report any violations to the Board for further action.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pre-Approval Policies and Procedures

The Company’s Audit Committee selected PricewaterhouseCoopers LLP (PwC) as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for 2013. As part of its role in overseeing the independent registered public accounting firm, the Audit Committee has adopted policies and procedures to preapprove all audit and permissible nonaudit services performed by the independent registered public accounting firm. The policy requires that on an annual basis the Audit Committee preapprove the general engagement of the independent registered public accounting firm to provide defined audit, audit-related and possible tax services within preapproved fee levels. Unless otherwise provided, such preapprovals shall remain in effect for 12 months. The Audit Committee may revise the list of generally preapproved services from time to time. The Audit Committee may also grant general preapproval for other permissible nonaudit services classified as all other services, provided that such services would not impair the independent registered public accounting firm’s independence. Preapproval may be granted by action of the full Audit Committee or, in the absence of such action, the Audit Committee Chair or his designee may preapprove individual engagements up to a limit of $100,000. Any preapproval granted by less than the full Audit Committee must be reported to the full Audit Committee at its next scheduled meeting. The Audit Committee will consult the SEC’s rules and relevant guidance in applying this policy. During 2013, the Audit Committee preapproved all services provided by PwC.

Fees and Related Disclosures for Accounting Services

The following table discloses the fees for professional services provided by PwC in each of the last two fiscal years to the Company and its subsidiaries:

	2013	2012
Audit Fees (1)	$1,554,857	$1,516,755
Audit-Related Fees (2)	232,027	202,500
Tax Fees (3)	182,556	123,471
All Other Fees (4)	750,190	—
Total	$2,719,630	$1,842,726

(1)	Relates to services rendered in connection with the audits of the consolidated financial statements of the Company and its subsidiaries, reviews of the quarterly consolidated financial statements of the Company and the audit of the design and operating effectiveness of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and the Federal Deposit Insurance Corporation Improvement Act.

(2)	Relates to services rendered in connection with subsidiary audits, employee benefit plan audits, Statement on Standards for Attestation Engagements (SSAE) No. 16 procedures and agreed upon procedures engagements.
(3)	Relates to tax advice rendered in connection with tax information reporting matters.
(4)	Relates to advisory services rendered in connection with regulatory compliance.

The Audit Committee preapproved all services provided by PwC and related fees in 2013 and 2012.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in monitoring the Company’s accounting and financial reporting processes and has a key role in the oversight and supervision of PwC, the Company’s independent registered public accounting firm. The Audit Committee’s role includes sole authority to: (1) appoint or replace the Company’s independent registered public accounting firm; (2) preapprove all audit or permissible nonaudit services that the Company’s independent registered public accounting firm performs on behalf of the Company; and (3) approve compensation related to all auditing services and any permissible nonaudit services. The Audit Committee monitors management’s evaluation of the effectiveness of internal control over financial reporting and retains and monitors the activities of PwC. The Audit Committee also oversees the Company’s procedures for the receipt, retention and treatment of complaints the Company receives regarding accounting, internal accounting controls or auditing matters. For greater detail regarding the functions and responsibilities of the Audit Committee, please refer to the Audit Committee Charter, which is available on the Committee Charting page of the Investor Relations section of our website at www.hancockbank.com. The Audit Committee is in compliance with the Audit Committee Charter.

Management has the primary responsibility for the financial statements and reporting processes, including the system of internal control over financial reporting. In fulfilling its oversight responsibilities for 2013, the Audit Committee reviewed and discussed with management the audited financial statements as of and for the year ended December 31, 2013. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

The Audit Committee reviewed the audited financial statements with the independent registered public accounting firm who is responsible for expressing an opinion on the conformity of those statements with GAAP and discussed with the independent registered public accounting firm the matters required to be communicated by the statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. The Audit Committee has also received the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence and considered the compatibility of nonaudit services with the independent registered public accounting firm’s independence.

The Audit Committee discussed with the Company’s internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and the independent registered public accounting firm to discuss the results of audits, evaluations of the Company’s system of internal control over financial reporting, and the overall quality of the Company’s financial reporting. Both the internal auditors and the independent registered public accounting firm have unrestricted access to the Audit Committee. The members of the Audit Committee met by themselves in several executive sessions during 2013 and had separate executive sessions with the independent registered public accounting firm and with the internal auditors.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2013 be included in the Annual Report on Form 10-K for filing with the SEC. The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the books of the Company and its subsidiaries for 2014, subject to ratification by a majority of the shares represented at the annual meeting.

Audit Committee of the Board of Directors,

Hardy B. Fowler, Chair

Christine L. Pickering, Vice Chair

Randall W. Hanna

Jerry L. Levens

PROPOSAL NO. 4

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, as auditors for the fiscal year ending December 31, 2014, and until their successors are selected.

The Company has been advised that neither the firm nor any of its partners has any direct or any material indirect financial interest in the securities of the Company or any of its subsidiaries, except as auditors and consultants on accounting procedures and tax matters. The Board anticipates that representatives of PricewaterhouseCoopers LLP will be in attendance at the annual meeting and will be available to respond to questions.

Although not required to do so, the Company’s Board has chosen to submit its appointment of PricewaterhouseCoopers LLP for ratification by the Company’s shareholders. It is the intention of the persons named in the proxy to vote such proxy FOR the ratification of this appointment. If this proposal does not pass, the Audit Committee will reconsider the matter. The proposal will be ratified if the votes cast favoring the appointment exceed the votes cast opposing it. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO AUDIT THE BOOKS OF THE COMPANY AND ITS SUBSIDIARIES FOR THE YEAR 2014.

SHAREHOLDER COMMUNICATIONS

The Board provides a process for shareholders to send communications to the Board or to individual directors. Information regarding this process is set out in the Corporate Governance Guidelines, which are available to shareholders on the Governance Documents page of the Investor Relations section of our website at www.hancockbank.com.

OTHER MATTERS

We do not know of any matters to be presented at our 2014 annual meeting other than those set forth in the accompanying notice. However, if any other matters properly come before the annual meeting or any adjournments or postponements thereof, the proxy holders will vote or abstain from voting thereon in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

Any shareholder who wishes to present a proposal at the Company’s next annual meeting and who wishes to have the proposal included in the Company’s Proxy Statement for the 2015 annual meeting must submit the proposal to the undersigned at the address of the Company not later than November 6, 2014. If a shareholder provides notice of a proposal after January 20, 2015, the persons named in the Company’s proxy for the 2015 annual meeting will be allowed to exercise their discretionary authority to vote upon such proposal without the matter having been discussed in the Proxy Statement for the 2015 annual meeting.

By Order of the Board of Directors.

James B. Estabrook, Jr.	Carl J. Chaney	John M. Hairston
Chairman of the Board	President and CEO	CEO and Chief Operating Officer

Dated: March 6, 2014

Appendix A

HANCOCK HOLDING COMPANY

2014 LONG TERM INCENTIVE PLAN

HANCOCK HOLDING COMPANY

2014 LONG TERM INCENTIVE PLAN

i

HANCOCK HOLDING COMPANY

2014 LONG TERM INCENTIVE PLAN

ii

HANCOCK HOLDING COMPANY

2014 Long Term Incentive Plan

HANCOCK HOLDING COMPANY (the “Company”) hereby establishes the HANCOCK HOLDING COMPANY 2014 Long Term Incentive Plan (the “Plan”) for the benefit of eligible Associates and Directors.

ARTICLE II

PURPOSE AND EFFECTIVE DATE

2.1 Purpose. The Plan is hereby established as a successor to the Hancock Holding Company 2005 Long-Term Incentive Plan (the “2005 Plan”). No additional awards shall be made under the 2005 Plan after the Effective Date. Outstanding awards under the 2005 Plan shall continue in effect according to their terms as in effect before the Effective Date (subject to such amendments as the Committee determines, consistent with the 2005 Plan, as applicable).

The purpose of the Plan is to advance the interests of the Company, its Subsidiaries, and its stockholders and to promote the growth and profitability of the Company and its Subsidiaries by (a) providing incentives to certain Associates and Directors of the Company and its Subsidiaries to stimulate their efforts toward the continued success of the Company and to operate and manage the business affairs of the Company in a manner that will provide for the long-term growth and profitability of the Company; (b) providing certain Associates and Directors with a means to acquire a proprietary interest in the Company, acquire shares of Common Stock, or receive compensation that is based upon appreciation in the value of Common Stock; and (c) providing a means of obtaining, rewarding and retaining Associates and Directors.

2.2 Effective Date. The Plan shall become effective as of April 15, 2014 (the “Effective Date”), subject to the approval of the Company’s stockholder’s on that date.

ARTICLE III

DEFINITIONS

3.1 Associate. Associate shall mean an employee of the Company or a Subsidiary.

3.2 Award Agreement. Award Agreement shall mean a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Incentive Award made to such Participant under this Plan, such Award Agreement to be in such form as shall be prescribed by the Committee from time to time.

3.3 Board of Directors or Board. Board of Directors or Board shall mean the board of directors of the Company.

3.4 Cash Awards. Cash Awards shall mean the cash bonus awards that may be made to an eligible Participant pursuant to Section 6.8(b) of the Plan.

3.5 Cause. Cause shall mean (a) an intentional act of fraud, embezzlement, or theft or other act of intentional misconduct or gross negligence which is materially injurious to the Company’s business, financial condition or business reputation; or (b) intentional damage to the property of the Company or intentional wrongful disclosure of confidential information which is materially injurious to the Company’s business, financial condition or business reputation; (c) an Associate’s intentional refusal to perform the material duties of his position, without cure, or the beginning of cure, within five (5) days of written notice from the Company; (d) commitment of a material breach of an employment agreement with the Company (if any); (e) an Associate’s failure to show up at the Company’s offices on a daily basis, subject to permitted vacations and absences for illness, without cure, or the beginning of cure, within five (5) days of written notice from the Company; or (f) the entry of a guilty plea or a plea of no contest with regard to any felony. Any reference to the Company in this definition includes each of its Subsidiaries.

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3.6 Change in Control. Change in Control shall have the meaning specified in Section 7.2.

3.7 Code. Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

3.8 Committee. Committee shall mean the Compensation Committee of the Board, each member of which is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, an “outside director” within the meaning of Code Section 162(m) and meets the independence requirements of the NASDAQ Stock Market listing standards.

3.9 Common Stock. Common Stock shall mean the common stock of the Company, $3.33 par value per share.

3.10 Company. Company shall mean Hancock Holding Company, a bank holding company under the Bank Holding Company Act of 1956, headquartered in Gulfport, Mississippi, and its successors and assigns.

3.11 Director. Director shall mean any member of the board of directors of the Company or a Subsidiary.

3.12 Disability. Disability has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, any Subsidiary of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. Notwithstanding the preceding, however, with respect to any Incentive Award under the Plan that provides for a deferral of compensation subject to the provisions of Code Section 409A, Disability means the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or to last for a continuous period of not less than twelve (12) months, either (i) unable to engage in any substantial gainful activity or (ii) receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or, as to a Director, a substantially analogous plan. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

3.13 Dividend Equivalent Rights. Dividend Equivalent Rights shall mean certain rights to receive cash payments as described in Section 6.6.

3.14 Exchange Act. Exchange Act shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

3.15 Fair Market Value. Fair Market Value shall mean the closing price of the Common Stock as reported on the NASDAQ Stock Market on the day immediately preceding the relevant valuation date or, if there were no Common Stock transactions on such day, on the next preceding date on which there were Common Stock transactions.

3.16 Incentive Award. Incentive Award shall mean, collectively, the Cash Awards, Dividend Equivalent Rights, Incentive Stock Options, Non-Qualified Stock Options, Performance Stock Awards, Performance Units, Restricted Stock Awards, Restricted Stock Units, Stock Appreciation Rights and other equity awards that may be granted under the Plan.

3.17 Incentive Stock Option. Incentive Stock Option shall mean an incentive stock option under Code Section 422 and any regulations promulgated thereunder, as such may be amended from time to time.

3.18 Negative Discretion. Negative Discretion shall mean such other factors, if any, as may be applied by the Committee, as set forth in an Award Agreement, to reduce the number of shares of Common Stock to be issued pursuant to a Performance Stock Award if the Performance Goals have been met or exceeded if, in the Committee’s sole judgment, such reduction is appropriate in order to act in the best interest of the

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Company and its stockholders. The Negative Discretion factors include, but are not limited to, the achievement of measurable individual performance objectives established by the Committee and communicated to the Associate or Director in advance of the Performance Period, and competitive pay practices. With respect to relative performance based Incentive Awards, Negative Discretion factors may also include actual stockholder experience over a Performance Period.

3.19 Non-Qualified Stock Option. Non-Qualified Stock Option shall mean an Option to purchase Common Stock which is granted under the Plan and that is not an Incentive Stock Option.

3.20 Normal Retirement. Normal Retirement shall mean, for purposes of any Incentive Award granted hereunder to a Participant, such Participant’s Termination of Employment with the Company and each of its Subsidiaries for any reason, except termination for Cause, after such Participant has attained age sixty-five (65).

3.21 Option. Option shall mean a Non-Qualified Stock Option or an Incentive Stock Option granted pursuant to Section 6.2 hereof.

3.22 Over 10% Owner. Over ten percent (10%) Owner shall mean an individual who, at the time an Incentive Stock Option is granted to such individual, owns Common Stock possessing more than ten percent (10%) of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

3.23 Participant. Participant shall mean an Associate or Director who has been granted an Incentive Award hereunder.

3.24 Performance Goals. Performance Goals shall mean, with respect to any Performance Period, goals based on any one or more of the following criteria and established by the Committee prior to the beginning of such Performance Period or goals based on any one or more of the following criteria and established by the Committee after the beginning of such Performance Period that meet the requirements to be considered pre-established goals under Code Section 162(m):

(a) Share price, including (i) market price per share; and (ii) share price appreciation.

(b) Earnings, including (i) earnings per share; (ii) gross or pre-tax profits; (iii) post-tax profits; (iv) operating profit; (v) operating earnings; (vi) growth in earnings or growth in earnings per share; and (vii) total earnings.

(c) Return on equity, including (i) return on equity; (ii) return on invested capital; (iii) return or net return on assets or net assets; (iv) return on investment; (v) return on capital; (vi) financial return ratios; (vii) value of assets; and (viii) change in assets.

(d) Cash flow(s), including (i) operating cash flow; (ii) net cash flow; (iii) free cash flow; and (iv) cash flow on investment.

(e) Revenue, including (i) gross or net revenue; and (ii) changes in annual revenues.

(f) Margins, including (i) adjusted pre-tax margin; and (ii) operating margins.

(g) Income, including (i) net income; and (ii) consolidated net income.

(h) Costs and expenses, including (i) operating or administrative expenses; (ii) expense or cost levels; (iii) reduction of losses, loss ratios or expense ratios; (iv) reduction in fixed costs; (v) expense reduction levels; (vi) operating cost management; and (vii) cost of capital.

(i) Financial ratings, including (i) credit rating; (ii) capital expenditures; (iii) debt; (iv) debt reduction; (v) working capital; (vi) average invested capital; and (vii) attainment of balance sheet or income statement objectives.

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(j) Market share, including (i) market share; (ii) volume; (iii) market share or market penetration with respect to specific geographic areas.

(k) Shareholder return, including (i) total shareholder return; (ii) shareholder return based on growth measures or the attainment of a specified share price for a specified period of time; and (iii) dividends.

Such Performance Goals may be that of the Company or a Subsidiary, or a division, business unit, branch or line of business of the Company or a Subsidiary and may be measured on an adjusted or unadjusted basis, on an individual or combined basis, on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years, or any combination of the above as determined by the Committee.

3.25 Performance Period. Performance Period shall mean the period of time designated by the Committee applicable to an Incentive Award during which the Performance Goals shall be measured.

3.26 Performance Stock Award. Performance Stock Award shall have the meaning specified in Section 6.7.

3.27 Performance Unit. Performance Unit shall mean a performance unit award as described in Section 6.7.

3.28 Plan. Plan shall mean the Hancock Holding Company 2014 Long Term Incentive Plan as established under the provisions hereof.

3.29 Plan Year. Plan Year shall mean a twelve-month period beginning January 1 of each year.

3.30 Reporting Person. Reporting Person shall mean an officer or director of the Company subject to the reporting requirements of Section 16 of the Exchange Act.

3.31 Restricted Period. Restricted Period shall mean the period of time during which Restricted Stock Awards granted pursuant to Section 6.4 or Restricted Stock Units granted pursuant to Section 6.5 are subject to restrictions.

3.32 Restricted Stock Award. Restricted Stock Award shall mean an award of Common Stock subject to restrictions determined by the Committee as described in Section 6.4.

3.33 Restricted Stock Units. Restricted Stock Units shall mean an award under the Plan as described in Section 6.5.

3.34 Stock Appreciation Right. Stock Appreciation Right shall mean a stock appreciation right as described in Section 6.3.

3.35 Subsidiary. Subsidiary shall mean any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

3.36 Termination of Employment. Termination of Employment shall mean the termination of the employment or other service relationship between a Participant and the Company and its Subsidiaries, regardless of whether severance or similar payments are made to the Participant, for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. Subject to Sections 6.1(j) and 6.2(g), the Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment as it affects an Incentive Award, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment; provided, however, with respect to any Incentive Award that provides for a deferral of compensation subject to the provisions of Code Section 409A, a leave of absence shall only constitute a Termination of Employment to the extent and at such time as such leave of absence would be deemed to constitute a separation from service for purposes of Code Section 409A in the rulings, treasury regulations and other guidance issued thereunder as currently in effect or as may subsequently be amended from time to time.

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ARTICLE IV

ELIGIBILITY AND PARTICIPATION

4.1 Eligibility. Any Associate or Director of the Company or a Subsidiary who is selected by the Committee, or selected by management and approved by the Committee, is eligible to receive an Incentive Award under the Plan; provided, however, an Incentive Stock Option may only be granted to an Associate of the Company or a Subsidiary.

4.2 Participation. As a condition precedent to participation in the Plan, each Associate or Director selected to receive an Incentive Award as provided in Section 3.1 shall enter into an Award Agreement with the Company agreeing to the terms and conditions of the Plan and the Incentive Award granted. Notwithstanding the preceding, however, an Award Agreement shall not be required for Cash Awards or other Incentive Awards granted as a bonus or as payment to a Director in Common Stock in lieu of cash as provided in Section 6.8(b) and/or (c), although an Award Agreement may be utilized in connection with such awards where deemed appropriate by the Committee.

ARTICLE V

STOCK SUBJECT TO PLAN

5.1 Types of Shares. The Common Stock subject to the provisions of this Plan shall either be shares of authorized but unissued Common Stock, shares of Common Stock held as treasury stock or previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

5.2 Aggregate Limit. Subject to adjustment in accordance with Section 9.2, the maximum number of shares of Common Stock reserved exclusively for issuance upon an award of or exercise or payment pursuant to Incentive Awards under the Plan shall be the sum of the following: (i) Three Hundred Fifty Thousand (350,000) new shares, and (ii) the number of shares remaining available for issuance under the 2005 Plan on the Effective Date plus any shares of Common Stock that are subject to outstanding awards under the 2005 Plan on the Effective Date that are subsequently canceled, expired, forfeited or otherwise not issued or are settled in cash. All or any of this maximum number of shares of Common Stock reserved under the Plan may be issued pursuant to awards of Incentive Stock Options or pursuant to any one or more other Incentive Awards. The aggregate number of shares subject to this Plan may be increased from time to time by amendment hereto in accordance with Article VIII; provided, however, the total number of shares of Common Stock that are issuable pursuant to awards of Incentive Stock Options shall not be increased (other than pursuant to an adjustment for changes in capitalization as provided in Section 9.2) without specific approval thereof by the stockholders of the Company.

5.3 Calculation of Shares. For purposes of calculating the total number of shares of Common Stock available for grants of Incentive Awards hereunder, the following shall apply:

(a) The number of shares of Common Stock available for grants of Incentive Awards hereunder shall be reduced by the number of shares for which Incentive Awards are actually granted, and by the number of shares credited as restricted stock units and/or performance shares to the account of a Participant under the Company’s Nonqualified Deferred Compensation Plan in lieu of a Restricted Stock Award, Restricted Stock Unit, Performance Stock Award or Performance Unit under the Plan, and

(b) The grant of a Performance Stock Award shall be deemed to be equal to the maximum number of shares of Common Stock which may be issued under such award.

In addition, if any Incentive Award under the Plan shall expire, terminate, be canceled (including cancellation upon the Participant’s exercise of a related Incentive Award) or is unsettled for any reason without having been exercised in full, or if any Incentive Award shall be forfeited to the Company, the unexercised, unsettled or forfeited Incentive Award shall not count against the aggregate limitations under Section 4.2 and shall again become available for grants under the Plan. Shares of Common Stock surrendered in payment of an

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Option Exercise Price or in settlement of any other award, and shares of Common Stock that are withheld in order to satisfy Federal, state or local tax liability, shall be counted against the aggregate limitations in Section 4.2 and shall not again be available for grants under the Plan. With respect to Stock Appreciation Rights, if the Stock Appreciation Right is payable in shares of Common Stock, all shares to which the Stock Appreciation Right relates shall be counted against the Plan limits, rather than the net number of shares delivered upon exercise. Cash settlements of Incentive Awards will not count against the above limits.

5.4 Participant Limits. Subject to adjustment in accordance with Section 9.2 and subject to Section 4.2, the total number of shares of Common Stock for which Incentive Awards may be granted in any Plan Year to any Participant shall not exceed 100,000 shares of Common Stock. In addition, in the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of Common Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries may not exceed $100,000; provided, that if such limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Non-Qualified Stock Option(s).

Further, the maximum amount payable as an Incentive Award that is valued in dollars, including a Cash Award, for any Performance Period to a Participant under the Plan that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be Four Million and no/100 Dollars ($4,000,000.00) per calendar year. In the case of an award with a multi-year Performance Period, this dollar limit shall apply separately to each calendar year (or portion thereof) in the Performance Period.

ARTICLE VI

ADMINISTRATION

6.1 Action of the Committee. The Plan shall be administered by the Committee. The Committee shall conduct its business in accordance with the provisions of its Charter and shall record all actions with respect to Incentive Awards under the Plan in the minutes of its meetings. In administering the Plan, the Committee’s actions, determinations and interpretations made in good faith shall not be subject to review and shall be final, binding and conclusive on all interested parties.

6.2 Duties and Powers of the Committee. The Committee shall have the power to grant Incentive Awards in accordance with the provisions of the Plan and may grant Incentive Awards singly, in combination, or in tandem. Subject to the provisions of the Plan, the Committee shall have the discretion and authority to determine those individuals to whom Incentive Awards will be granted hereunder, the number of shares of Common Stock subject to each Incentive Award, such other matters as are specified herein, and the terms and conditions of each Incentive Award, including, without limitation, the applicable vesting schedule and forfeiture provisions of the Incentive Award; exercise price; Performance Goals and Performance Periods; restriction and option periods; and acceleration of vesting, exercise or payment and/or any other consequence under the Incentive Award in the event of an occurrence of a Change in Control. Except as otherwise required by the Plan, the Committee shall have the authority to interpret and construe the provisions of the Plan and the Incentive Agreements and make determinations pursuant to any Plan provision or Incentive Agreement which shall be final and binding on all persons. To the extent not inconsistent with the provisions of the Code or the Plan, including the prohibition on repricing of Options and Stock Appreciation Rights as reflected in Sections 6.2(i) and 6.3(c), and subject to the provisions of Section 6.10 hereof, the Committee may give a Participant an election to surrender an Incentive Award in exchange for the grant of a new Incentive Award, and shall have the authority to amend or modify an outstanding Incentive Agreement, or to waive any provision thereof, provided that the Participant consents to such action.

6.3 Delegation. The Committee may designate and authorize individual officers and/or Associates of the Company or a Subsidiary who are not members of the Committee to carry out its responsibilities hereunder under such conditions or limitations as the Committee may set, other than its authority and responsibility with regard to Incentive Awards granted to a Reporting Person.

6.4 No Liability. Neither any member of the Board of Directors nor any member of the Committee shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Incentive Award granted hereunder.

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ARTICLE VII

INCENTIVE AWARDS UNDER THE PLAN

7.1 Terms and Conditions of All Incentive Awards.

(a) Shares and Cash Awards Subject to Grant. The number of shares of Common Stock and/or the amounts of Cash Awards as to which an Incentive Award may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 4.2 as to the total number of shares available for grants under the Plan and subject to the Participant limits in Section 4.4.

(b) Award Agreement. Except as otherwise provided in Section 3.2, each Incentive Award will be evidenced by an Award Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate. Each Award Agreement is subject to the terms of the Plan and any provisions contained in the Award Agreement that are inconsistent with the Plan are null and void. The Committee may, but is not required to, structure any Incentive Award so as to qualify as performance-based compensation under Code Section 162(m).

(c) Date of Grant. The date as of which an Incentive Award is granted will be the date on which the Committee has approved the terms and conditions of the Incentive Award and has determined the recipient of the Incentive Award and the number of shares of Common Stock or amount of cash covered by the Incentive Award, and has taken all such other actions necessary to complete the grant of the Incentive Award, or such later date established by the Committee.

(d) Vesting of Awards. Notwithstanding the Committee’s discretion granted under the Plan to determine the vesting provisions applicable to an Incentive Award, including but not limited to the Restricted Period under a Restricted Stock Award or a Restricted Stock Unit, the vesting provisions shall, in all events, be subject to the provisions of this Section. With respect to an Incentive Award, the vesting of which is based on continued employment or the passage of time, the vesting period shall be a minimum of three (3) years from the date of the award; provided, however, incremental vesting of portions of the award over the three-year period is permitted. If the vesting of the Incentive Award is based upon the attainment of Performance Goals, a minimum vesting period of one year is allowed, with incremental vesting of portions of the award over the one-year period permitted. The limitations on vesting periods shall not apply, however, to Incentive Awards granted to a Director or to any Associate of the Company or a Subsidiary other than an executive officer. Notwithstanding the preceding, the Award Agreement may provide for vesting to also occur upon the Participant’s death, Disability or retirement or in the event of a Change in Control.

(e) Other Grants. Any Incentive Award may be granted in connection with all or any portion of a previously or contemporaneously granted Incentive Award. Exercise or vesting of an Incentive Award granted in connection with another Incentive Award may result in a pro rata surrender or cancellation of any related Incentive Award, as specified in the applicable Award Agreement.

(f) Transfer and Exercise. Incentive Awards are not transferable or assignable except by will or by the laws of descent and distribution and are exercisable, during the Participant’s lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate or if no legal representative has been appointed, by the successor in interest determined under the Participant’s will; except to the extent that the Committee may provide otherwise as to any Incentive Awards other than Incentive Stock Options. Any transfer or attempted transfer of an Incentive Award by a Participant not made in accordance with the Plan or the applicable Award Agreement will be void and of no effect. The Company will not recognize, or have the duty to recognize, any transfer not made in accordance with the Plan and the applicable Award Agreement, and an Incentive Award so transferred will continue to be bound by the Plan and the applicable Award Agreement.

(g) Modification. Subject to the provisions of Sections 6.2(i), 6.3(c) and 6.10, after the date of grant of an Incentive Award, the Committee may, in its sole discretion, modify the terms and conditions of an Incentive Award, except to the extent that such modification would be inconsistent with other provisions of the Plan or the Code or would adversely affect the rights of a Participant under the Incentive Award (except as otherwise permitted under the Plan).

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(h) Payment. Incentive Awards for which any payment is due from a Participant including, without limitation, the exercise of an Option, may be made in any form or manner authorized by the Committee in the Award Agreement or by amendment thereto, including, but not limited to:

(i) U.S. dollars by personal check, bank draft or money order payable to the Company, by money transfer or direct account debits;

(ii) delivery or attestation of a number of shares of Common Stock having an aggregate Fair Market Value on the date of delivery of not less than the product of the Exercise Price multiplied by the number of shares of Common Stock the Participant intends to purchase upon exercise of an Option or the total settlement due under such other Incentive Award;

(iii) a cashless exercise;

(iv) if approved by the Committee, through a net exercise procedure; or

(v) any combination of the above forms and methods.

(i) Awards Subject to Performance Goals. Any Incentive Award under the Plan may, in the discretion of the Committee, be made subject to or conditioned upon Performance Goals. In making an evaluation of whether the Performance Goals to which any Incentive Award under this Plan is subject or conditioned the Committee shall, in its discretion and to the extent consistent with Code Section 162(m), if applicable, include or exclude items, including but not limited to any of the following: (1) asset write-downs; (2) litigation or claim judgments or settlements; (3) the effect of changes in tax laws, accounting principles, regulations, or other laws or regulations affecting reported results; (4) any reorganization and restructuring programs; (5) acquisitions or divestitures; (6) unusual nonrecurring or extraordinary items identified in the Company’s audited financial statements, including footnotes; (7) annual incentive payments or other bonuses; and/or (8) capital charges.

(j) Termination For Cause. All Incentive Awards granted under the Plan, including all unexercised Options whether vested or non-vested, shall immediately be forfeited and may not thereafter vest or be exercised in the event a Participant incurs a Termination of Employment for Cause.

7.2 Options. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Non-Qualified Stock Option. Each Option granted under the Plan must be clearly identified as to its status as an Incentive Stock Option or a Non-Qualified Stock Option and the Award Agreement shall reflect such status. Options awarded under the Plan shall be subject to the following terms and conditions:

(a) Option Price. Subject to adjustment in accordance with Section 9.2 and the other provisions of this Section 6.2, the exercise price (the “Exercise Price”) per share of Common Stock purchasable under any Option shall be determined by the Committee in its sole discretion and must be set forth in the applicable Award Agreement. In no event, however, may the Exercise Price be less than the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the preceding, with respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than 110% of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

(b) Option Term. Subject to the following sentence, the Exercise Period for each Option granted under the Plan shall be determined by the Committee in its sole discretion and specified in the Award Agreement. Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted. The Committee may restrict the time of the exercise of any Options to specified periods as may be necessary to satisfy the requirements of Rule 16b-3 as promulgated under the Exchange Act.

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(c) Exercise of Option. An Option shall be exercised by (i) delivery to the Company at its principal office, or to the Company’s designee, of a written or electronic notice of exercise with respect to all or a specified number of shares of Common Stock subject to the Option and (ii) payment to the Company at that office of the full amount of the Exercise Price. If requested by a Participant, an Option may be exercised with the involvement of a stockbroker in accordance with the federal margin rules set forth in Regulation T (in which case the certificates representing the underlying shares of Common Stock will be delivered by the Company directly to the stockbroker).

Payment of the Exercise Price must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an Option until full payment has been made by the Participant.

(d) Special Conditions as to Incentive Stock Options. Incentive Stock Options may only be granted to Associates of the Company or any Subsidiary. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Common Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s stockholders.

(e) No Rights as a Stockholder. The holder of an Option, as such, has none of the rights of a stockholder of the Company.

(f) Conditions to the Exercise of an Option. Subject to Section 6.1(f) hereof, each Option granted under the Plan shall be exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee determines in its sole discretion and specifies in the Award Agreement. Subsequent to the grant of an Option and at any time before complete termination of such Option, the Committee may modify the terms of such Option to the extent not prohibited by or inconsistent with the other terms of the Plan, including, without limitation, accelerating the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control, and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Award Agreement to the contrary. In no event, however, shall any such modification adversely affect the rights of a Participant under such Option (except as otherwise permitted by the Plan).

(g) Termination of Incentive Stock Option. With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, up to one (1) year may be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the Award Agreement, in which case, the Incentive Stock Option will be a Non-Qualified Option if it is exercised after the time limits otherwise applicable as stated herein. For purposes of this Subsection (g) Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

(h) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 6.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

(i) No Repricing. Except as provided in Section 9.2, without approval of the Company’s stockholders, the Exercise Price of an Option may not be amended or modified after the grant of the Option, and an Option may not be surrendered in consideration of, or in exchange for, cash, other Incentive Awards or the grant of a new Option having an Exercise Price below that of the Option that was surrendered.

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7.3 Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan shall entitle the Participant to receive an amount equal to a percentage (not to exceed 100%) of the excess of (a) the Fair Market Value of a specified or determinable number of shares of the Common Stock at the time of payment or exercise over (b) a specified or determinable price which may not be less than the Fair Market Value of such shares of Common Stock on the date of grant. Stock Appreciation Rights may be granted in connection with a previously or contemporaneously granted Option, or independent of any Option. If issued in connection with an Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels the Option with which it is connected. A Stock Appreciation Right may not be exercised at any time when the Fair Market Value of the shares of Common Stock to which it relates does not exceed the Exercise Price of the Option associated with those shares of Common Stock. A Stock Appreciation Right issued in connection with an Option may be exercised at any time the Option to which it relates is exercisable, but only to the extent the Option to which it relates is then exercisable, and shall be subject to the conditions applicable to such Option. Each Stock Appreciation Right shall be subject to the following terms and conditions:

(a) Settlement. Upon settlement of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation in cash, shares of Common Stock (valued at the aggregate Fair Market Value on the date of payment or exercise), or a combination thereof as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Exercise. The Committee may impose such conditions and restrictions on the exercise of a Stock Appreciation Right as it may deem appropriate. Each Stock Appreciation Right granted under the Plan shall be exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts as the Committee specifies in the Award Agreement; provided, however, that the time or times or event or events must meet the requirements of Code Section 409A and the rulings, regulations and other guidance issued thereunder as currently in effect or as may subsequently be amended from time to time, including the provisions for delayed distribution to certain key employees (as defined in Code Section 416(i)), if applicable; and, provided further, the Committee may restrict the time of the exercise to specified periods as may be necessary to satisfy the requirements of Rule 16b-3 as promulgated under the Exchange Act.

(c) No Repricing. Except as provided in Section 9.2, without the approval of the Company’s stockholders the price of a Stock Appreciation Right may not be amended or modified after the grant of the Stock Appreciation Right, and a Stock Appreciation Right may not be surrendered or cancelled in consideration of, or in exchange for, cash, other Incentive Awards, or the grant of a new Stock Appreciation Right having a price below that of the Stock Appreciation Right that was surrendered or cancelled.

7.4 Restricted Stock Awards. Each Restricted Stock Award shall be made in such number of shares of Common Stock, upon such terms and conditions on such shares, for such Restricted Period and with such dividend or voting rights during the Restricted Period as the Committee determines, and shall be set out in the Award Agreement with respect to such award. Restricted Stock Awards shall be subject to the following provisions:

(a) Consideration. The Committee may require a payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Common Stock awarded determined at the date of grant in exchange for the grant of a Restricted Stock Award or may grant a Restricted Stock Award without any consideration from the Participant other than his service to or on behalf of the Company or its Subsidiaries.

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(b) Escrow of Shares. The shares of Common Stock subject to a Restricted Stock Award will be issued in the Participant’s name, but, if the applicable Award Agreement so provides, may be either (i) held in book entry form subject to the Company’s instructions until all restrictions related to the Restricted Stock Award lapse, or (ii) held by the Company or by a custodian designated by the Committee (the “Custodian”). Each applicable Award Agreement providing for the transfer of shares of the Common Stock to a Custodian must appoint the Custodian as the attorney-in-fact for the Participant, for the term specified in the applicable Award Agreement, with full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Common Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Award Agreement. Alternatively, the Award Agreement may provide for the Participant, simultaneously with the execution of the Award Agreement, to deliver to the Company or the Custodian holding the Common Stock a stock power as to such Common Stock, endorsed in blank.

(c) Vesting. Each Restricted Stock Award will be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 and shall vest over a Restricted Period based upon the passage of time or upon the achievement of Performance Goals or a combination of both as determined by the Committee, and subject to Section 6.1(d). If vesting is based only on the passage of time, the restriction may be removed ratably over such Restricted Period, on an annual basis, as determined by the Committee. A Restricted Stock Award may also, in the Committee’s discretion, provide for earlier termination of the Restricted Period in the event of the retirement, death or Disability of the Participant, or in the event of a Change in Control.

(d) Rights as Stockholder. During the Restricted Period, the Participant shall have no rights as a stockholder with respect to the shares of Common Stock subject to such Restricted Stock Award, except such dividend and voting rights as may be provided under the Award Agreement. A grant of a Restricted Stock Award shall immediately entitle the Participant to voting and dividend rights with respect to the Common Stock subject to the grant, unless otherwise determined by the Committee as set forth in the Award Agreement. The Award Agreement may require, in the discretion of the Committee, that the dividends and other distributions on the Common Stock subject to the grant be deferred and subject to the same vesting and forfeiture restrictions as apply to the Common Stock; provided, however, with respect to a Restricted Stock Award the vesting of which is based on the achievement of Performance Goals, the dividends and other distributions on the Common Stock subject to the grant shall in all cases be deferred and payment thereof contingent on the Participant’s vesting in the Common Stock with respect to which such dividends and other distributions are paid. Notwithstanding the preceding, the deferral and payment of dividends and other distributions on the Common Stock subject to a Restricted Stock Award shall be made in accordance with the requirements of Code Section 409A and the rulings, regulations and other guidance issued thereunder as currently in effect or as may subsequently be amended from time to time.

7.5 Restricted Stock Units. Restricted Stock Units shall entitle the Participant to receive, at a specified future date or event, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Common Stock at the end of a specified period. Awards of Restricted Stock Units shall be made upon such terms and conditions as the Committee shall determine, and will be subject to the following provisions:

(a) Award. Each grant of Restricted Stock Units will constitute the agreement by the Company to deliver shares of Common Stock or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Performance Goals) during the Restricted Period as the Committee may determine. Restricted Stock Units subject to Performance Goals may be designated as Performance Unit Awards.

(b) Consideration. Each Restricted Stock Unit award may be made without additional consideration other than the performance of services by the Participant or, in the discretion of the Committee, may be made in consideration of a payment by such Participant that is not more than the Market Value per share at the date of grant.

(c) Vesting/Restrictions. Each Restricted Stock Unit award shall vest over a Restricted Period based upon the passage of time or upon the achievement of Performance Goals, or a combination

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of both, as determined by the Committee, and subject to Section 6.1(d). If the Restricted Period lapses only by the passage of time, the Committee may provide for the restrictions to be removed ratably during the Restricted Period, on at least an annual basis. A grant of Restricted Stock Units may also provide for an acceleration of vesting and the earlier lapse of the Restricted Period in the event of the retirement, death or Disability of a Participant, or in the event of a Change in Control.

(d) Settlement. A Restricted Stock Unit award may be settled by the delivery of shares of Common Stock, their cash equivalent value, any combination thereof or in any other form of consideration, as determined by the Committee and contained in the Award Agreement.

(e) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit award, as determined by the Committee and contained in the Award Agreement. At the sole discretion of the Committee, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit award in any such manner as determined by the Committee. Any additional shares covered by the Restricted Stock Unit award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Award Agreement to which they relate.

(f) Section 409A Compliance. Notwithstanding the Committee’s discretion to specifying the time or times or the occurrence of such event or events upon which each Restricted Stock Unit granted under the Plan shall be payable, to the extent a Restricted Stock Unit granted under the Plan provides for the deferral of compensation subject to the provisions of Code Section 409A, the time or times or event or events of payment shall meet the distribution requirements of Code Section 409A and the rulings, regulations and other guidance issued thereunder as currently in effect or as subsequent may be amended from time to time, including the provisions for delayed distribution to certain key employees (as defined in Code Section 416(i)), if applicable; and, provided further, the Committee may restrict the time of the payment to specified periods as may be necessary to satisfy the requirements of Rule 16b-3 as promulgated under the Exchange Act.

7.6 Dividend Equivalent Rights. A Dividend Equivalent Right entitles the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Common Stock to Company stockholders of record during the period such rights are effective. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate, and may reserve the right to terminate, amend or suspend any such right at any time. Each Dividend Equivalent Right shall be subject to the following terms and conditions:

(a) Settlement. Settlement in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Common Stock (valued at Fair Market Value as of the date payment is owed) as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Payment. Each Dividend Equivalent Right granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the applicable Award Agreement; provided, however, to the extent such Dividend Equivalent Right provides for the deferral of compensation subject to the provisions of Code Section 409A, such time or times or event or events of payment shall meet the distribution requirements of Code Section 409A and the rulings, regulations and other guidance issued thereunder as currently in effect or as subsequent may be amended from time to time, including the provisions for delayed distribution to certain key employees (as defined in Code Section 416(i)), if applicable; and, provided further, the Committee may restrict the time of the payment to specified periods as may be necessary to satisfy the requirements of Rule 16b-3 as promulgated under the Exchange Act.

7.7 Performance Stock Awards and Performance Units. A Performance Stock Award or Performance Unit will entitle the Participant to receive, at a specified future date, payment of a number of shares of Common Stock or an amount in cash equal to all or a portion of the value of a specified or determinable number of such shares (stated in terms of a designated or determinable dollar amount per share) granted by the Committee. At the time of the grant, the Committee will determine the number shares of Performance Stock and/or Performance Units that will become payable to a Participant upon achievement of specified Performance Goals during the Performance Period. Each such grant will be subject to the following provisions:

(a) Amount of Grant. Each grant will specify the number of shares of Performance Stock or Performance Units to which it pertains.

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(b) Performance Period. The Performance Period with respect to each Performance Stock Award or Performance Unit will be such period of time as will be determined by the Committee at the time of grant, which may be subject to earlier lapse or other modification in the event of the retirement, death or Disability of a Participant, or in the event of a Change in Control provided, however, that no such adjustment will be made in the case of an award intended to qualify as performance-based compensation under Code Section 162(m) (other than in connection with the death or Disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under that Section of the Code.

(c) Performance Goals. Any grant of a Performance Stock Award or Performance Units will specify Performance Goals which, if achieved, will result in payment of the award, and each grant may specify in respect of such specified Performance Goals a minimum acceptable level or levels of achievement and will set forth a formula for determining the number of shares of Performance Stock or Performance Units that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Performance Goals. The grant of a Performance Stock Award or Performance Units that is intended to qualify as performance-based compensation under Code Section 162(m) will specify that, before the shares subject to the Performance Stock Award or Performance Units will be earned and paid, the Committee must determine that the Performance Goals and other material terms of the award have been satisfied.

(d) Settlement. Each grant will specify the time and manner of payment under the Performance Stock Award or Performance Units. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock, in Restricted Stock or Restricted Stock Units or in any combination thereof.

(e) Dividend Equivalents. The Committee may, at the date of grant of a Performance Stock Award or Performance Unit, provide for the payment of dividend equivalents to the holder thereof, either in cash or in additional shares of Common Stock, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the shares subject to the Performance Stock Award or Performance Unit with respect to which such dividend equivalents are paid.

(f) Conditions to Payment. Notwithstanding the Committee’s discretion to specify the time or times, or the occurrence of such event or events upon which Performance Stock Awards or Performance Units shall be paid, to the extent the Performance Stock or Performance Unit award provides for the deferral of compensation subject to the provisions of Code Section 409A, the time or times or event or events of payment shall meet the distribution requirements of Code Section 409A and the rulings, regulations and other guidance issued thereunder as currently in effect or as subsequent may be amended from time to time, including the provisions for delayed distribution to certain key employees (as defined in Code Section 416(i)), if applicable; and, provided further, the Committee may restrict the time of the payment to specified periods as may be necessary to satisfy the requirements of Rule 16b-3 as promulgated under the Exchange Act.

7.8 Other Awards.

(a) Other Incentive Awards. Subject to applicable law and the limits set forth in Article IV of this Plan, the Committee may grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment

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contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of shares of Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Shares of Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation shares of Common Stock, notes or other property, as the Committee determines.

(b) Bonus Compensation. The Committee may grant shares of Common Stock as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Code Section 409A. In addition, the Committee may grant Cash Awards to eligible Participants as a bonus, on such terms and conditions as the Committee shall determine including the attainment of Performance Goals, subject to the applicable terms, conditions and restrictions of the Plan and the provisions of Code Section 409A.

(c) Directors. Directors, pursuant to this Section 6.8, may be awarded, or may be permitted to elect to receive, pursuant to procedures established by the Committee, all or any portion of their annual retainer, meeting fees or other fees in shares of Common Stock under the Plan in lieu of cash.

7.9 Treatment of Awards Upon Termination of Employment. Except as otherwise provided by Sections 6.1(j), 6.2(g) and 6.10, any Incentive Award under this Plan to a Participant who has experienced a Termination of Employment or termination of some other service relationship with the Company and its Subsidiaries may be cancelled, accelerated, paid or continued, as provided in the applicable Award Agreement, or, as the Committee may otherwise determine to the extent not prohibited by or inconsistent with the provisions of the Plan. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant’s period of service with the Company and/or a Subsidiary from the date of grant through the date of the Participant’s Termination of Employment or other service relationship or such other factors as the Committee determines are relevant to its decision to continue the award.

7.10 Deferred Compensation. Notwithstanding the Committee’s discretion to determine the terms and conditions of each Incentive Award under the Plan, with respect to each Incentive Award granted under the Plan which provides for the deferral of compensation subject to the provisions of Code Section 409A, such terms and conditions, including, without limitation, the period or time of, or event or events triggering, exercise or payment of such Incentive Award, shall comply with the provisions and requirements of Code Section 409A and the rulings, regulations and other guidance issued thereunder as currently in effect or as may subsequently be amended from time to time. Any authority granted to the Committee under the Plan to amend, modify, cancel, accelerate, continue or change in any way the terms and conditions of or a Participant’s rights under an Incentive Award subsequent to the date such Incentive Award is granted under the Plan, shall be applicable to Incentive Awards which provide for the deferral of compensation only if, and to the extent provided in and allowable under Code Section 409A and such rulings, regulations and guidance thereunder without resulting in adverse tax consequences to the Participant.

ARTICLE VIII

CHANGE IN CONTROL

8.1 Effect of a Change in Control. In the event of a Change in Control (as defined below), each Incentive Award outstanding on the date of such Change in Control may be immediately exercised and/or realized only if and to the extent so provided in the Award Agreement evidencing such Incentive Award. In addition, notwithstanding anything contained in this Plan or any Award Agreement to the contrary, the following may, in the sole discretion of the Committee, occur with respect to any and all Incentive Awards outstanding as of the date of such Change in Control:

(a) automatic maximization of performance standards, lapse of all restrictions and acceleration of any time periods relating to the vesting of such Incentive Awards so that such Incentive Awards may be immediately vested in full on or before the relevant date fixed in the Award Agreement;

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(b) Performance Stock Awards shall be paid entirely in cash;

(c) following a Change in Control, if a Participant’s employment or service as a Director terminates for any reason other than retirement under a retirement plan of the Company or death, any Options held by such Participant may be exercised by such Participant until the earlier of three months after the Termination of Employment or the expiration date of such Options; and

(d) all Incentive Awards become non-cancelable.

8.2 Definition. For purposes of this Plan, a “Change in Control” of the Company shall be deemed to have occurred upon the happening of any of the following events:

(a) The acquisition by any one person or by more than one person acting as a group, of ownership of stock that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total Fair Market Value or total voting power of the stock of the Company;

(b) The acquisition by any one person, or by more than one person acting as a group, during the twelve-month period ending on the date of the most recent acquisition, of ownership of stock in the Company possessing fifty percent (50%) or more of the total voting power of the stock of the Company;

(c) The replacement during any twelve-month period of a majority of the members of the Board by Directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of such appointment or election; or

(d) The acquisition by any one person, or more than one person acting as a group, during the twelve-month period ending on the date of the most recent acquisition, of assets of the Company having a total gross fair market value of more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

For purposes of the above, “persons acting as a group” shall have the meaning as in Treasury Regulations Section 1.409A-3(i)(5)(v)(B).

It is intended that the definition of Change in Control contained herein shall be the same as (i) a change of ownership of a corporation, (ii) a change in the effective control of a corporation and/or (iii) a change in the ownership of a substantial portion of a corporation’s assets as reflected in Treasury Regulations Section 1.409A-3(i)(5), as modified by the substitution of the higher percentage requirements in items (b) and (d) above; and all questions or determinations in connection with any such Change in Control shall be construed and interpreted in accordance with the provisions of such Regulations. This definition of a Change in Control shall be applicable only for purposes of determining benefits related to Incentive Awards granted under this Plan which become applicable in the event of such a Change in Control and for no other purpose.

ARTICLE IX

TERMINATION AND AMENDMENT

9.1 Termination and Amendment. The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors shall obtain stockholder approval for any amendment to the Plan that increases the number of shares of Common Stock available under the Plan, materially expands the classes of individuals eligible to receive Incentive Awards, materially expands the type of awards available for issuance under the Plan, or would otherwise require stockholder approval under the rules of any applicable exchange or under the Code.

9.2 Effect on Participants’ Rights. No such termination or amendment, without the consent of the holder of an Incentive Award, may adversely affect the rights of the Participant under such Incentive Award. With respect to any Incentive Award which provides for the deferral of compensation subject to the provisions of Code Section 409A, no termination or amendment of the Plan shall have the effect of accelerating the payment of any benefit, unless permitted under the provisions of Code Section 409A, or otherwise violating any provision of Code Section 409A and the rulings, regulations and other guidance thereunder as currently in effect or as may subsequently be amended from time to time.

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ARTICLE X

GENERAL PROVISIONS

10.1 Withholding. The Company shall deduct from all cash payments under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan or upon the vesting of any Restricted Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements, as a condition of and prior to the delivery of any certificate or certificates for such shares or the vesting of such Restricted Stock Award. A Participant may elect to pay the withholding obligation in cash, or, alternatively, to have the number of shares of Common Stock the Participant is to receive reduced by, or tender back to the Company, the smallest number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the shares of Common Stock determined as of the date such withholding is required is sufficient to satisfy federal, state and local withholding obligations, if any, arising from exercise or payment of an Incentive Award. In the case of Restricted Shares or other Incentive Awards, such election must be made on or before the date designated by the Committee, which date shall be prior to the time the Incentive Award vests or otherwise becomes taxable to the Participant. Except with respect to Reporting Persons, such an election is subject to the disapproval of the Committee. If an election is not timely made by the Participant, the amount required to satisfy the federal, state and local withholding taxes shall be withheld by a reduction in the number of shares of Common Stock to be distributed under the Incentive Award.

10.2 Changes in Capitalization; Merger; Liquidation.

(a) The aggregate number of shares of Common Stock reserved for the grant of Incentive Awards, for issuance upon the exercise or payment, as applicable, of each outstanding Incentive Award and upon vesting of an Incentive Award; the annual limit per Participant; the Exercise Price of each outstanding Option; and the specified number of shares of Common Stock to which each outstanding Incentive Award pertains shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, recapitalization or any other increase or decrease in the number of outstanding shares of Common Stock effected without consideration to the Company.

(b) In the event of a merger, consolidation, reorganization, extraordinary dividend, spin-off, sale of substantially all of the Company’s assets, other change in capital structure of the Company, or tender offer for shares of Common Stock, the Committee may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new awards, or the adjustment of outstanding awards, the acceleration of awards, the removal of restrictions on outstanding awards, or the termination of outstanding awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the award, all as may be provided in the applicable Award Agreement or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. Any adjustment pursuant to this Section may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Incentive Award, but, except as set forth in this Section, may not otherwise diminish the then value of the Incentive Award. Notwithstanding the foregoing, the Committee shall not have any of the foregoing powers with respect to an Incentive Award which provides for the deferral of compensation subject to Code Section 409A except in the event of a Change in Control, in which event such powers shall be exercised in accordance with the provisions of such Code Section 409A and the rulings, regulations and other guidance issued thereunder as now in effect or as subsequently may be amended so as not to result in adverse tax consequences to any Participant under the provisions thereof.

(c) The existence of the Plan and the Incentive Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

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10.3 Compliance with Code.

(a) All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.

(b) All Incentive Awards awarded under the Plan which provide for the deferral of compensation subject to the provisions of Code Section 409A are intended to comply, and to be operated and administered in all respects in compliance, with the provisions of that Section and the rulings, regulations and other guidance issued thereunder as currently in effect or as may subsequently be amended, and all provisions of the Incentive Awards and of the Plan applicable thereto must be construed in a manner to effectuate that intent. In the event any provisions hereof or of an Award Agreement is deemed to violate the requirements of Code Section 409A and such guidance issued thereunder, such provision shall be void and of no effect. In the event subsequent regulations, Internal Revenue Service rulings or other pronouncements or guidance interpreting or implementing the provisions of Code Section 409A affect any provisions hereof and/or the Award Agreements, the Plan and/or the Award Agreements shall be amended, as necessary, to comply with such regulation, ruling or other pronouncement or guidance; and, until adoption of any such amendment, the provisions hereof shall be construed and interpreted, to the extent possible, to comply with the applicable provisions of such regulation, ruling or other pronouncement or guidance as amended.

10.4 Right to Terminate Employment or Service. Nothing in the Plan or in any Award Agreement confers upon any Participant the right to continue as an officer, Associate, Director, consultant or other service provider of the Company or any of its Subsidiaries or affects the right of the Company or any of its Subsidiaries to terminate the Participant’s employment or services at any time.

10.5 Non-Alienation of Benefits. Other than as provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

10.6 Restrictions on Delivery and Sale of Shares; Legends. Each Incentive Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Incentive Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Incentive Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Incentive Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Common Stock purchasable or otherwise deliverable under Incentive Awards then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Common Stock pursuant to an Incentive Award, that the Participant or other recipient of an Incentive Award represent, in writing, that the shares received pursuant to the Incentive Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Incentive Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

10.7 Clawback. Each Incentive Award made under the Plan to an executive officer of the Company is subject to the Clawback Policy adopted by the Board of Directors, which may result in recovery from such Participant of all or a portion of any award under the Plan, together with any gains realized by the Participant with respect to such award, if any, if, in the opinion of the independent directors of the Board, the Company’s financial results are restated, in whole or in part, due to fraud or misconduct by one or more of the Company’s executive officers.

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10.8 Listing and Legal Compliance. The Committee may suspend the exercise or payment of any Incentive Award so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

10.9 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or policies, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

10.10 Savings Clause. This Plan is intended to comply in all aspects with applicable law and regulation, including, with respect to those Participants who are Reporting Persons, Rule 16b-3 under the Exchange Act. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by laws, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan. Notwithstanding anything in this Plan to the contrary, the Committee, in its sole and absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan to Participants who are Reporting Persons without so restricting, limiting or conditioning this Plan with respect to other Participants.

10.11 Stockholder Approval. The Plan must be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors. If such approval is not obtained, any Incentive Award granted hereunder will be void.

10.12 Choice of Law. The laws of the State of Mississippi shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

10.13 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

10.14 Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural and the plural shall include the singular, and the masculine pronoun shall include the feminine gender.

10.15 Headings, etc., No Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference; they do not constitute part of the Plan.

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HANCOCK HOLDING COMPANY

P. O. BOX 4019

GULFPORT, MS 39502

PROXY FOR 2014 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Hancock Holding Company does hereby nominate, constitute, and appoint James B. Estabrook, Jr. and John M. Hairston, each of them, as proxies (with full power of substitution), and hereby authorizes them to vote upon all matters that may properly come before the meeting including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated below, with full power to vote all shares of Common Stock of Hancock Holding Company held of record by the undersigned on February 21, 2014, at the annual meeting of shareholders to be held on April 15, 2014, or any adjournments or postponements thereof. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION AS INDICATED FOR PROPOSAL 1, PROPOSAL 2, PROPOSAL 3, AND PROPOSAL 4, AND AS THE PROXIES DECIDE ON ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

The Board of Directors Recommends you vote FOR Proposals 1, 2, 3, and 4.

MANAGEMENT PROPOSALS:

Proposal 1.	To elect four directors to serve until the 2017 annual meeting. (INSTRUCTION: AUTHORITY TO VOTE FOR ANY NOMINEE MAY BE WITHHELD BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF ANY NOMINEE.)

FRANK E. BERTUCCI	☐	CARL J. CHANEY	☐	TERENCE E. HALL	☐
THOMAS H. OLINDE	☐

FOR all nominees except as indicated ☐	WITHHOLD authority to vote for all nominees ☐

Proposal 2.	To approve the Hancock Holding Company 2014 Long Term Incentive Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3.	To hold an advisory vote on the compensation of our named executive officers.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 4.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the books of the Company and its subsidiaries for 2014.

FOR ☐	AGAINST ☐	ABSTAIN ☐

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 15, 2014.

The proxy materials, which consist of the notice of annual meeting, proxy statement and the 2013 annual report, are available at http://hancockbank.com/annualmeeting.

PLEASE RETURN THE ENTIRE PROXY CARD (SIGNED ON REVERSE) IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. ONLINE VOTING INFORMATION IS LOCATED BELOW.

Shareholders registered with the Company’s Transfer Agent (Hancock Bank Corporate Trust Department) may vote their shares in one of three ways: (1) in person, (2) by returning the entire proxy card in the enclosed self-addressed envelope, or (3) by voting on the Internet at the following website address: http://hancockbank.com/annualmeeting. If voting on the website, you will need to use the control number listed on the reverse side of this proxy card to vote your shares. Online proxy voting will close at 3:00 p.m., Central Daylight Time on April 14, 2014. Any registered shareholder who has questions concerning the procedures for voting their proxy online should contact the Hancock Bank Corporate Trust Services Department at (228) 563-7652 or 1-800-522-6542, ext. 87652.

Hancock Bank - Corporate Trust Services P.O. Box 4019 Gulfport, MS 39502-4019

DATED:	, 2014

Signature:

DATED:	, 2014

Signature:

Please sign exactly as your name or names appear on this proxy card. When signing as attorney, executor, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

IF YOU PLAN TO ATTEND THE MEETING, PLEASE CHECK HERE ☐
WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN AND RETURN AT ONCE.

HANCOCK BANK CORPORATE TRUST SERVICES P.O. BOX 4019 GULFPORT, MS 39502-4019

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time April 14, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time April 14, 2014. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M66527-P45975	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HANCOCK HOLDING COMPANY			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	To elect four directors to serve until the 2017 annual meeting.		☐	☐	☐
Nominees:
01) Frank E. Bertucci 02) Carl J. Chaney 03) Terence E. Hall 04) Thomas H. Olinde

The Board of Directors recommends you vote FOR the following proposal:								For	Against	Abstain

2.	To approve the Hancock Holding Company 2014 Long Term Incentive Plan.							☐	☐	☐

3.	To hold an advisory vote on the compensation of our named executive officers.							☐	☐	☐

4.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the books of the Company and its subsidiaries for 2014.							☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 15, 2014.

The Notice of Annual Meeting, Proxy Statement, Proxy Card and 2013 Annual report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M66528-P45975

HANCOCK HOLDING COMPANY

P.O. BOX 4019

GULFPORT, MS 39502

PROXY FOR 2014

ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Hancock Holding Company does hereby nominate, constitute, and appoint James B. Estabrook, Jr. and John M. Hairston, each of them, as proxies (with full power of substitution), and hereby authorizes them to vote upon all matters that may properly come before the meeting including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated below, with full power to vote all shares of Common stock of Hancock Holding Company that the undersigned is entitled to vote at the annual meeting of shareholders to be held on April 15, 2014, or any adjournments or postponements thereof.

IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS AS INDICATED FOR PROPOSAL 1, PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4, AND AS THE PROXIES DECIDE ON ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side